UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-12
PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PENN NATIONAL GAMING, INC.

# 2022

## NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PENN NATIONAL GAMING, INC.

2 PROXY REPORT - 2022
A LETTER TO OUR SHAREHOLDERS FROM THE CEO AND PRESIDENT	April 26, 2022
Dear Fellow Shareholders:
2021 was another transformative year for Penn National Gaming, as we continued our journey as North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. We generated record free cash flow in 2021 and ended the year with the strongest balance sheet in our Company’s history thanks to the hard work and dedication of our 22,000 team members, who provided best-in-class service to our guests despite the ongoing impact of COVID-19. We also continued our commitment to responsible corporate citizenship, launching a series of new environmental, social and governance (“ESG”) initiatives in support of our team members, our communities, and the planet.
Our key 2021 accomplishments include:
•	Exceeded pre-COVID FY2019 Net Income by 876% and Adjusted EBITDAR by 24%;
•	Achieved rapid growth in our Penn Interactive segment while continuing our disciplined approach to customer acquisition despite a frenzied competitive environment;
•	Launched sports betting in 10 states and iCasino in three, expanding our online sports betting operations to 11 states and iCasino operations to four states;
•
Completed our acquisition of Score Media and Gaming, Inc. (“theScore”), one of North America’s leading sports media companies, giving us another strong brand and greater control over our technology roadmap;

•	Completed our acquisition of the operations of Hollywood Casino Perryville in Maryland and opened two new casinos in Pennsylvania;
•
Completed our acquisition of HitPoint and LuckyPoint Studios to serve as the foundation of Penn Gaming Studios, our in-house content development team comprised of highly-skilled designers, artists and engineers focused on creating exclusive iCasino content for our customers;

•	Joined the S&P 500 Index, underscoring our evolution into a market leader;
•	Expanded our diversity, equity and inclusion initiatives, contributing $4M to fund STEM scholarships at historically black colleges and universities (HBCUs) in our communities; and
•	Created an Emerging Leaders development program, focusing on hourly and early career team members wanting to grow into leadership positions at Penn.
Penn’s highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by its investments in owned technology, including a state-of-the-art media and betting platform and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading mychoice® customer loyalty program, which offers its over 25 million members a unique set of rewards and experiences across business channels.
During the remainder of 2022, we will continue to execute on our differentiated strategy to drive shareholder value with additional mobile and retail sports book launches, the transition to theScore’s proprietary risk and trading platform in Canada, and the integration of the Barstool Sportsbook into theScore media app, while remaining committed to good corporate citizenship. I encourage you to read our 2021 Corporate Social Responsibility Report, released in conjunction with this proxy statement, which provides details on our rapidly-expanding ESG initiatives.
As always, I’d like to thank all our valued shareholders for your ongoing support and confidence.
Sincerely,

Jay Snowden
Chief Executive Officer, President and Director

PROXY REPORT - 2022 3
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	Tuesday, June 7, 2022 10:00 a.m. Eastern www.virtualshareholdermeeting.com/PENN2022
PROXY VOTING
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement.
To Our Shareholders:
You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Penn National Gaming, Inc., at which shareholders will vote on the following proposals:
Items of Business
1.	To elect the three Class II directors to serve until the 2025 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending December 31, 2022.
3.	To approve (on a non-binding, advisory basis) the compensation of our named executive officers.
4.	To approve our 2022 Long Term Incentive Compensation Plan (effective as of June 7, 2022).
Other business will be transacted as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Record Date
Shareholders of record of our common stock as of the close of business on April 8, 2022 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.
This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our shareholders on or about April 26, 2022.
By order of the Board of Directors,

Harper Ko
Executive Vice President, Chief Legal Officer and Secretary
Wyomissing, Pennsylvania
April 26, 2022
VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to www.proxyvote.com , available 24/7

BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions

BY MAIL Mark, sign, date and return the enclosed Proxy Card and related instructions in the postage-paid envelope

DURING THE MEETING Vote through the virtual portal at www.virtualshareholdermeeting.com/PENN2022 during the Annual Meeting
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING TO BE HELD ON JUNE 7, 2022
The accompanying proxy statement and our 2021 Annual Report are available at
pennnationalgaming.gcs-web.com
. In addition, our shareholders may access this information, as well as submit their voting instructions, at
www.proxyvote.com
 by having their proxy card and related instructions in hand.

4 PROXY REPORT - 2022

PROXY REPORT - 2022 5

6 PROXY REPORT - 2022
SPECIAL NOTE REGARDING FORWARD-
LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified using forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur.

PROXY REPORT - 2022 7
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
About the 2022 Annual Meeting of Shareholders

DATE AND TIME	LOCATION	RECORD DATE
Tuesday, June 7, 2022 10:00 a.m., Eastern Time	Live webcast accessible at: www.virtualshareholdermeeting.com/PENN2022	April 8, 2022

How to Vote
VIA THE INTERNET Go to www.proxyvote.com , available 24/7	BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions	BY MAIL Mark, sign, date and return the enclosed Proxy Card and related instructions in the postage-paid envelope	DURING THE MEETING Vote through the virtual portal at www.virtualshareholdermeeting .com/PENN2022 during the Annual Meeting
Annual Meeting Proposals
Proposal	Board Vote Recommendation	Page Reference
Proposal 1: Election of Class II Directors	FOR each Nominee	19
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	24
Proposal 3: Non-binding, Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	74
Proposal 4: Approve the 2022 Long Term Incentive Compensation Plan	FOR	75
General
The board of directors (the “Board of Directors” or “Board”) of Penn National Gaming, Inc. (“Penn National,” “Penn,” “the Company,” “we,” “us” and “our”) is soliciting proxies to be voted at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement (the “Proxy Statement”) provides the information shareholders need to know to vote by proxy or in person (virtually) at the Annual Meeting. Shareholders do not need to attend the Annual Meeting to vote. If, at the close of business on April 8, 2022, you were a shareholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or by mail. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.
The Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively online via audio webcast. You will be able to attend the virtual meeting online by visiting
www.virtualshareholdermeeting.com/PENN2022
. You also will be able to vote your shares electronically at the virtual meeting. Penn National believes that hosting a virtual meeting will enable greater shareholder attendance and

8 PROXY REPORT - 2022
PROXY STATEMENT SUMMARY
participation, particularly in light of the COVID-19 pandemic. Importantly, the virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Additional information about how to vote and participate at our virtual meeting can be found at the end of this Proxy Statement under “About the Meeting: Questions and Answers.”
Penn National is utilizing the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our shareholders a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of the proxy materials (including the proxy card (the “Proxy Card”), the Proxy Statement, and our 2021 Annual Report) on or about April 26, 2022. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Availability contained instructions on how to access the Proxy Statement and the 2021 Annual Report and how to vote online or by toll-free number. After receiving the Notice of Availability, all shareholders can access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Additionally, shareholders can access a copy of the proxy materials at
www.proxyvote.com
.
Overview of Penn National Gaming
Penn National Gaming (NASDAQ: PENN) is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. A member of the S&P 500, Penn operates 44 properties in 20 states, online sports betting in 13 jurisdictions and iCasino in five under a portfolio of well-recognized brands including Hollywood Casino®, L'Auberge®, Barstool Sportsbook® and theScore Bet®. Penn’s highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by its investments in owned technology, including a state-of-the-art media and betting platform and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading mychoice® customer loyalty program, which offers its over 25 million members a unique set of rewards and experiences across business channels. Penn is deeply committed to fostering a culture that welcomes a diverse set of customers and dedicated team members. The Company has been consistently ranked in the top two as “Employer of First Choice” over the last nine years in the Bristol Associates-Spectrum Gaming’s Executive Satisfaction Survey. In addition, as a long-standing good corporate citizen, Penn is also committed to being a trusted and valued member of its communities and a responsible steward of our finite natural resources.

PROXY REPORT - 2022 9
PROXY STATEMENT SUMMARY
2021 Performance Highlights
2021 was a transformative year for Penn National that highlighted our ability to execute our differentiated strategy spearheaded by CEO and President Jay Snowden upon his promotion to the role in January 2020. In just two years, Mr. Snowden has led Penn on a journey that transformed us from a traditional retail casino operator into a highly-innovative provider of integrated entertainment, sports content, and casino gaming experiences with multiple organic cross-selling opportunities across our powerful business verticals. Under Mr. Snowden’s leadership, the executive team is reimagining Penn National’s operational norms and product offerings, creating a more modern and efficient operating model. These efforts enabled us to achieve all-time high margins and record free cash flow in 2021 and to end the year with the strongest balance sheet in our Company’s history.

REVENUES $5,905M EXCEEDED 2020 & 2019 LEVELS	ADJUSTED EBITDAR(1) $1,994M EXCEEDED 2020 & 2019 LEVELS	2020-2021 CUMULATIVE TSR 103% COMPARED TO PEER GROUP: 56% S&P 500 INDEX: 52%

LOWEST LEASE-ADJUSTED NET LEVERAGE IN OUR HISTORY 4.1x	EXPANDED ONLINE SPORTS BETTING OPERATIONS TO 11 STATES iCASINO OPERATIONS TO 4 STATES	INCLUDED IN S&P 500 INDEX

EXPANDED RETAIL OPERATIONS TO OUR 20th STATE and opened 2 new casinos in Pennsylvania	Acquired theScore, Canada’s leading sports media brand, for greater control over our techNOLOGY roadmap	EXPANDED DE&I INITIATIVES PLEDGED $4M TO FUND STEM SCHOLARSHIPS AT HBCUs
(1)
Adjusted EBITDAR is a non-GAAP financial measure. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see the section entitled “Non-GAAP Measures” on pages 42 - 44 of our 2021 Annual Report.

In 2022, we will continue to execute on our highly differentiated strategy to organically expand our ecosystem and drive shareholder value with additional mobile and retail sports book and iCasino launches, the transition to theScore’s proprietary risk and trading platform in Canada, and the integration of the Barstool Sportsbook into theScore media app, all while remaining committed to good corporate citizenship.

10 PROXY REPORT - 2022
PROXY STATEMENT SUMMARY
Total Shareholder Return Benchmarking

(1)
Peer Group includes: Boyd Gaming Corporation, Caesars Entertainment Inc., DraftKings Inc., Electronic Arts Inc., Las Vegas Sands Corp., Lions Gate Entertainment Corp., Live Nation Entertainment, Inc., MGM Resorts International, Red Rock Resorts, Inc., Roku, Inc., Sirius XM Holdings Inc., Wynn Resorts, Ltd., and Zynga Inc.

(2)	On March 22, 2021, the Company was added to the S&P 500 Index.
Our Board of Directors
Our Board is composed of highly-experienced directors who have led, advised, and established leading organizations and institutions. Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our shareholders. Our directors have extensive backgrounds as entrepreneurs, operational and financial experts, investors, advisors, and public and nonprofit board members. We believe our Board has struck the right balance between long-term understanding of our business and fresh external perspectives, adding four new directors in the past five years, as well as to ensure diversity of backgrounds and perspectives within the boardroom. Our efforts have been recognized by two prominent organizations that have honored Penn National for the gender diversity of our Board.

PROXY REPORT - 2022 11
PROXY STATEMENT SUMMARY
Snapshot of Board Profile and Diversity

Gender

44%
Female
4
5

Board and Committee Leaders by Gender[1]

67%
Female
2
4

Race/Ethnicity[2]

22%
Ethnically Diverse
2
7

Independence

89%
Independent
1
8

Age

64yrs
Average
90
30
60

Tenure

11yrs
Average
15
5
10

(1)
Penn National’s Board and Committee leaders are: (i) Jane Scaccetti (Audit Committee Chair); (ii) Barbara Shattuck Kohn (Compensation Committee Chair); (iii) Marla Kaplowitz (Nominating and Corporate Governance Committee Chair); (iv) Thomas Auriemma (Compliance Committee Chair); (v) Barbara Shattuck Kohn (Lead Independent Director); and (vi) David Handler (Board Chair). Each of these Board and Committee leaders are independent directors except for Mr. Auriemma who serves as an independent non-director member of the Compliance Committee. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.

(2)	As self-identified in the Board Diversity Matrix below.
Board Diversity Matrix (As of March 1, 2022)
Gender:	Female	Male
Directors	4	5
Number of directors who identify in any of the categories below:
African American or Black	1	0
Asian	1	0
Hispanic or Latinx	1	0
White	3	5
Two or More Races or Ethnicities	2	0
LGBTQ+	1
Directors who are Military Veterans	3
In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board, including service in the U.S. military. We are proud to report that of our nine current directors, three are also military veterans.

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PROXY STATEMENT SUMMARY
Board and Committee Membership
	Age (1)	Independent	Audit	Compensation	Nominating and Governance	Compliance (2)	# Of Other Public Company Boards
Vimla Black-Gupta	52	Y					0
David Handler	57	Y					0
John Jacquemin	75	Y					0
Marla Kaplowitz	56	Y					0
Ronald Naples	76	Y					0
Saul Reibstein	73	Y					1
Jane Scaccetti	68	Y					0
Jay Snowden (3)	46						0
Barbara Shattuck Kohn	71	Y					1
= Member	= Chair	= Financial Expert
(1)	As of April 26, 2022.
(2)
The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.

(3)	Mr. Snowden serves as our Chief Executive Officer and President.

PROXY REPORT - 2022 13
PROXY STATEMENT SUMMARY
Qualifications, Skills and Experience
Penn National’s Board believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. The table below summarizes the desirable types of qualifications, expertise and attributes possessed by one or more of Penn National’s directors because of their particular relevance to the Company’s business and structure, but does not encompass all qualifications, expertise and attributes of Penn National’s directors. These factors were considered by the Nominating and Corporate Governance Committee and the Board in connection with this year’s director nomination process.

| | | |
|---|---|---|
| **Industry and Business:** | Experience as executives, directors or in other leadership positions in areas relevant to Penn National's business, including gaming, hospitality or media industries. | 7 |
| **Technology and Digital:** | Experience working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and further develop Penn National's differentiated strategy. | 4 |
| **Sales and Marketing:** | Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation. | 7 |
| **Financial:** | Experience resulting in proficiency in capital markets, complex financial management, capital allocation, accounting, tax, and financial reporting processes. | 7 |
| **Strategic Planning and M&A:** | Experience developing and executing long-term strategic plans to encourage innovation and growth, including growth through acquisitions and other business combinations, with the ability to assess "build or buy" decisions, analyze the fit of a target with a company's strategy and culture, accurately value transactions, and evaluate operational integration plans. | 7 |
| **Human Resources and Talent Management:** | Experience with oversight of executive compensation, succession planning, or employee engagement. | 6 |
| **Risk Management:** | Experience assessing and mitigating significant competitive, regulatory, and technological risks across an enterprise. | 7 |

14 PROXY REPORT - 2022
PROXY STATEMENT SUMMARY
Corporate Governance Highlights
We are committed to sustainable corporate governance practices that promote long-term value creation, transparency and accountability to our shareholders. Below are the highlights of our corporate governance practices.
CORPORATE GOVERNANCE BEST PRACTICES

YES	• One Class of Common Stock with Equal Voting Rights
• Board and Committee Composition
• Separate Chair and Chief Executive Officer
• Independent Non-Executive Chair
• Fully Independent Committees
• All Audit Committee Members are Financial Experts
• Compliance Committee with Broad Authority, Comprised of Independent Directors and Non-Director Compliance Professional
• Regular Executive Sessions of Independent Directors
• Regular Board and Committee Self-Evaluations
• Systemic Risk Oversight by Board and Committees
• Environmental, Social and Governance Oversight by Board and Committees
• Cybersecurity Oversight by Board and Audit Committee
• Strong Investor Outreach Program
• Strong Compensation Alignment
• Robust Stock Ownership Requirements for Directors and Officers
• Robust Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies
• Clawback Policy
• “Double-Trigger” for Change in Control Severance Payments
• One-Year Minimum Vesting Period on Equity Grants
• Anonymous Whistle-Blower Hotline

NO	• Poison Pill
• Excise Tax Gross-Up Provisions
• Repricing of Underwater Options or Share Appreciation Rights
• Supermajority Voting Requirements in Bylaws
Shareholder Outreach and Engagement
Shareholder engagement is vital to the achievement of our strategic and business objects and to our ongoing review of our corporate governance, environmental sustainability, social responsibility, and executive compensation programs and practices. We regularly communicate with our investors on matters relating to our business, strategy and performance, corporate governance, board composition and structure, executive compensation program and corporate responsibility and sustainability initiatives.

PROXY REPORT - 2022 15
PROXY STATEMENT SUMMARY
In 2021, we contacted representatives of shareholders representing holders of approximately 59% of our then outstanding shares of common stock. Our Board Chair and Chair of our Compensation Committee and Lead Independent Director, who was also Chair of our Nominating and Corporate Governance Committee at the time, together with senior management engaged shareholders representing approximately 38% of our then outstanding shares of common stock.

We also regularly communicate with shareholders through a number of routine forums, including:
• Quarterly Earnings Presentations; • SEC Filings; • The Annual Report and Proxy Statement;	• The Annual Meeting of Shareholders; • Investor Meetings, Conferences and Web Communications; and • Our customary periodic engagement outreach program.
We relay shareholder feedback and trends on corporate governance, environmental sustainability, social responsibility, and executive compensation developments to our Board and its committees and work with them to enhance our practices and improve our disclosures.
Environmental Sustainability, Social Responsibility and Corporate Governance Highlights

• 80% of our properties have completed energy efficient lighting upgrades
• Reduced annual kWh consumption by 10%, equaling 45,000 tons of greenhouse gas elimination
• 25% of our properties have EV charging stations, with an additional 34% planned within next 12 months
• Eliminated 7 tons of plastic from our hotels by converting to bulk amenity dispensers in 75% of our hotels
• Continuing to prioritize sustainable food production and supply chains through fair trade, hormone-free and reduced-antibiotic F&B procurement

• Created $1 million annual Diversity Scholarship Fund for dependents of Penn National team members
• Created a STEM Diversity Scholarship Fund in partnership with HBCUs in states in which we operate
• Created an Emerging Leaders Development Program, focused on hourly and early career team members wanting to grow into leadership positions at Penn
• Increased presence and sponsorship of minority business networking events
• Contributed more than $7 million to fund COVID-19 and hurricane relief efforts, in addition to supporting worthwhile charities and civic organizations in the communities where we operate

• Appointed Ms. Black-Gupta as an independent director
• Honored by two prominent organizations for the gender diversity of our Board
• Refreshed Board Committee Assignments
• Established ESG oversight by our Nominating and Corporate Governance Committee and published our first Corporate Social Responsibility Report

You can read more about the many ways we are continuing to care for our people, our communities and the planet in our 2021 Corporate Social Responsibility Report on our website at
www.pngaming.com/community/corporate-responsibility
. Our 2020 EEO-1 survey data is available at
https://www.pngaming.com/careers/diversity-inclusion-belonging/data
. This information is provided for convenience only and the 2021 Corporate Social Responsibility Report, the EEO-1 survey data, and the website references throughout this Proxy Statement are not incorporated by reference in, and do not form a part of, this Proxy Statement.

16 PROXY REPORT - 2022
PROXY STATEMENT SUMMARY
Executive Compensation Components
The following is an overview of the primary components of our executive compensation program.
		Element	Form	Description and Objective
		Base Salary	Fixed Cash
• Attracts, motivates, retains and rewards high-performing executives
• Provides competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications

At-Risk or Performance -Based Compensation		Short-Term Incentive Plan	Performance-Based Cash	• Promotes short-term business objectives aligned to support our long-term growth strategy • Incentivizes executives to enhance margins
	50%	Long-Term Incentive Program	Performance-Based Common Stock
• Performance-based common stock that vests over a three-year performance period
• Promotes long-term value creation and growth strategies
• Aligns performance with the advancement of the Company’s long-term strategy
• Promotes retention, motivates performance and encourages long-term stock ownership

	50%		Stock Options
• Non-qualified stock options that vest 25% per year over a four-year period
• Promotes long-term value creation and growth strategies
• Aligns interests of executives with those of shareholders by encouraging maximization of shareholder value
• Promotes retention, motivates performance and encourages long-term stock ownership

PROXY REPORT - 2022 17
PROXY STATEMENT SUMMARY
Alignment of Pay with Performance
Our program is aligned with long-term shareholder returns, with a significant portion of our executive compensation at risk. In 2021, 87.5% of our Chief Executive Officer’s total target compensation and 77.3% (on average) of our other Named Executive Officers’ total target compensation was variable and at risk, subject to achievement of pre-set performance goals or was tied to our long-term stock price performance.

(1)
The CEO’s total compensation excludes his supplemental performance-based equity award. For additional information regarding Mr. Snowden’s supplemental performance-based equity award, see “CEO Supplemental Performance-Based Equity Award” below in the Compensation Discussion and Analysis section of this Proxy Statement.

The COVID-19 pandemic continued to have a significant impact on our operations through 2021, making it challenging to set reliable financial and long-term performance targets. At the start of 2021, many of our retail casino locations continued to be closed or operated at a reduced capacity due to COVID-19 safety measures. We were also just at the initial stages of deploying our interactive product offerings, and the pandemic’s impact on our efforts remained uncertain. These circumstances made it challenging to forecast reliable long-term performance goals. To align our customary focus on operational efficiency with our differentiated strategy of delivering integrated entertainment, sports content, and casino gaming experiences, in 2021, the Compensation Committee approved the following performance goals, applicable to our annual incentive program and the 2021 portion of the long term incentive program: (i) Adjusted EBITDAR margin improvement in 2021 as compared to 2019; and (ii) online sports betting and/or iCasino platforms in operation as of December 31, 2021. These two metrics were the best indicators of our short-term tactical success and future ability to create long-term shareholder value, incentivizing the executive team to make progress on key strategic priorities for our success.
Performance Metric	Weighting	Alignment with Long-Term Value Creation
Adjusted EBITDAR margin improvement in 2021 as compared to 2019
• Encouraged innovative improvements to operating efficiency, thoughtful expense management, and profitability to enable future growth investments
• Supported our ability to invest in future growth of our Interactive segment that is strategically important for our long-term success and shareholder value creation

Online sports betting and/or iCasino platforms in operation as of year end
• Designed to accelerate scale of our Interactive segment by incentivizing infrastructure growth and deployment of our online sports betting and/or iCasino platforms in operation
• Increased scale of our Interactive segment needed to support future growth that is at the core of our highly-differentiated organic cross-selling strategy and our ability to generate near- and long-term returns for our shareholders

We delivered financial and operational results in 2021. We leveraged the strong recovery of our land-based operations to drive 655 basis points of Adjusted EBITDAR margin improvement versus fiscal 2019, while also achieving record Adjusted EBITDAR and record free cash flow, and we ended the year with the lowest lease-adjusted net leverage in the Company’s history. Additionally, we scaled our Interactive segment with

18 PROXY REPORT - 2022
PROXY STATEMENT SUMMARY
15 online platforms operational across 11 states at year end, which is a testament to the team’s ability to build the Interactive segment capacity rapidly with a more than 5.6x increase in the Interactive division headcount, exclusive of theScore acquisition, despite the challenging talent market environment. These record performance results exceeded the stretch goals under our annual incentive program and the performance-based long-term incentives for 2021.
Executive Compensation Summary
The table below summarizes the total regular annual compensation awarded to each named executive officer with respect to 2021. See pages 42 through 72 of this Proxy Statement for further detail.
	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jay Snowden Chief Executive Officer and President	1,786,154	-	4,362,212	4,050,022	6,750,000	246,476	17,194,864(1)
Felicia Hendrix Executive Vice President and Chief Financial Officer	537,500	375,000(2)	518,491	779,989	975,000	45,987	3,231,967
Todd George Executive Vice President, Operations	722,404	-	1,589,576	870,014	1,087,500	64,061	4,333,555
Harper Ko Executive Vice President, Chief Legal Officer and Secretary	557,308	-	487,543	690,011	862,500	187,676	2,785,038
(1)
Mr. Snowden’s total compensation excludes his supplemental performance-based equity award. The supplemental award was designed based on shareholder input to incentivize Mr. Snowden to continue achieving transformational growth and creating long-term value for Penn National shareholders with vesting contingent upon achieving absolute stock price milestones and relative total shareholder return milestones. The award had an aggregate grant date fair value as computed in accordance with ASC 718 of $48,692,350. For additional information regarding Mr. Snowden’s supplemental performance-based equity award, see “CEO Supplemental Performance-Based Equity Award” below in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)	Sign-on bonus received in 2021.
Positive Say-On-Pay Results
Over 88% of the votes cast on our 2021 say-on-pay proposal were voted in support of our named executive officer compensation program and policy.

PROXY REPORT - 2022 19

PROPOSAL 1:
ELECTION
OF CLASS II
DIRECTORS
Introduction
Our Board of Directors currently consists of nine members: David Handler (Chair), Vimla Black-Gupta, John Jacquemin, Marla Kaplowitz, Ronald Naples, Saul Reibstein, Jane Scaccetti, Barbara Shattuck Kohn and Jay Snowden. The directors are organized into three classes, with each class elected to serve a three-year term.
At the Annual Meeting, shareholders will be asked to elect each of the three Class II directors to serve until the annual meeting of shareholders of the Company to be held in 2025 and until their respective successors are duly elected and qualified. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Barbara Shattuck Kohn, Ronald Naples, and Saul Reibstein to serve as the Class II directors. Each of the nominated persons currently serves as a member of the Board of Directors and has consented to being named in this Proxy Statement and to serve as a Class II director, if elected.
We believe that each of our Class II director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Corporate Governance Matters—Director Candidate Qualification and Selection Process.”
Vote Required
Under our bylaws, the three nominees for Class II director receiving the highest number of votes cast will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS II DIRECTOR NOMINEE: (I) Barbara Shattuck Kohn; (II) Ronald Naples; and (III) Saul Reibstein.
Class II Director Nominees
Below is the biographical information about the director nominees, including the specific experience, qualifications, attributes and skills that led to our Board of Directors and Nominating and Corporate Governance Committee to conclude that each should be nominated to serve as a director.
Barbara Shattuck Kohn Class II Director (Independent) Age: 71 Director Since: 2004
Business Experience:
Ms. Kohn serves as a director of Fluent, Inc. (NASDAQ: FLNT), an advertising and marketing services company. Ms. Kohn also serves as a director of Emblem Health, one of the nation’s largest nonprofit health plans. She has previously served as a director of Computer Task Group and a division of Sunlife Financial Corporation. Prior to her retirement, Ms. Kohn was a Principal at Hammond Hanlon Camp LLC, a strategic advisory and investment banking firm from 2012 to 2018, joining from Morgan Keegan – Raymond James, where she served as a Managing Director of it and several of its predecessor entities, including Shattuck Hammond Partners, an investment banking firm Ms. Kohn co-founded in 1993, as well as a principal at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she also co-founded, and as a Vice President of Goldman, Sachs & Co. Ms. Kohn was named to Women Inc.’s list of “2019 Most Influential Corporate Directors.”

Other Public Company Boards Fluent, Inc.
Ms. Kohn has substantial experience in investment banking, capital markets and project finance. Further, she possesses the experience, financial sophistication and financial statement expertise necessary to evaluate potential acquisition and financing opportunities for the Company. This financial background is ideally suited for Ms. Kohn’s service on the Audit and Compensation Committees, and her reputation, integrity, judgment and proven leadership ability meets both the Board’s high standards and the rigorous requirements of the various regulatory agencies with jurisdiction over the Company.

Ronald Naples Class II Director (Independent) Age: 76 Director Since: 2013
Business Experience:
Mr. Naples serves as a director of Glenmede Trust Company and the Philadelphia Contributionship. Mr. Naples served as Board Chair of the Pennsylvania Stimulus Oversight Commission and Chief Accountability Officer for the Commonwealth of Pennsylvania, having been appointed to that position by the Governor of Pennsylvania, from April 2009 until February 2011. From 1997 until May 2009, Mr. Naples was the Board Chair of Quaker Chemical Corporation (NYSE: KWR), a public specialty chemical company serving the metalworking and manufacturing industries worldwide, and he served as Quaker’s Chief Executive Officer from 1995 to 2008. Previously, Mr. Naples was Board Chair and Chief Executive Officer of Hunt Manufacturing Company, a public company, from 1981 to 1995. From 2000 to 2021, he served on the board of Glatfelter Corporation (NYSE:GLT), a leading global supplier of engineered materials. He also served as Chair of the Federal Reserve Bank of Philadelphia. Mr. Naples received a B.S. degree from the United States Military Academy at West Point, an A.M. degree from the Fletcher School at Tufts University, and an M.B.A. from Harvard Business School. He also had a distinguished career in the U.S Army before retiring at the rank of Captain in 1971.

Other Public Company Boards: None.
Mr. Naples possesses both significant business experience as a chief executive officer and director of large, publicly traded corporations and significant government and regulatory experience as Chair of the Pennsylvania Stimulus Oversight Commission, Chief Accountability Officer for the Commonwealth of Pennsylvania and as Chair of the Federal Reserve Bank of Philadelphia. Mr. Naples’ impressive educational background and distinguished military career as well as his reputation, integrity, judgment and proven leadership ability meets both the Board’s high standards and the rigorous requirements of the various regulatory agencies with jurisdiction over the Company. In addition, Mr. Naples’ military-leadership and regulated-company experience is invaluable in the context of his service on the Compliance Committee.

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Class II Director Nominees
Saul Reibstein Class II Director (Independent) Age: 73 Director Since: 2018 (and previously a director from 2011 to 2014)
Business Experience:
Mr. Reibstein served on Penn National’s Board of Directors and was Chair of the Audit Committee from June 2011 until his appointment as Senior Vice President and Chief Financial Officer in November 2013. Mr. Reibstein retired as Penn National’s Executive Vice President, Chief Financial Officer and Treasurer on December 31, 2016 and was employed by the Company as an executive advisor from January 1, 2017 through December 31, 2017. From 2004 until joining the Company as an executive, Mr. Reibstein served as a member of the senior management team of CBIZ, Inc. (NYSE: CBIZ). Mr. Reibstein has over 40 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm. In addition, since July 2010, Mr. Reibstein has served as a member of the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), a sensor manufacturer, where he is Chair of the Audit Committee and a member of both of its Compensation and Nominating and Corporate Governance Committees. Mr. Reibstein is a licensed CPA in Pennsylvania.

Other Public Company Boards: Vishay Precision Group, Inc.
Mr. Reibstein brings to our Board and our Audit and Compensation Committees extensive familiarity with the Company and the gaming industry, having previously served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, as well as accounting, finance, risk management and strategic management expertise for both public and private companies including in the gaming industry.

Continuing Directors
David Handler Class I Director (Independent) Age: 57 Director Since: 1994
Business Experience:
Mr. Handler has served as Penn National’s Board Chair since June 2019 and as a director since 1994. In August 2008, Mr. Handler joined Centerview Partners as a Partner. Centerview Partners is an independent financial advisory and private equity firm. From April 2006 to August 2008, he was a Managing Director at UBS Investment Bank.

Other Public Company Boards: None.
Mr. Handler has considerable investment banking and capital markets experience, which includes a focus on mergers and acquisitions and other significant transactions (including many in the technology space), which compliments his long-term exposure to the gaming industry. Mr. Handler’s background has been an invaluable asset to the Company over the years, particularly in connection with evaluating potential acquisitions and financing opportunities.

John Jacquemin Class I Director (Independent) Age: 75 Director Since: 1995
Business Experience:
Mr. Jacquemin is President of Mooring Financial Corporation, a group of financial services companies founded by Mr. Jacquemin in 1982 that specializes in the purchase and administration of commercial loan portfolios.

Other Public Company Boards: None.
Mr. Jacquemin has significant experience with private equity funds specializing in restructurings, workouts and the valuation of distressed debt. The nature of these investments requires a sophisticated understanding of financial statements to enable the identification of growth opportunities in troubled companies, as well as valuation expertise. This experience brings unique perspective to the Board and is enhanced by Mr. Jacquemin’s financial sophistication and financial statement expertise and long-term exposure to the gaming industry.

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Continuing Directors
Vimla Black-Gupta Class III Director (Independent) Age: 52 Director Since: 2021
Business Experience:
Ms. Black-Gupta serves as the President of OURSELF, a skin care biotech startup. She previously served as the Global Chief Marketing Officer of Equinox Fitness Clubs, where she oversaw marketing strategy development and execution on behalf of Equinox and its growing portfolio of 100 global fitness club locations and the Equinox Hotel. Prior to Equinox, Ms. Black-Gupta served as the Senior Vice President of Global Marketing of Bobbi Brown Cosmetics at Estee Lauder where she managed, led and created their product, consumer and digital marketing strategy. Ms. Black-Gupta has also held Executive Global Marketing leadership roles at Procter and Gamble and the Gillette Companies.

Other Public Company Boards: None
Ms. Black-Gupta brings extensive marketing, strategy, media, and digital transformation experience to the Board, which is invaluable in the context of the Company’s strategy of organically cross-selling entertainment, sports content, and casino gaming experiences.

Marla Kaplowitz Class III Director (Independent) Age: 56 Director Since: 2020
Business Experience:
Since 2017, Ms. Kaplowitz has served as President and Chief Executive Officer of the American Association of Advertising Agencies (4A’s), a trade association serving more than 600 member agencies throughout the United States. From 2011 to 2017, Ms. Kaplowitz served as Chief Executive Officer of North America of MEC Global (now Wavemaker Global), a global media agency. Ms. Kaplowitz also spent 12 years at MediaVest, where she led Procter & Gamble’s communications planning for North America and worked with brands including Avon, Denny’s, Heineken and Norelco. She began her career at DMB&B and later joined Ammirati Puris Lintas, where she managed the agency’s Labatt, Nickelodeon Networks, and Unilever accounts.

Other Public Company Boards: None
Ms. Kaplowitz brings significant marketing, media, and digital transformation expertise to the Board as President and Chief Executive Officer of the American Association of Advertising Agencies (4A’s) and other senior management positions, which is invaluable in the context of the Company’s strategy of organically cross-selling entertainment, sports content, and casino gaming experiences.

Jane Scaccetti Class III Director (Independent) Age: 68 Director Since: 2015
Business Experience:
Ms. Scaccetti is the former Chief Executive Officer of Drucker & Scaccetti, P.C., a public accounting and business advisory firm, of which she had been a principal from 1990 to 2021, and she now serves as Firm Ambassador. Ms. Scaccetti serves as Chair of the Board of Directors of Mathematica Policy Research, Inc. and as a trustee of Temple University. In addition, Ms. Scaccetti was a director and audit committee chair of Myers Industries, Inc. (NYSE: MYE) from 2016 until 2021, The Pep Boys – Manny, Moe & Jack from 2002 until 2016 (formerly NYSE: PBY), and of Nutrition Management Services Company from 1992 until 2010. Ms. Scaccetti was named to Women Inc.’s list of “2019 Most Influential Corporate Directors.”

Other Public Company Boards: None.
Ms. Scaccetti brings financial expertise as a practicing CPA since 1977, as well as her management expertise as chief executive officer of a public accounting and business advisory firm and as a director of other publicly traded companies. Her experience brings unique perspective to the Board, and the Board is enhanced by Ms. Scaccetti’s financial sophistication and expertise.

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Continuing Directors
Jay Snowden Class III Director (Executive Director) Age: 46 Director Since: 2019
Business Experience:
In August 2019, the Board appointed Mr. Snowden as a Board member. Effective January 1, 2020, Mr. Snowden became the Company’s Chief Executive Officer and President after serving as its President and Chief Operating Officer since March 2017, and since joining the Company in October 2011 as Senior Vice President-Regional Operations. Prior to joining the Company, Mr. Snowden was the Senior Vice President and General Manager of Caesars and Harrah’s in Atlantic City, and prior to that, held various leadership positions with them in St. Louis, San Diego and Las Vegas.

Other Public Company Boards: None
Mr. Snowden brings well-established gaming, hospitality and interactive gaming, sports betting, and entertainment experience to our Board of Directors based on his extensive experience in the rapidly evolving gaming industry. Given his achievements in leading the Company as Chief Operating Officer and President and now as Chief Executive Officer and President, he has unique perspectives and experience related to the strategic direction of the Company and the broader gaming industry.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed the accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Action by shareholders is not required by law, the current Listing Rules of the NASDAQ Stock Market (the “NASDAQ Rules”) or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our Board of Directors for ratification as a matter of good corporate governance to give our shareholders a voice in the designation of auditors. If the appointment is not ratified by our shareholders, our Board of Directors will further consider its choice of Deloitte as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. Deloitte has served as our independent registered public accounting firm since 2017 and is considered by our management to be well-qualified. Deloitte has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.
For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below. A representative of Deloitte will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Evaluation of Independent Registered Public Accounting Firm
Prior to selecting Deloitte for the fiscal year ending December 31, 2022, the Audit Committee evaluated Deloitte’s performance with respect to fiscal year 2021. In conducting this annual evaluation, the Audit Committee considered management’s assessment of Deloitte’s performance in areas such as: (i) independence; (ii) the quality and the efficiency of the services provided, including audit planning and coordination; (iii) the adequacy of information provided on accounting issues, auditing issues and regulatory developments; (iv) the quality and effectiveness of communications with the Audit Committee and management, including the ability to meet deadlines and respond quickly; (v) reports of the Public Company Accounting Oversight Board and other available data regarding the quality of work performed by Deloitte; and (vi) the geographic reach and expertise of Deloitte in terms of quantity, quality and location of staff.
The Audit Committee also considered Deloitte’s tenure, the relative costs, benefits, challenges, overall advisability and potential impact on the Company of changing auditors and the reasonableness of Deloitte’s historical and proposed billable rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner every five years, the Audit Committee and its chair will continue to be involved in the selection of Deloitte’s new lead engagement partner. A new lead engagement partner began a five-year rotation during this fiscal year ending December 31, 2022. The members of the Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent external auditor is in the best interests of us and our shareholders.
Vote Required
The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. As a result, for purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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CORPORATE GOVERNANCE MATTERS
Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, the NASDAQ Rules and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board. To maximize shareholder value, the Board strives to maintain a governance environment where: (i) entrepreneurship and prudent risk taking are encouraged, with a focus on both long- and short-term value creation; (ii) shareholder perspectives are understood and long-term relationships with shareholders are fostered through frequent, candid and comprehensive engagement with and disclosure to the Company’s shareholders and the investment community; (iii) integrity and accountability are integrated into the Company’s management philosophy and operations; and (iv) the Company is able to attract, develop and retain industry-leading executive talent to manage the Company’s increasingly complex operations.
The Board regularly evaluates the governance environment to enable the Company to respond appropriately to changes, practices and market conditions, as well as suggestions from shareholders and other stakeholders, all in a manner that we believe will continue the Company’s long-term record of increasing shareholder value. Notable features of our corporate governance framework include the following:
WHAT WE DO	WHAT WE DON’T DO
89% Independent Directors. Eight of our nine directors standing for election have been determined by us to be “independent” as defined by the NASDAQ Rules.	No Poison Pill or Shareholder Rights Plan. We do not have a “poison pill” or shareholder rights plan.
Independent Chair. Our Board Chair is an independent director.
No Significant Related Party Transactions. We do not currently have any significant related party transactions. In addition, no immediate family relationships exist between any of our directors or executive officers and any of our other directors or executive officers.

Regular Board and Committee Self-Evaluations. The Board of Directors and each committee regularly conduct a comprehensive self-evaluation process.
No Option Trading or Short Selling of Our Securities. Our insider trading policy prohibits our directors and officers from trading in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short”.

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, Nominating and Corporate Governance, and Compliance Committees monitor and address risks within the scope of their expertise or charter.
No Hedging of Our Securities. Our insider trading policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.
Entirely Independent Committees. All the members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent.
No Pledging of Our Securities. Our insider trading policy prohibits our directors and officers from purchasing our securities on margin or pledging our securities as collateral for margin or other loans.

Audit Committee Financial Experts. All the members of our Audit Committee qualify as an “audit committee financial expert” as defined by the SEC.
Stock Ownership Guidelines for Directors. Our stock ownership guidelines require that each of our directors accumulate a holding of shares having a value of 5x the value of the annual retainer amount.

Stock Ownership Guidelines for Executives. Our stock ownership guidelines require our CEO to accumulate a holding of shares equal to 6x his annual base salary, and our other executives to accumulate a holding of shares equal to 3x their respective annual base salaries.

Shareholder Outreach. The Company has a long-standing practice of detailed, frequent communication and discussion with shareholders.

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CORPORATE GOVERNANCE MATTERS
Corporate Governance Highlights
We are committed to maintaining high standards of corporate governance, which we believe promotes long-term value creation, transparency and accountability to our shareholders. Because corporate governance practices evolve over time, based on our ongoing evaluation of best practices and investor feedback on our governance practices, we have made a number of recent governance and disclosure enhancements.

•
Appointed Ms. Black-Gupta, a highly-qualified independent director with extensive marketing, strategy, media, and digital transformation experience, to support our strategy of offering integrated entertainment, sports content, and casino gaming experiences
•
Appointed Ms. Kaplowitz, a highly-qualified independent director with significant marketing, media, and digital transformation expertise, to support our strategy of offering integrated entertainment, sports content, and casino gaming experiences

•	Amended stock ownership guidelines for our executive officers to increase holding requirements from 5x to 6x base salary for the CEO and to align all other officers at 3x base salary	•
Added ESG oversight to the responsibilities of the Nominating and Corporate Governance Committee, which includes environmental and sustainability initiatives, social responsibility, the Company’s culture, talent strategy, and diversity, equity, and inclusion initiatives

•
Refreshed the composition of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees and appointed a new chair of the Nominating and Corporate Governance Committee – all committees have separate, independent Committee chairs
		•	Formed the Penn National ESG Committee, which reports directly to our CEO, as well as the Nominating and Corporate Governance Committee and the Board
•	The chairs of Audit, Compensation and Nominating and Corporate Governance Committee, and our Lead Independent Director are all female	•
Formed the Penn National Diversity Committee, under the executive sponsorship of our CEO, comprised of senior management as well as team members around the country and at varying levels in the organization

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CORPORATE GOVERNANCE MATTERS
Corporate Governance Documents
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) that are intended to provide a structure within which our Board and management can effectively pursue the Company’s objectives for the benefit of its shareholders and other constituencies. The Corporate Governance Guidelines include policies and procedures relating to, among other items, the role, structure and composition of the Board; Board procedures and leadership; risk oversight; use of outside consultants; and conflicts of interest. The Board and the Nominating and Corporate Governance Committee regularly consider the efficacy of these policies.

Code of Business Conduct
The Board has adopted and regularly reviews the Company’s Code of Business Conduct (the “Code of Conduct”), which applies to all directors and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is designed to, among other things, promote ethical behavior, deter wrongdoing, address potential conflicts of interest, and encourage full and accurate reporting in the Company’s filings with the SEC and compliance with applicable laws. The Code of Conduct also provides for a 24-hour hotline that any employee, patron, vendor or other third party can use to report, anonymously if they so choose, any suspected fraud, financial impropriety or other alleged wrongdoing. These reports are promptly investigated and receive the highest level of management attention, with particular focus from the Company’s Chief Compliance Officer; Vice President, Internal Audit; Chief Legal Officer and Senior Vice President, Chief Human Resources Officer, as appropriate. Subsequently, senior management provides investigation summaries to the Compliance Committee and the Audit Committee.

Where to Find our Corporate Governance Documents
You are encouraged to visit our website at www.pngaming.com/about-us to view or obtain copies of our Corporate Governance Guidelines, committee charters and Code of Business Conduct. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters and Code of Business Conduct by directing your request in writing to Secretary, Penn National Gaming, Inc., 825 Berkshire Boulevard, Wyomissing, PA 19610. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

Director Independence
The Board has determined that all the directors, other than Mr. Snowden, are independent under the NASDAQ Rules. Notably, the Board’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised exclusively of independent directors. The independent Board directors typically meet several times per year in executive session.
Board and Committee Evaluation Process
Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board of Directors. It is important to take stock of Board, committee and director performance and to solicit and act upon feedback received from each member of our Board of Directors. To this end, the Board of Directors and each committee regularly conduct a comprehensive self-evaluation process overseen by the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE MATTERS
Board and Committee Evaluations: A Multi-Step Process
Questionnaires:
The Nominating and Corporate Governance Committee prepares and approves written questionnaires focusing on the performance of the Board and each of its committees. Each director completes his or her applicable written questionnaire(s).

Discussion of Results:
The chair of the Nominating and Corporate Governance Committee reviews the responses with the full Board and each committee chair. Each committee chair then reviews the committee responses with their committee.

Use of Feedback:
The Nominating and Corporate Governance Committee makes recommendations to the Board as may be appropriate following consideration of the results of each evaluation. The Board and each of its committees develop plans to take actions based on the results, as appropriate.

Ongoing Feedback Incorporated: Directors provide ongoing, real-time feedback outside of the regular evaluation process.
Director Candidate Qualification and Selection Process
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Nominating and Corporate Governance Committee will also consider recommendations of nominees for directors by shareholders (for information relating to the nominations of directors by our shareholders, please see “Director Nominations by Shareholders” on page 84). In addition, the Nominating and Corporate Governance Committee has authority to engage a search firm to assist in the identification of director candidates, to approve the search firm fees (which are paid by the Company) and other retention terms, and to obtain advice and assistance from internal and external legal, accounting or other advisors. In selecting nominees for director, the Nominating and Corporate Governance Committee considers a number of factors, including, but not limited to:
•	a candidate’s ability to effectively represent the interests of the shareholders;
•
whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or a similar position);

•
a candidate’s ability to meet the suitability standards set forth in the Company’s bylaws, as well as the rigorous suitability, investigation and filing requirements of the relevant regulatory agencies in each of the numerous jurisdictions where the Company operates;

•	a candidate’s background and diversity of experience, skill set, independence from management and freedom from potential conflicts of interest with the Company;
•	a candidate’s financial literacy, including whether the candidate can meet the audit committee membership standards set forth in the NASDAQ Rules and SEC rules;
•	whether a candidate is recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;
•	a candidate’s ability to work constructively with the Company’s management and other directors; and
•	a candidate’s capacity, taking into consideration the number of other boards on which the candidate serves, to dedicate sufficient time and energy to his or her board and committee duties.

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CORPORATE GOVERNANCE MATTERS
During the process of considering a potential nominee, the Nominating and Corporate Governance Committee and its delegates generally request extensive additional information about, and conduct interviews with, the potential nominee. The information expected to be provided includes detailed financial and personal history customarily required by the Company’s gaming regulators. In addition, the Nominating and Corporate Governance Committee will also request that the candidate submit to an investigation overseen by the Chief Compliance Officer to evaluate whether the candidate is suitable to serve on the Board of a highly-regulated, multi-jurisdictional company subject to gaming regulatory oversight.
Board Leadership
David Handler, who is an independent director, has served as our Board Chair since June 12, 2019. Mr. Handler joined our Board in 1994 and is a partner at Centerview Partners, an independent financial advisory and private equity firm. The Board believes that Mr. Handler is best suited to serve as our Board Chair because of his considerable investment banking and capital markets experience, which includes a focus on mergers and acquisitions and other significant transactions (including many in the technology space), which compliments his long-term exposure to the gaming industry. Mr. Handler’s background has been an invaluable asset to the Company over the years, particularly in connection with evaluating potential acquisitions and financing opportunities.
The roles of our Board Chair and Chief Executive Officer have been split for over seven years. Our Chief Executive Officer is responsible for the general management and operation of the business, providing guidance and oversight to senior management and formulating the strategic direction of the Company. The Board Chair is responsible for the content, quality and timeliness of information provided to our Board and consults with our Board and Chief Executive Officer regarding oversight of our business affairs.
In addition, the Board has appointed Barbara Shattuck Kohn as its Lead Independent Director to, among other things, facilitate communication between management and the independent directors. The responsibilities of the Lead Independent Director include:
•	consulting with the Board Chair regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting;
•	scheduling, setting the agenda for and serving as chair of meetings of independent directors;
•	serving as principal liaison between the independent directors and the Board Chair and between the independent directors and senior management;
•	presiding at all meetings of the Board at which the Board Chair is not present, including executive sessions of the independent directors; and
•	in the event of the death, incapacity, resignation or removal of the Board Chair, serving as the acting Board Chair until a new Board Chair is selected.
2021 Board and Committee Meetings
Each member of the Board contributes a substantial amount of time and effort to serve as a Board and Committee member. During 2021:
•	the Board held sixteen formal meetings;
•	the Audit Committee held five formal meetings;
•	the Compensation Committee held eight formal meetings;
•	the Nominating and Corporate Governance Committee held two formal meetings; and
•	the Compliance Committee held five formal meetings.
In addition to the Board and Committee meetings set forth above, our Board of Directors and its committees acted by written consent from time to time as appropriate. Further, Board members are encouraged to, and regularly do, engage in informal discussions with each other and members of management, and they are provided periodic management reports and updates. The independent directors meet periodically in executive session.

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CORPORATE GOVERNANCE MATTERS
During the year ended December 31, 2021, each of the Company’s directors attended at least 75% of the meetings of the Board and committees of the Board of which he or she was a member. The Company encourages directors to attend shareholder meetings. Each of the Company’s directors attended the 2021 Annual Meeting of Shareholders.
Committees of the Board
The Board maintains four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance Committee. The specific duties and operation of each committee are described in more detail below. The Board has determined that each director serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent under the NASDAQ Rules and the applicable rules and regulations of the SEC. The Compliance Committee also includes an independent non-director subject matter expert. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at
www.pngaming.com/about-us
.
Committee Membership
	Audit (1)	Compensation (2)	Nominating and Corporate Governance (3)	Compliance (4)
Vimla Black-Gupta
John Jacquemin
Marla Kaplowitz
Ronald Naples
Saul Reibstein
Jane Scaccetti
Barbara Shattuck Kohn
Thomas A. Auriemma (5)
= Member	= Chair	= Financial Expert
(1)
From January 1, 2021 through September 30, 2021, the members of the Company’s Audit Committee were Messes. Scaccetti and Kohn and Mr. Jacquemin. From October 1, 2021 through December 31, 2021, the members of the Company’s Audit Committee were Messes. Scaccetti and Kohn and Mr. Reibstein.

(2)
From January 1, 2021 through September 30, 2021, the members of the Company’s Compensation Committee were Messes. Kohn and Kaplowitz and Messrs. Jacquemin and Naples. From October 1, 2021 through December 31, 2021, the members of the Company’s Compensation Committee were Messes. Kohn, Kaplowitz, and Black-Gupta and Mr. Reibstein.

(3)
From January 1, 2021 through September 30, 2021, the members of the Company’s Nominating and Corporate Governance Committee were Ms. Kohn and Messrs. Jacquemin and Naples. From October 1, 2021 through December 31, 2021, the members of the Company’s Compensation Committee were Ms. Kaplowitz and Messrs. Jacquemin and Naples.

(4)
From January 1, 2021 through September 30, 2021, the members of the Company’s Compliance Committee were Ms. Kaplowitz and Messrs. Auriemma, Naples and Reibstein. From October 1, 2021 through December 31, 2021, the members of the Company’s Compliance Committee were Messes. Black-Gupta and Scaccetti and Messrs. Auriemma and Naples.

(5)
The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.

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CORPORATE GOVERNANCE MATTERS
Audit Committee
In addition to being independent as noted above, the Board has determined that each member of the Audit Committee also meets the financial literacy requirements under the NASDAQ Rules and is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. In addition, Ms. Scaccetti has practiced as a certified public accountant since 1977 and has significant experience as an audit committee member on several public-company boards, which makes her particularly well qualified to serve as Chair of the Audit Committee.
The principal functions of the Audit Committee are to:
•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
•	review and appraise the audit efforts of the Company’s independent auditors and internal auditors and monitor their independence; and
•	maintain free and open communication with and among the independent auditors, the internal auditors, and the financial and senior management of the Company and the Board.
The Audit Committee is also responsible for reviewing and pre-approving all conflicts of interest and related person transactions involving the Board or the Company’s executive officers. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention and any other matters that the Audit Committee believes should be investigated. The Audit Committee may at any time engage, at the expense of the Company, independent counsel or other advisors, as it deems necessary to carry out its duties.
Compensation Committee
In addition to being independent as noted above, each member of the Compensation Committee is also a non-employee director, as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.
The Compensation Committee’s authority and responsibilities include:
•	evaluating the annual performance of the CEO and recommending to the Board for approval all CEO compensation and employment agreements and separation agreements;
•	evaluating and approving for the other executive officers (other than the CEO) salary, annual short-term incentive opportunities, long-term equity-based incentives and other benefits;
•	reviewing and approving employment agreements and separation agreements for the other executive officers (other than the CEO);
•	monitoring trends and best practices regarding executive compensation;
•
reviewing and approving awards under the long-term incentive compensation plan and annual short-term incentive compensation plan for the other executive officers (other than the CEO), and reviewing and recommending that the Board approve of awards under the long-term incentive compensation plan and annual short-term incentive compensation plan for the CEO, including the performance criteria, goals and objectives provided for in such plan;

•	reviewing executive compensation programs annually to determine whether they are properly coordinated and are achieving their intended purposes;
•	periodically reviewing the policies for administration of the Company’s executive compensation programs;
•	assessing the Company’s management and leadership succession planning;
•	approving incentive awards that the CEO may grant to employees other than executive officers;
•	formulating and administering the Company’s stock ownership guidelines;
•	recommending director compensation to the Board; and
•	administering and interpreting the Company’s long-term incentive compensation plans.

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CORPORATE GOVERNANCE MATTERS
The CEO provides the Compensation Committee performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the CEO’s recommendations with the assistance of the compensation consultant and sets the compensation of those executive officers based on its deliberations. The Compensation Committee regularly holds meetings in executive session regarding executive performance and compensation, including establishing the CEO’s compensation.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for:
•
overseeing the Company’s practices relating to corporate social responsibility, including ESG programs and reporting for environmental and sustainability initiatives, social responsibility to communities, the Company’s culture, talent strategy, and diversity, equity, and inclusion initiatives;

•	annually reviewing the Company’s corporate governance principles and guidelines;
•	overseeing periodic evaluations of the Board and its committees and making recommendations to the Board as may be appropriate considering the results of such evaluations;
•	reviewing and recommending the appropriate structure, composition and size of the Board and its committees;
•	considering the Board’s leadership structure, including the separation of the Board Chair and CEO roles and the appointment of a Lead Independent Director;
•	identifying and recommending, for the Board’s selection, nominees for election to the Board, including those candidates recommended by shareholders in accordance with the Company’s bylaws;
•
reviewing and making recommendations on the eligibility criteria for individual Board and committee membership, including the range of skills and expertise, diversity and independence that should be represented on the Board and its committees; and

•	overseeing the Company’s orientation programs for new directors and continuing education programs for directors, as may be necessary and appropriate.
Compliance Committee
The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma and comprised of three independent members of the Board. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.
The Compliance Committee’s primary responsibilities are to serve as an independent party to:
•	reviewing and assessing the adequacy of the Company’s compliance policies and procedures;
•	reviewing and assessing the effectiveness of the Company’s compliance efforts, particularly the training on and implementation of procedures;
•	monitoring audits and investigations conducted or overseen by the Company’s compliance personnel;
•	monitoring administrative investigations of and disciplinary actions against the Company or its executives; and
•	reporting to the Board any matters of concern regarding the Company’s compliance with various laws and regulations.
Strategy Oversight
A key component of the Board’s role is to provide guidance on and oversight of the Company’s strategy. In connection with these responsibilities, the Board has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently the Board’s decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s standing committees, the Board is directly involved in the Company’s strategic planning process.

PROXY REPORT - 2022 33
CORPORATE GOVERNANCE MATTERS
Each year, senior management convenes to review and refine the Company’s overall corporate strategy. Strategic areas of importance and specific operating priorities are identified, which, in turn, inform the Company’s long-range planning. Some of the priorities will be short-term in focus; others will be based on longer time horizons. Senior management then reviews the conclusions reached with the Board at one or more meetings. These meetings involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans.
At subsequent Board meetings, the Board continues to review the Company’s progress against its strategic priorities and to exercise oversight and decision-making authority regarding strategic areas of importance and associated authorizations. For example, at the end of each year the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the coming year. Shortly thereafter, the Board usually finalizes specific criteria against which the Company’s performance will be evaluated for the coming year. In addition, Board meetings held throughout the year target areas of the business for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.
The oversight and input provided is integral to the development and review of the Company’s strategy and operating plans. Through this rigorous and interactive process, the Board encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.
Risk Oversight
The Board does not view risk in isolation and recognizes that a prudent level of risk taking is an essential element of the Company’s strategy. As such, the Board (as part of its meetings and through its committees as described below) provides oversight with respect to our enterprise risk assessment and enterprise risk management activities that are designed to identify, prioritize, assess, monitor, and mitigate the various risks that have the potential to significantly impact the Company. These risks include those that are related to competition, gaming legislation, regulatory matters, legal issues, information and cyber security, system disruption, capital allocation, macroeconomic issues, capital markets, succession, executive compensation, financial statements, corporate social responsibility and other inherent and exogenous risks to our business, operations or prospects. Management is responsible for establishing and supervising day-to-day risk management processes and reporting to the Board and its Committees as necessary.
Where appropriate, the Board has delegated responsibility with respect to oversight of certain key risk areas to various Board and management committees. These committees report on their assigned risk oversight matters directly to the Board on a regular basis.
BOARD COMMITTEES
•
The Compensation Committee oversees risks related to executive compensation matters and supports our ESG activities through the inclusion of diversity goals in its performance criteria for incentive compensation plans. A discussion of the compensation risk assessment process undertaken by the Compensation Committee is described on page 31 of this Proxy Statement.

•
The Nominating and Corporate Governance Committee oversees risks associated with Board structure, including Board diversity, and other governance policies and practices. In 2020, the Board tasked the Nominating and Corporate Governance Committee with oversight of our ESG activities and policies. The Nominating and Corporate Governance Committee oversees and receives regular reports from the chair of the Company’s ESG Committee.

•
The Audit Committee focuses on financial risks, including reviewing with management, our internal auditors, and our external independent auditor our major financial risk exposures, the adequacy and effectiveness of internal control over financial reporting, and the steps management has taken to monitor and control financial risk exposures. In addition, the Audit Committee reviews risks related to our financial reporting, and compliance with other applicable laws, regulations, and ethical standards. The Audit Committee is also responsible for directing management’s completion, with the assistance of external advisors, of our annual Enterprise Risk Management assessment designed to evaluate the spectrum of potential risks to our business and the realization of our strategic priorities as well as oversight of finance-related whistle-blower complaints. Management reports to the Audit Committee and Board of Directors with updated assessments of these identified risks, as well as any emerging risks.

•
The Compliance Committee oversees risks associated matters of concern regarding the Company’s compliance with various gaming regulatory laws and regulations and the adequacy and effectiveness of the Company’s gaming regulatory compliance

34 PROXY REPORT - 2022
CORPORATE GOVERNANCE MATTERS
efforts, as well as oversees the Company’s anonymous whistle-blower hotline. The Compliance Committee also appoints, oversees and receives regular reports from the Company’s Chief Compliance Officer. On a quarterly basis, the Chief Legal Officer will report to the Board with an update of material Compliance Committee matters.
MANAGEMENT COMMITTEES
•
The Cyber Security Committee, comprised of senior management from different departments within the Company, focuses on information and cyber security risks and readiness. It oversees a robust cybersecurity program, which employs security scanning and monitoring tools, regular gap and threat assessments and audits and enterprise-wide security awareness exercises and training, as well the procurement of insurance for cyber events, including ransomware coverage. Our Chief Information Officer serves as the chair of the Cyber Security Committee and provides regular quarterly reports to the Board on cyber security matters, and, in the event of the Company experiences any material cyber events, engages with our Audit Committee and the Board directly in accordance with our Cyber Incident Response Policy.

•
The ESG Committee, comprised of senior management from different departments within the Company, focuses on developing and implementing policies and practices designed to foster a culture that helps to attract and retain diverse and talented employees, reinforce our longstanding commitment to being a trusted and valued member of our communities and a responsible steward for the environment. Our SVP of Public Affairs serves as chair of the ESG Committee and provides regular quarterly reports to the Board on the Company’s ESG initiatives.

•
The Diversity Committee, formed under the executive sponsorship of our CEO and comprised of senior management and team members from different levels of the organization, was formed to formalize and enhance the Company’s diversity, equity and inclusion practices within the organization as well as in our communities, including facilitation of Company-wide affinity groups, employee training and awareness programs, fostering relationships with other organizations that can further our DE&I commitment, such as the All-In Diversity Project, Historically Black Colleges and Universities, the National Minority Supplier Development Council and similar groups, and employee outreach such as our “Days of Listening” in which senior management and the Board receive feedback from our team members about the Company and its DE&I initiatives. The Diversity Committee is chaired by the SVP of Regional Operations and provides regular reports to the CEO, the Board and the Nominating and Corporate Governance Committee on the Company’s diversity initiatives.

Executive Sessions of Non-Management Directors
Pursuant to our Corporate Governance Guidelines and the NASDAQ Rules, to promote open discussion among non-management directors, the non-management directors regularly meet in executive session without management participation. The executive sessions occur after regularly scheduled meeting of the Board of Directors and at such other times that the non-management directors deem necessary or appropriate. The Board Chair, or, in the absence of a Board Chair, the Lead Independent Director, shall preside at such sessions; in the absence of the Lead Independent Director, the non-management directors present will elect a committee chair to preside at such session. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the NASDAQ Rules), an executive session of the independent directors shall be scheduled at least once per year. Currently, all our non-management directors are independent.
Board Resources
In fulfilling its objectives, many of the direct oversight functions of the Board are performed by the Board’s committees with support from both senior internal resources as well as independent outside advisors. For example, the Audit Committee receives frequent reports directly from the Company’s Vice President, Internal Audit; Chief Financial Officer; Chief Accounting Officer; Chief Legal Officer; Executive Vice President, Operations; and Chief Compliance Officer. The Audit Committee also has express authority to direct the Company’s internal audit staff. Additionally, the Company’s independent registered public accounting firm provides support through its annual audit and quarterly reviews of the Company’s financial statements. The Compliance Committee is structured in the same manner relative to the Chief Compliance Officer and the Company’s compliance staff and regular access to the Company’s senior management team.
Both the Audit Committee and the Compliance Committee have substantial internal staff and outside resources to assist them in carrying out their responsibilities. As of December 31, 2021, the Company maintained a 53-person internal audit staff overseen by the Company’s Vice President, Internal Audit, who reports to the Audit Committee, and a 41-person compliance staff overseen by the Company’s Chief Compliance

PROXY REPORT - 2022 35
CORPORATE GOVERNANCE MATTERS
Officer, who provides frequent reports to the Compliance Committee. Additionally, the Company has retained Thomas N. Auriemma, a non-director member, as the independent Chair of the Compliance Committee and who is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.
The Compensation Committee retains the services of compensation consultants and legal advisors to provide such advice and assistance as it deems appropriate in its sole discretion. The Compensation Committee has the sole responsibility to oversee the work of any of its advisors. The Compensation Committee can terminate the services of such compensation consultants and advisors and approves their fees and retention terms, which are funded by the Company. The Compensation Committee engaged an independent third-party executive compensation consultant for 2021, Exequity LLP (“Exequity”). Exequity provides advice and assistance to the Compensation Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation programs and non-employee director compensation. Prior to engaging Exequity, and at least annually during the engagement, the Compensation Committee evaluates the independence of Exequity. This review includes receiving information regarding other services, if any, provided by Exequity to the Company, the Board of Directors or other committees of the Board of Directors, and periodically reviewing the fees incurred because of such other activities. In 2021, the Compensation Committee determined that Exequity was independent and that the retention of Exequity by the Compensation Committee did not give rise to any conflicts of interest.
Shareholder Outreach and Engagement
During 2021, the Company continued its long-standing practice of detailed, frequent communication and discussion with shareholders regarding executive compensation and corporate governance issues as well as typical investor relations matters. In 2021, we had director outreach to our top shareholders with Mr. Handler, our Board Chair, and Ms. Shattuck Kohn, the Chair of our Compensation Committee and our Lead Independent Director to discuss executive compensation and corporate governance matters.
The Company holds quarterly conference calls in which management provides brief prepared remarks followed by an open forum for questions, during which the Company provides financial and other disclosure beyond that which is required by the SEC on matters such as management’s views on Company performance, industry trends and pending legislation. Further, members of the Company’s senior management team actively engage in investor relations efforts including frequent participation at institutional investor conferences, shareholder meetings and management staffed tours of our properties. These regular, ongoing outreach efforts provide investors and prospective investors with constructive forums to discuss a wide variety of important subjects with management, including executive compensation, and provide useful feedback for management.
We believe our discussions with investors have been especially important regarding our compensation program. For instance, based in part on our dialogue with shareholders, the Compensation Committee engaged its compensation advisor, Exequity, to study enhanced CEO retention practices for the Company’s CEO and President, Jay Snowden. Upon the Compensation Committee’s recommendation, the Board approved a two-phased, performance-based supplemental equity award during 2021, designed with the interests of shareholders in mind with vesting contingent upon both achieving absolute stock price milestones and relative total shareholder return milestones and continued employment with the Company for additional periods after achievement.
Succession Planning for Senior Management
Our Board, in coordination with our Compensation Committee, carefully oversees CEO and senior management succession planning, most recently with respect to Mr. Snowden’s appointment as CEO and President on January 1, 2020. Our CEO, in consultation with our Senior Vice President, Chief Human Resources Officer, provides the Board with recommendations on, and evaluations of, potential successors to the CEO and other members of senior management. Our Board reviews potential internal candidates with our CEO, including the qualifications, experience and development priorities for these individuals. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure and experience. The Company’s talent management program, which seeks to develop, hire and retain talent below the senior management level, is led by our Executive Vice President, Operations and our Senior Vice President, Chief Human Resources Officer and is complementary to the Board’s succession planning.

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CORPORATE GOVERNANCE MATTERS
Review and Approval of Transactions with Related Persons
Pursuant to the terms of its charter, the Company’s Audit Committee reviews and pre-approves all conflicts of interest and related person transactions. For purposes of the Audit Committee’s review, related-person transactions are transactions, arrangements or relationships where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. The Company’s Code of Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Chief Compliance Officer. All potential conflicts of interest involving an executive officer, director or 5% or greater shareholder of the Company are communicated by the Chief Compliance Officer (or other members of Company management) to the Vice President of Internal Audit. The Vice President of Internal Audit then consults with members of the compliance, legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related-person transaction that must be presented to the Audit Committee. For transactions determined to require Audit Committee review, the Vice President of Internal Audit collaborates with members of the legal and finance staffs to prepare and present the transaction to the Audit Committee. In terms of standards applied by the Audit Committee in reviewing related person transactions, a director will not participate in the review of transactions in which such director or his or her immediate family member has an interest. The Audit Committee will only approve related person transactions that are not inconsistent with the best interests of the Company and its shareholders, based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
Currently, the policy to review related-person transactions is evidenced in the Audit Committee charter, the Code of Conduct and the Corporate Governance Guidelines, and certain of the procedures followed in considering related-person transactions are based on past practice and the advice of counsel.
Certain Relationships
Allison Bassman, Senior Director of People and Culture for Penn Interactive Ventures, LLC, is the daughter of Jane Scaccetti, a member of the Company’s Board of Directors. Ms. Bassman joined the Company in 2020. For 2021, Ms. Bassman annual salary was $140,000 and she received a bonus of $25,400.

PROXY REPORT - 2022 37
Director Compensation
The Company pays fees to each director who is not an employee of the Company. During the year ended December 31, 2021, the annual compensation for each non-employee director (other than Vimla Black-Gupta who joined in June 2021) consisted of an annual cash fee of $50,000, plus an additional $10,000 for service on each of the Audit Committee, the Compensation Committee and the Compliance Committee, as applicable, and $5,000 for service on the Nominating and Corporate Governance Committee. In addition, the Chair of the Audit Committee receives a $15,000 annual retainer, the Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each receives a $10,000 annual retainer. Each non-employee director had the opportunity to elect to receive his or her annual fees in the form of shares of restricted stock with forfeiture restrictions lapsing on the first anniversary of the date of grant. Ms. Black-Gupta received a prorated portion of her 2021 cash retainer.
In 2021, each non-employee director other than the Board Chair received a grant of restricted stock units or restricted stock at his or her election with a value of $250,000, and the Board Chair received a grant of restricted stock units or restricted stock at his election with a value of $375,000. Each award of restricted stock units or shares of restricted stock vests on the first anniversary of the date of grant.
2021 Director Compensation Table
The following table sets forth information with respect to all compensation awarded to the Company’s non-employee directors for 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Vimla Black-Gupta (3) (4)	48,357	250,000	298,357
David Handler (4)	50,000	375,000	425,000
John Jacquemin (4)	55,000	250,000	305,000
Marla Kaplowitz	75,000	250,000	325,000
Barbara Shattuck Kohn	80,000	250,000	330,000
Ronald Naples (4)	65,000	250,000	315,000
Saul Reibstein (4)	70,000	250,000	320,000
Jane Scaccetti (4)	85,000	250,000	335,000
(1)	The amounts listed are calculated based on the closing price on the day prior to grant date computed in accordance with FASB ASC Topic 718.
(2)
As of December 31, 2021, the following stock awards were outstanding: (i) for Ms. Black-Gupta 3,404 shares of restricted stock; (ii) for Mr. Handler, 2,033 restricted stock units and 5,254 shares of restricted stock; (iii) for Mr. Jacquemin, 2,033 restricted stock units and 3,956 shares of restricted stock; (iv) for Ms. Kaplowitz, 3,091 shares of restricted stock; (v) for Ms. Kohn, 2,033 restricted stock units and 3,091 shares of restricted stock; (vi) for Mr. Naples, 9,408 restricted stock units and 865 shares of restricted stock; (vii) for Mr. Reibstein, 9,467 restricted stock units and 742 shares of restricted stock; and (viii) for Ms. Scaccetti, 8,409 restricted stock units and 4,018 shares of restricted stock. As of December 31, 2021, Mr. Reibstein also had 44,543 stock options outstanding related to his previous service as Chief Financial Officer of the Company.

(3)	Ms. Black-Gupta joined the Company’s Board of Directors in June 2021. During 2021, Ms. Black-Gupta received a prorated portion of her 2021 cash retainer.
(4)
In 2021, each non-employee director was permitted to elect to receive his or her retainer fees in shares of restricted stock, which vest on the first anniversary of the date of grant. In 2021, Ms. Black-Gupta, Mr. Handler, Mr. Jacquemin, Mr. Naples, Mr. Reibstein and Ms. Scaccetti elected to receive shares of restricted stock in lieu of cash.

38 PROXY REPORT - 2022
EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our current executive officers, other than Mr. Snowden, whose biographical information is presented under “Proposal 1: Election of Class II Directors—Continuing Directors.”
Name	Age (as of April 26, 2022)	Position
Jay Snowden	46	Chief Executive Officer, President and Director
Felicia Hendrix	53	Executive Vice President, Chief Financial Officer
Todd George	52	Executive Vice President, Operations
Chris Rogers	46	Executive Vice President, Chief Strategy Officer
Felicia Hendrix has served as or Executive Vice President, Chief Financial Officer since March 2021. Ms. Hendrix joined us following more than 20 years as an equity research analyst covering the gaming, lodging and leisure industries. Prior to joining Penn, Ms. Hendrix was most recently a Managing Director and Equity Research Analyst at Barclays, covering the gaming, lodging and leisure industries and had been consistently recognized in the Institutional Investor All Americas Research Team polls. Her diverse coverage universe enables Ms. Hendrix to bring a unique perspective to Penn National. Prior to joining Barclays, Ms. Hendrix was a Managing Director at Lehman Brothers. Ms. Hendrix holds a bachelor’s degree from the University of Virginia and an M.B.A. from the Darden School of Business at the University of Virginia.
Todd George has served as our Executive Vice President, Operations since January 2020. Mr. George joined us in October 2012 as Vice President and General Manager of Hollywood Casino in Lawrenceburg, Indiana, transitioning to the role of Vice President and General Manager of Hollywood Casino St. Louis in 2014. In 2017, he was promoted to his previous role as Senior Vice President, Regional Operations, overseeing nine properties in the Company’s Midwest Region. Prior to joining Penn National, Mr. George spent 12 years in various management positions at Pinnacle Entertainment Inc., including leading the development and launch of Pinnacle Entertainment, Inc.’s two St. Louis, Missouri properties. Mr. George holds a bachelor’s degree from LeMoyne College and an M.B.A. from Villanova University.
Chris Rogers has served as our Executive Vice President, Chief Strategy Officer since January 2020. Mr. Rogers joined us in 2013 and has served in various roles, including Senior Vice President, Corporate Development and Vice President, Deputy General Counsel. Prior to joining Penn, he was a corporate attorney at the Dallas-based law firm Vinson & Elkins and the Boston-based law firm Ropes & Gray, as well as a CPA for PricewaterhouseCoopers and Arthur Andersen. Mr. Rogers holds a Bachelor of Business Administration from the University of Oklahoma’s Price College of Business and a J.D. from Harvard Law School.

PROXY REPORT - 2022 39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of April 8, 2022, by (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2021 Summary Compensation Table” below and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o Penn National Gaming, Inc., 825 Berkshire Blvd., Wyomissing, PA 19610. The percentages shown in this table are calculated based on 166,200,380 shares of our common stock outstanding as of April 8, 2022.
5% Shareholders, Officers and Directors	Number of Shares Beneficially Owned	Percentage of Common Stock
Beneficial Owners of 5% or More of Our Common Stock:
FMR LLC (1)	20,292,951	12.2%
The Vanguard Group, Inc. (2)	17,857,600	10.7%
BlackRock, Inc. (3)	15,027,574	9.0%
Invesco Ltd. (4)	11,839,358	7.1%
BAMCO, Inc. (5)	10,682,115	6.4%
Executive Officers and Directors:
Vimla Black-Gupta	9,723	*
David Handler	172,552	*
John Jacquemin	98,669	*
Marla Kaplowitz	8,023	*
Ronald Naples	18,366	*
Saul Reibstein (6)(7)	79,206	*
Jane Scaccetti	50,569	*
Barbara Shattuck Kohn (8)	50,445	*
Jay Snowden (6)	1,748,551	1.0%
Felicia Hendrix (6)	13,787	*
Todd George (6)	108,470	*
Harper Ko (6)	13,536	*
All current executive officers and directors as a group (12 persons) (6)(9)	2,431,874	1.5%
* Less than 1%.
(1)
Based on its Schedule 13G/A filed with the SEC on February 9, 2022, the number of shares in the table includes shares beneficially owned as of December 31, 2021, by FMR LLC and its listed affiliates. FMR LLC has sole voting power over 4,123,180 shares, shared voting power over 0 shares, sole dispositive power over 20,292,951 shares and shared dispositive power over 0 shares. The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based on its Schedule 13G/A filed with the SEC on February 10, 2022, the number of shares in the table includes shares beneficially owned as of December 31, 2021, by The Vanguard Group, Inc. and its listed affiliates. The Vanguard Group, Inc. has sole voting power over 0 shares, shared voting power over 203,357 shares, sole dispositive power over 17,314,471 shares and shared dispositive power over 543,129 shares. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

40 PROXY REPORT - 2022
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
cont.
(3)
Based on its Schedule 13G/A filed with the SEC on February 1, 2022, the number of shares in the table includes shares beneficially owned as of December 31, 2021, by BlackRock, Inc. and its listed affiliates. BlackRock, Inc. has sole voting power over 15,027,574 shares, shared voting power over 0 shares, sole dispositive power over 15,027,574 shares and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
Invesco on its Schedule 13G filed with the SEC on February 14, 2022, the number of shares in the table includes share beneficially owned as of December 31, 2021, by Invesco Ltd. and its listed affiliates. Invesco Ltd. has sole voting power over 11,733,023 shares, shared voting power over 0 shares, sole dispositive power over 11,839,358 shares and shared dispositive power over 0 shares. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(5)
Based on its Schedule 13G/A filed with the SEC on February 14, 2022, the number of shares in the table includes shares beneficially owned as of December 31, 2021, by BAMCO, Inc. and its listed affiliates. BAMCO, Inc. and its listed affiliates have sole voting power over 0 shares, shared voting power over 10,302,115 shares, sole dispositive power over 0 shares and shared dispositive power over 10,682,115 shares. The address of BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(6)
The number of shares in the table includes shares that may be acquired upon the exercise of outstanding options, as follows: Mr. Reibstein (from his previous role as CFO of the Company), 44,543; Mr. Snowden, 1,218,346, Ms. Hendrix, 2,925; Mr. George, 67,758, Ms. Ko, 3,818, Mr. Rogers, 47,737, and all current executive officers and directors as a group, 1,381,309 shares.

(7)	The number of shares in the table excludes 150 shares owned by Mr. Reibstein’s spouse, as to which shares Mr. Reibstein disclaims beneficial ownership.
(8)	The number of shares in the table excludes 1,750 shares owned by Ms. Kohn’s spouse, as to which shares Ms. Kohn disclaims beneficial ownership.
(9)	All current officers includes Mr. Rogers who was designated an executive officer effective January 1, 2022, and excludes Ms. Ko who was removed as an executive officer effective January 1, 2022.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, the members of the Compensation Committee were:
	Jan-Sept 2021	Oct-Dec 2021
Barbara Shattuck Kohn
John Jacquemin
Ronald Naples
Saul Reibstein
Marla Kaplowitz
Vimla Black-Gupta
= Member	= Chair
None of the members of the Compensation Committee during 2021 was an officer or employee or former officer or employee of the Company or its subsidiaries during 2021 or has any interlocking relationships that are subject to disclosure under the rules of the SEC relating to compensation committees.
COMPENSATION COMMITTEE REPORT
The following Compensation Committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
The Committee has reviewed and discussed the following Compensation Discussion and Analysis (the “CD&A”) with the management of the Company. Based on the review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Barbara Shattuck Kohn, Chair
Vimla Black-Gupta
Marla Kaplowitz
Saul Reibstein

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Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation policies and decisions for 2021. Our named executive officers for 2021 were:

Jay A. Snowden Chief Executive Officer, President and Director	Felicia R. Hendrix Executive Vice President, Chief Financial Officer	Todd George Executive Vice President, Operations	Harper Ko Executive Vice President, Chief Legal Officer and Secretary
Executive Summary
2021 was a transformative year for Penn National that highlighted our ability to execute our differentiated strategy spearheaded by CEO and President Jay Snowden upon his promotion to the role in January 2020. In just two years, Mr. Snowden has led Penn on a journey that transformed us from a traditional retail casino operator into a highly- innovative provider of integrated entertainment, sports content, and casino gaming experiences with multiple organic cross-selling opportunities across our powerful business verticals. Under Mr. Snowden’s leadership, the executive team is reimagining Penn National’s operational norms and product offerings, creating a more modern and efficient operating model.
While the outbreak of the COVID-19 pandemic presented significant operating challenges, including temporary closures and then limited operating capacity at all the Company’s properties during 2020 and part of 2021, Mr. Snowden successfully navigated Penn National through a series of strategic initiatives, mitigation efforts and capital raises that reinforced the Company’s resilience, including:
Monetization of excess “skins.” In the beginning of 2020, we monetized Penn National’s excess sports betting and iCasino “skins” through partnerships with several leading operators, including DraftKings, PointsBet and theScore, creating valuable recurring revenue and equity value that have been pivotal for the success of our transformation efforts.
Investment in Barstool Sports. In February 2020, we acquired a minority interest in Barstool Sports, a leading sports media and entertainment company with a fully integrated media platform. We became Barstool Sports’ exclusive gaming partner for up to 40 years with the right to utilize the Barstool Sports brand for all of our online and retail sports betting and iCasino apps.
Joined the S&P 500. On March 22, 2021, we joined the S&P 500 index.
Acquisition of theScore. In October 2021, we completed the acquisition of theScore, one of North America’s leading sports media companies which provided us with a large, dedicated userbase and full control of our product and technology roadmap.

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Evolution of our wholly-owned Interactive Division. Our Penn Interactive division evolved into a sophisticated operator of sports betting in the Company’s retail properties, as well as online sports betting and online social casino, bingo and iCasino products. In May 2021, we acquired HitPoint, Inc. and LuckyPoint, Inc. to create Penn Game Studios, which successfully launched its first two in-house developed games and continues to develop customized and highly engaging entertainment. The combined power of theScore, Barstool Sports, and Penn Game Studios has propelled the Company’s Interactive division to become a leading North American digital sports content, gaming and technology company, supporting our disciplined approach to customer acquisition in a highly-competitive market environment.
Continued retail gaming growth through acquisitions and development. During 2021, we acquired the operations of Hollywood Casino Perryville, and we opened two Category 4 Casinos in Morgantown and York, Pennsylvania.
Investment in technologies to enhance the customer experience. In 2021, we made meaningful investments in technology that will enhance the customer experience and improve efficiencies at our land-based properties. We also launched our mychoice® mobile app, followed by the implementation of our revolutionary cardless, cashless, contactless ‘mywallet’ experience (“3Cs”) at all eight of our properties in Pennsylvania and Ohio. These new technologies removes friction from transactions, reduces wait times and lines, and relieves some of the burden created by the challenging labor market. These technologies position Penn National for the future by aligning our communication and fintech experience with the expectations of younger consumers who are accustomed to cashless options in all aspects of their day-to-day lives. We expect to introduce the 3Cs technology across all of our regions throughout 2022 pending regulatory approval.
Enhancement of our ESG efforts. In 2021, we continued to advance our commitment to responsible corporate citizenship, launching a series of new ESG initiatives to help take care of our team members, our communities and the planet, including:
•	Expanded diversity, equity and inclusion initiatives, contributing $4 million to fund STEM scholarships at historically black colleges and universities (HBCUs) in our communities;
•	Launched an Emerging Leaders Development Program, which focuses on helping hourly and early-career team members;
•	Reduced annual Kwh consumption by 10% equaling 45,000 tons of GHG elimination; and
•	Prioritized sustainable food production, supply chain management, fair trade, hormone-free and reduced antibiotic procurement.

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2021 Business Highlights
Under Mr. Snowden’s leadership, the executive team is reimagining Penn National’s operational norms and product offerings, creating a more modern and efficient operating model. These efforts enabled us to achieve all-time high margins and record free cash flow in 2021 and to end the year with the strongest balance sheet in our Company’s history.

REVENUES $5,905M EXCEEDED 2020 & 2019 LEVELS	ADJUSTED EBITDAR $1,994M EXCEEDED 2020 & 2019 LEVELS	2020-2021 CUMULATIVE TSR 103% COMPARED TO PEER GROUP: 56% S&P 500 INDEX: 52%

LOWEST LEASE-ADJUSTED NET LEVERAGE IN OUR HISTORY 4.1x	EXPANDED ONLINE SPORTS BETTING OPERATIONS TO 11 STATES iCASINO OPERATIONS TO 4 STATES	INCLUDED IN S&P 500 INDEX

EXPANDED RETAIL OPERATIONS TO OUR 20th STATE and opened 2 new casinos in Pennsylvania	Acquired theScore, Canada’s leading sports media brand, for greater control over our techOLOGY roadmap	Expanded DE&I initiatives PLEDGED $4M TO FUND STEM SCHOLARSHIPS AT HBCUs
In 2022, we will continue to execute on our highly-differentiated strategy to expand our ecosystem and drive shareholder value with additional mobile and retail sports book and iCasino launches, the transition to theScore’s proprietary risk and trading platform in Canada and the integration of the Barstool Sportsbook into theScore media app, all while remaining committed to good corporate citizenship.

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EXECUTIVE COMPENSATION
Total Shareholder Return Benchmarking

(1)
Peer Group includes: Boyd Gaming Corporation, Caesars Entertainment, Inc., DraftKings Inc., Electronic Arts Inc., Las Vegas Sands Corp., Lions Gate Entertainment Corp., Live Nation Entertainment, Inc., MGM Resorts International, Red Rock Resorts, Inc., Roku, Inc., Sirius XM Holdings Inc., Wynn Resorts Ltd., Zynga Inc.

(2)	On March 22, 2021, the Company was added to the S&P 500 Index.
Alignment of Pay with Performance
Our program is aligned with long-term shareholder returns, with a significant portion of our executive compensation at risk. In 2021, 87.5% of our Chief Executive Officer’s total target compensation, and 77.3% (on average) of our other Named Executive Officers’ total target compensation was variable and at risk, subject to achievement of pre-set performance goals or tied to our long-term stock price performance.

(1)
The CEO’s total compensation excludes his supplemental performance-based equity award. For additional information regarding Mr. Snowden’s supplemental performance-based equity award, see “CEO Supplemental Performance-Based Equity Award” below.

The COVID-19 pandemic continued to have a significant impact on our operations through 2021, making it challenging to set reliable financial and long-term performance targets. At the start of 2021, many of our retail casino locations continued to be closed or operated at a reduced capacity due to COVID-19 safety measures. We were also just at the initial stages of deploying our interactive product offerings, and the pandemic’s impact on our efforts remained uncertain. Due to the impacts of COVID-19 in 2020, the Company was not able to achieve the target for Adjusted EBITDA after Lease Payments, which resulted in no payment of short-term incentive awards to named executive officers and senior management. In addition, the Compensation Committee made the difficult decision to revisit the 2020 long-term incentive metrics under the 2018, 2019 and 2020 performance plans and exclude the Adjusted EBITDA after Lease Payments metric due to the significant impact of retail casino closures, while concurrently noting the significant stock price appreciation in 2020, the efforts of the named executive officers in 2020 and the important retention value of the LTI awards. These circumstances made it challenging to forecast reliable long-term performance goals at the

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beginning of 2021. To align our customary focus on operational efficiency with our differentiated strategy of delivering integrated entertainment, sports content, and casino gaming experiences, the Compensation Committee approved the following performance goals, applicable to our annual incentive program and the 2021 portion of the long term incentive program: (i) Adjusted EBITDAR margin improvement in 2021 as compared to 2019; and (ii) online sports betting and/or iCasino platforms in operation as of December 31, 2021. These two metrics were the best indicators of our short-term tactical success and future ability to create long-term shareholder value, incentivizing the executive team to make progress on key strategic priorities for our success.
Performance Metric	Weighting	Alignment with Long-Term Value Creation
Adjusted EBITDAR margin improvement in 2021 as compared to 2019
• Encouraged innovative improvements to operating efficiency, thoughtful expense management, and profitability to enable future growth investments
• Supported our ability to invest in future growth of our Interactive segment that is strategically important for our long-term success and shareholder value creation

Online sports betting and/or iCasino platforms in operation as of year end
• Designed to accelerate scale of our Interactive segment through incentivizing infrastructure growth and deployment of our online sports betting and/or iCasino platforms in operation
• Increased scale of our Interactive segment needed to support future growth that is at the core of our highly differentiated organic cross-selling strategy and our ability to generate near- and long-term returns for our shareholders

We delivered financial and operational results in 2021. We leveraged the strong recovery of our land-based operations to drive 655 basis point of Adjusted EBITDAR margin improvement versus fiscal 2019, while also achieving record Adjusted EBITDAR and record free cash flow and we ended the year with the lowest lease-adjusted net leverage in the Company’s history. Additionally, we scaled our interactive segment with 15 online platforms operational across 11 states at year end, which is a testament to the team’s ability to build the interactive segment capacity rapidly with a more than 5.6x increase in the interactive division headcount, despite the challenging talent market environment. These record performance results exceeded the stretch goals under our annual incentive program and the performance-based long-term incentives for 2021.
To incentivize long-term value creation and retention, the Compensation Committee approved a two-part wholly performance-based equity award for the CEO. The award is aligned with and supports our execution on this strategy and requires extraordinary shareholder value creation that would generate and sustain between $4.7 billion and $34.8 billion in market capitalization growth based on the grant date stock price. Reflective of our stock price on the record date, our market capitalization would need to appreciate by approximately 238%(1) for the award to deliver any value to the CEO. Any shares earned at the end of each phase of the performance periods are subject to the additional service-based vesting requirements, with the vesting of the last portion of the second phase of the award extending through the end of fiscal 2029. We are not aware of any similar incentive award structures in the market that apply a two-phased approach that includes extraordinarily rigorous absolute and relative stock price performance hurdles, an incentive opportunity that is conditional in nature, a combination of performance- and service-based requirements that extend vesting over a full eight-year period to create long-term alignment with the shareholders’ interests. No portion of the award has vested as of the record date, and its outcome remains uncertain.
(1)	Based on $36.96 per share closing price of our common stock as of the Record Date and the $132 per share minimum achievement level of the Stock Price Hurdle Award (described below).

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Compensation Framework
The primary components of our executive compensation program are base salary, short-term incentive compensation (cash bonus plan) and long-term incentive compensation (equity). These components are described in more detail below.
Component	Description	Primary Objective
Base Salary	Fixed cash compensation
• Attract, motivate, retain and reward high-performing executives
• Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications

Short-Term Incentive Plan (“STIP”)	Cash compensation tied to achievement of pre-determined quantitative performance goals	• Promote short-term business objectives aligned to support our long-term growth strategy • Incentivize executives to enhance margins
Long-Term Incentive Program (“LTIP”)
Annual equity awards consisting of:

• 50% performance-based shares/units that are earned on achievement of pre-set quantitative performance goals throughout a three-year performance period; and
• 50% time-based non-qualified stock options that vests over a four-year period

• Promote long-term value creation and growth strategies
• Align interests of executive with those of shareholders by encouraging maximization of shareholder value
• Promote retention, motivate performance and encourage long-term stock ownership

Compensation Philosophy
To support the Company’s compensation program objectives, we have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:
The Company intends to maintain an executive compensation program designed to attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program that is competitive with that of its peers and rewards the skills and expertise of its executive team. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results and improve shareholder value. Compensation received by the executives will be commensurate with the performance of the Company, prevailing market rates in the industry, and their own individual contributions by linking compensation to the achievement of objectively measured goals.
As a foundation of this philosophy, Penn National has implemented the following fundamental compensation policies and governance practices:
•	Maintain a robust pay-for-performance philosophy that aligns the interests of our executives with those of our shareholders;
•	Double-trigger change in control payments;
•	Maintain a clawback policy that covers both cash and equity incentives;
•	Maintain meaningful director and executive officer stock ownership guidelines (6x for CEO, enhanced from 5x in 2020);
•	Engage an independent compensation consultant;
•	Maintain a significant ratio of the incentive opportunities for executives that are at risk and performance-based;
•	Disallow excise tax gross ups upon a change in control;
•	Prohibit pledging, hedging or short sale activities by our executives and directors;
•	No defined benefit or supplemental retirement plans;
•	Prohibit dividend payments on unvested equity awards;
•	Prohibit repricing or buyouts of underwater options or stock appreciation rights without shareholder approval; and
•	No plan design features that encourage excessive or imprudent risk taking.

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Compensation Process
Role of the Compensation Committee
The Compensation Committee of our Board of Directors oversees our executive compensation program and evaluates and determines the appropriate executive compensation philosophy and objectives for Penn National, the process for establishing executive compensation, and the appropriate design and levels of our executive compensation program and compensation arrangements. The Compensation Committee consists entirely of independent directors who review and approve our overall executive compensation programs and practices and set the compensation of our executive officers (the compensation of our Chief Executive Officer is approved by the Board following the recommendation of the Compensation Committee). In determining compensation for our executive officers, other than our Chief Executive Officer, the Committee considers, among other things, the recommendations of our Chief Executive Officer. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate, in its sole discretion, and also is supported in its work by an independent compensation consultant, as described below. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for our executive officers.
Role of Executive Management
In order to ensure that compensation programs are aligned with our strategic objectives and appropriate performance goals, management provides input to the Compensation Committee with respect to the compensation-setting process. The Chief Executive Officer, the Executive Vice President, Chief Legal Officer and Secretary, and the Senior Vice President, Chief Human Resources Officer are the officers who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspective on aligning executive compensation strategies with our business objectives. When determining compensation for our executive officers, the Chief Executive Officer provides the Compensation Committee with his input regarding executive performance and recommends base salary and annual and long-term incentive targets for each of our executive officers (other than himself). The performance of the Chief Executive Officer is assessed directly by the Compensation Committee (with input from other independent directors) in executive session.
Role of Compensation Consultant
The Compensation Committee engaged an independent third-party executive compensation consultant for 2021, Exequity LLP (“Exequity”). Exequity provides advice and assistance to the Compensation Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation programs and non-employee director compensation. The Compensation Committee, in its sole discretion, has sole authority to select, approve, retain, terminate and oversee its relationship with the firm. Exequity did not provide other consulting services to Penn National or any of its executive officers in 2021. In selecting its compensation consultant, the Compensation Committee considered the independence of such consultant in accordance with the standards of the NASDAQ Rules, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee concluded that no conflict of interest exists that would prevent Exequity from independently advising the Compensation Committee.
At the Compensation Committee’s request, Exequity regularly attends Compensation Committee meetings. Exequity also communicates with the Chair of the Compensation Committee outside committee meetings regarding matters related to the Compensation Committee’s responsibilities.
Shareholder Outreach
The Company has a long tradition of regularly engaging in constructive and meaningful conversations with shareholders about its compensation practices, corporate governance and sustainability priorities. The Board values the input and insights of our shareholders and believes that consistent and effective Board-shareholder communication strengthens the Board’s role as an active, informed, and engaged fiduciary.
In 2021, we contacted representatives of shareholders representing holders of approximately 59% of our then-outstanding shares of common stock. Mr. Handler, our Board Chair, and Ms. Kohn, our Compensation Committee Chair, Lead Independent Director, and, at the time, Chair of our Nominating and Corporate Governance Committee, engaged in in-depth discussions regarding compensation practices with shareholders representing approximately 38% of our then-outstanding shares of common stock. We gained valuable feedback related to our compensation practices as well as our strategy and value proposition and corporate governance. Specifically, in response to shareholder feedback as it relates

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EXECUTIVE COMPENSATION
to the importance of talent and appropriate incentives related to talent retention, the Board and the Compensation Committee formulated the concept and design of Mr. Snowden’s supplemental performance-based equity award. Shareholder feedback also informed our 2021 compensation related to the use of “online sports betting and/or iCasino platforms in operation” as a performance metric for our short and long-term incentive plans.
In addition, the Compensation Committee, in consultation with its compensation consultant, Exequity, management and the full Board, routinely considers compensation practices suggested by the Company’s shareholders as a result of the Company’s regular shareholder outreach efforts, as well as those identified as “best practices” by various market constituents. With all such suggestions, we strive to incorporate into our compensation program the practices we believe will most effectively support the Company’s continuing efforts to create shareholder value. We will continue to evaluate and consider input from our shareholders and emerging “best practices” to ensure that our compensation programs contain the features necessary to properly align the interests of our executives with the interests of our shareholders.
Risk Assessment
The Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, the Committee carefully reviews the Company’s compensation and benefits programs in the context of potential risks. The executive compensation program is structured as a balanced mix between fixed and variable, annual and long-term, and cash and equity compensation. Base salaries are reviewed and set annually. Annual short-term incentive pay is focused on achievement of certain specific, readily quantifiable and meaningful financial and operational goals and is determined using absolute and objective performance criteria. The other major component of our executive officers’ compensation is long-term incentives through a mix (which may vary from year to year and by level) of stock options and performance-based common stock awards that we believe are important to help further align executives’ interests with those of our shareholders. Such grants are subject to long-term vesting schedules and the performance awards are subject to maximum payout schedules. In addition, we have share ownership guidelines that require our executive officers own a certain multiple of their base salary in form of our common stock (ranging from six times for the CEO to three times for other executive officers) to help ensure that executives always have significant value tied to long-term stock price performance. The ownership guidelines must be achieved within five years of assuming the individual’s current position. Once achieved, ownership of the required amount must be maintained for as long as the individual is subject to the guidelines. We believe that the annual short-term incentive pay is balanced by our long-term incentive compensation, which are granted annually, always leaving our executives subject to risk of stock price movement. These cash and incentive awards, especially when combined with the compensation clawback policy described on page 61 of this Proxy Statement, appropriately balance payment for performance and alignment of executive compensation with shareholders without encouraging imprudent or excessive risk taking. Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Compensation Committee with regard to executive compensation programs.
Executive Compensation Benchmarking Peer Group
The Compensation Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group of companies, based on data compiled by its independent compensation consultant. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against the median compensation opportunities of these peer companies (“benchmarking analysis”) to ensure that the Company is able to attract and retain highly qualified executive officers by providing a total compensation package that is competitive with those provided by the Company’s peers. The Compensation Committee with the assistance of its independent compensation consultant reviews the Company’s peer group annually to determine whether any changes are warranted from the prior year’s peer group.
Gaming is a specialized and regulated industry, and it takes a high degree of experience and prior knowledge to provide effective oversight and guidance to multiple gaming properties in a variety of jurisdictions (all of which are even more important as the Company evolves into a digital sports content, gaming and technology company). Many of the Company’s executives have been recruited from other gaming enterprises and are required to submit to extensive investigations conducted by the state police, or an equivalent investigatory agency, of their personal and family financial records, their character and their competency in order to be found “suitable” to serve in their respective capacities in each of the

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jurisdictions in which the Company operates. Accordingly, the pool for executives capable of and willing to serve in an executive capacity in a publicly traded, multi-jurisdictional digital sports content, gaming and technology company tends to be limited, and in many cases consists mostly of individuals who are already working within the gaming industry and within our peer group.
For setting executive compensation opportunities for fiscal 2021, the Compensation Committee determined that it was appropriate to continue using our 2020 peer group:
•	Boyd Gaming Corporation;
•	Caesars Entertainment Corporation;
•	Eldorado Resorts, Inc. (merged with Caesars Entertainment Corporation in June 2020);
•	Las Vegas Sands Corp.;
•	MGM Resorts International;
•	Red Rock Resorts, Inc.; and
•	Wynn Resorts, Ltd.
As our business continues its journey to becoming North America’s leading provider of retail and online gaming, live racing and sports betting entertainment, the companies that we consider to be our business competitors are evolving rapidly to include companies from media, social platforms and other industry segments. As such, for fiscal 2022 compensation, we expanded our peer group universe to align with our needs for executive talent skill set and experience in support of our long-term growth strategy. Technology expertise in particular is becoming a core competency for our executive officers. For these reasons, along with the continued growth of our Company, the Compensation Committee, with the assistance of Exequity, reviewed the composition of our peer group during 2021 and determined that the appropriate peer group for determining relative industry performance as well as for recruitment and retention purposes for 2022 pay alignment consists of the following companies:
•	Boyd Gaming Corporation;
•	Caesars Entertainment Corporation;
•	DraftKings Inc.;
•	Electronic Arts Inc.;
•	Las Vegas Sands Corp.;
•	Lions Gate Entertainment Corporation;
•	MGM Resorts International;
•	Red Rock Resorts, Inc.;
•	Roku, Inc.;
•	Sirius XM Holdings Inc.;
•	Wynn Resorts, Ltd.; and
•	Zynga Inc.
Consideration of “Say on Pay” Vote
At the 2021 Annual Meeting, the shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, by approximately 88% of votes cast, excluding abstentions and broker non-votes. The Committee reviewed and considered the final vote results for that resolution, and together with feedback received through shareholder engagement, this collective feedback informed changes to our compensation practices in 2021. Specifically, shareholder feedback as it relates to the importance of talent and appropriate incentives related to talent retention was instrumental in the concept and design of Mr. Snowden’s supplemental performance-based equity award. Shareholder feedback also informed our 2021 compensation related to the use of “number of online sports betting and/or iCasino platforms in operation” as a performance metric for our short and long-term incentive plans.

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Elements of Executive Compensation
Our executive compensation program consists of the following primary components: base salary, annual short-term incentive compensation (annual cash bonus plan) and long-term incentive compensation (equity).
Base Salary
Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Compensation Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations: the executive officer’s position, responsibilities associated with that position, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, the executive officer’s individual compensation history, salary levels of the other members of our executive team, the median salaries of similarly situated/comparable executives in our peer group, and our overall compensation philosophy. The Compensation Committee benchmarks the Company’s named executive officer salaries in reference to the peer median salaries.
Set forth in the table below are the 2020 and 2021 base salaries for each of our named executive officers, indicating the year-over-year percentage increase. Effective as of January 1, 2021, the Board increased Mr. Snowden’s base salary to $1,800,000 to bring his total target compensation into closer alignment with the CEO peer median and to bring his base salary closer to the CEO peer median base salary of $2,000,000. Also, effective as of January 1, 2021, the Compensation Committee increased Mr. George’s salary to $725,000 in recognition of his increased responsibilities as an executive officer.
Named Executive Officer	2020 Base Salary	2021 Base Salary	Percent Increase from 2020
Jay Snowden	$1,400,000	$1,800,000	28.6%
Felicia Hendrix(1)	–	$650,000	–
Todd George	$650,000	$725,000	11.5%
Harper Ko(1)	–	$575,000	–
(1)	Ms. Hendrix and Ms. Ko both joined the Company in 2021.
Annual Short-Term Incentive Plan (“STIP”)
Our executive officers are eligible for short-term cash incentive compensation, which is intended to motivate the executive officers to achieve short-term company performance goals that will inure to the benefit of our Company and shareholders and to align executive officers’ interests with those of the shareholders. The STIP provides payout opportunities based on the achievement of pre-determined corporate performance objectives, with actual STIP bonuses earned based on the achievement of such performance objective(s) each fiscal year. Each fiscal year, the Compensation Committee sets the range of STIP opportunity payable to each executive as a percentage of annual base salary, consistent with the incentive programs and practices used by the Company’s peer group. The Compensation Committee benchmarks the Company’s named executive officer target bonuses in reference to the peer median target bonus levels. With respect to 2021, the 2021 STIP opportunity for our named executive officers are set forth in the table below:
2021 STIP Opportunity (as % of Base Salary)
Named Executive Officer	At Threshold	At Target	At Stretch or Above
Jay Snowden	125%	250%	375%
Felicia Hendrix	50%	100%	150%
Todd George	50%	100%	150%
Harper Ko	50%	100%	150%

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No compensation is awarded for below-threshold performance. If corporate performance is between performance levels (i.e., between threshold and target, or between target and stretch), the actual amount of the award that is earned will be determined by linear interpolation using the two identified levels of performance. In order to help manage potential payouts, annual short-term incentive opportunities are capped at the maximum bonus levels for each executive, regardless of the extent to which performance exceeds targeted levels.
2021 STIP Awards
The “threshold”, “target” and “stretch” performance levels for 2021 performance metrics were established by the Compensation Committee in early 2021. In order to determine the appropriate rigor of such performance levels with respect to the 2021 STIP, the Compensation Committee reviewed the Company’s 2021 operating plan and considered various performance metrics related to the objective of the operating plan. Based on this analysis, the Compensation Committee adopted the following performance metrics it determined to be rigorous but achievable in order to challenge our executive team to deliver consistent margin improvement and an aggressive rollout of our online sports betting and iCasino platforms:
Objective Corporate Performance Metrics

• Adjusted EBITDAR margin improvement in 2021 as compared to 2019 – Weighted 50%
• Online sports betting and/or iCasino platforms in operation as of year-end – Weighted 50%

•
Adjusted EBITDAR margin is a non-GAAP financial measure. “GAAP” means the generally accepted accounting principles in the U.S. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis divided by revenues on a consolidated basis. Adjusted EBITDAR is defined as Adjusted EBITDA plus rent expense associated with our triple net operating leases. Adjusted EBITDA is defined as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries and deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening and acquisition costs; and other income or expenses. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (principally consisting of interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for our joint ventures in Kansas Entertainment and Barstool Sports and rent expense associated with triple net operating leases. For a reconciliation of Net Income (Loss) to Adjusted EBITDAR, see the section entitled “Non-GAAP Measures” on pages 42 - 44 of our 2021 Annual Report.

We measured 50% of our 2021 STIP based on Adjusted EBITDAR margin improvement for 2021 as compared to 2019 because: (i) Adjusted EBITDAR is an objective and quantifiable measurement for the Company’s financial performance, as well as for comparing the Company’s performance to others within the gaming industry, as EBITDA is the most commonly used performance metric in the industry; (ii) many of the Company’s peer gaming companies operate in different markets than the Company, and relative stock performance between the Company and its peers may be skewed by differences in local, regional or international market conditions, as well as external factors such as M&A activity; (iii) Adjusted EBITDAR margin is the key metric to incentivize management to enhance shareholder value because it drives disciplined growth; and (iv) a comparison against 2019 rather than 2020 was appropriate due to the extensive closures of our casinos during 2020 due to COVID-19.

•
We launched our first online sports betting platform in October 2020. As of January 1, 2021, it was the Company’s sole online sports betting platform in operation, and no iCasino platforms had yet been launched. The fiscal 2021 target for the number of online sports betting and iCasino platforms in operation was ambitious and aligned with our internal business plan. However, the outcomes were highly uncertain and dependent on our ability to grow the interactive platform support team amid the challenging talent market environment and our ability to obtain licensing and regulatory approvals across different state jurisdictions in a timely manner. The last three online platforms were launched during the fourth quarter, underscoring the rigor and tremendous effort of the executive team.

The Compensation Committee believes that these were appropriate measures to use for the 2021 annual incentive program because they balanced an aggressive approach to executing on our highly differentiated strategy with a disciplined approach to spending.

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EXECUTIVE COMPENSATION
The metrics and the bonus payment thresholds corresponding to such metrics are set forth below:
2021 STIP Performance Metric	Threshold (85%)	Target (100%)	Stretch (115%)	Outcome
Adjusted EBITDAR margin improvement in 2021 as compared to 2019	250 basis points	350 basis points	450 basis points	Stretch Actual Result 655 Basis Points (1)
Online sports betting and/or iCasino platforms in operation as of year-end	10 platforms	12 platforms	14 platforms	Stretch Actual Result 15 Platforms (2)
(1)	Reflects Adjusted EBITDAR margin improvement of 655 basis points for the year ended December 31, 2021 as compared to the year ended December 31, 2019.
(2)	Reflects operation of 15 online sports betting and/or iCasino platforms as of December 31, 2021.
During the first quarter of 2022, Adjusted EBITDAR margin improvement in 2021 as compared to 2019 and total online sports betting and/or iCasino platform results were determined against the 2021 performance metrics under the STIP. Based on our Adjusted EBITDAR margin improvement of 655 basis points in 2021 as compared to 2019 and operation of 15 online sports betting or iCasino platforms as of December 31, 2021, the Compensation Committee approved the following STIP awards for the named executive officers (the Board approves the Chief Executive Officer’s STIP award following the recommendation of the Compensation Committee):
Named Executive Officer	Base Salary	Total Short Term Incentive Payment	Achieved Short Term Incentive (% of Base Salary)
Jay Snowden	$1,800,000	$6,750,000	375%
Felicia Hendrix	$650,000	$975,000	150%
Todd George	$725,000	$1,087,500	150%
Harper Ko	$575,000	$862,500	150%
Long-Term Incentive Program (“LTIP”)
We maintain a long-term incentive program, which provides for the granting of time-based and performance-based equity incentive awards under the Penn National Gaming, Inc. 2018 Long Term Incentive Plan (the “2018 Plan”) to the Company’s executive officers and to other employees, consultants and advisors as designated by the Chief Executive Officer. The LTIP was established in consultation with the Compensation Committee’s independent compensation consultant and is intended to closely align the interest of the Company’s executive officers, employees, consultants and advisors with the interests of our shareholders by encouraging participants to “think like owners” and to increase the long-term value of the Company by aligning their interests with those with those of the Company’s shareholders through a combination of time-based awards and performance-based awards with rigorous financial and operational performance metrics. There were 848 recipients of grants under the 2018 Plan during 2021.
Each fiscal year, the Compensation Committee determines an aggregate target value for the time-based and performance-based portions of annual LTIP award for each executive officer generally consistent with the incentive programs and practices used by the Company’s peer group and establishes the performance conditions used for the performance-based portion of the LTIP, as well as the levels of performance (threshold, target and stretch) required to be achieved under the program (the Board approves the Chief Executive Officer’s LTIP award following the recommendation of the Compensation Committee). When establishing long-term incentive levels, the Compensation Committee references the median peer long-term incentive values among the peers. The following table sets forth the aggregate 2021 annual long-term incentive award targets for our named executive officers:
Named Executive Officer	2021 LTIP Award Target (% of Base Salary)	2021 LTIP Award Target ($)
Jay Snowden(1)	450%	$8,100,000
Felicia Hendrix	240%	$1,560,000
Todd George	240%	$1,740,000
Harper Ko	240%	$1,380,000
(1)
Excludes Mr. Snowden’s supplemental performance-based equity award. For additional information regarding Mr. Snowden’s supplemental performance-based equity award, see “CEO Supplemental Performance-Based Equity Award” below.

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EXECUTIVE COMPENSATION
The illustration below sets forth the structure of our 2021 regular annual LTIP:
	Weighting	Vehicle	Metric	Vesting
Long-Term Incentive Awards	50%	Performance Based	Adjusted EBITDAR margin improvement in 2021 as compared to 2019 Online sports betting and/or iCasino platforms in operation as of year-end	Amount Earned Vests at the End of the 3-Year Performance Period
	50%	Time-Based	–	4-Year Annual Vesting
As shown in the illustration above, for 2021, the LTIP provides for annual grants of equity awards that are issued in two parts. 50% are time-based awards consisting of non-qualified stock options (“Time-Based Awards”) that vest ratably, annually over a four-year period. 50% are performance-based awards consisting of performance shares and units (“Performance Awards”) that vest based on the achievement of certain performance conditions over a three-year period consisting of three one-year performance periods. One or more performance goals are established for each one-year performance period. The terms of the Performance Awards and Time-Based Awards are described below.
2021 LTIP AWARDS
The Compensation Committee approved the grant of the following LTIP awards to the Company’s executive officers for 2021 as set forth in the table below.
		Performance Awards (50% of Aggregate Target LTIP)(1)
Named Executive Officer	Aggregate Amount of Target LTIP Award	Threshold (85%)	Target (100%)	Stretch (150%)	Stock Options (50% of Aggregate Target LTIP)(2)
Jay Snowden	$8,100,000	$3,442,500	$4,050,000	$6,075,000	$4,050,000
Felicia Hendrix	$1,560,000	$663,000	$780,000	$1,170,000	$780,000
Todd George	$1,740,000	$739,500	$870,000	$1,305,000	$870,000
Harper Ko	$1,380,000	$586,500	$690,000	$1,035,000	$690,000
(1)
The number of Performance Awards issued was determined by dividing the applicable dollar amounts by the closing stock price of our common stock as of April 9, 2021, the business day immediately prior to the grant date.

(2)	The number of stock options issued was determined by dividing the applicable target dollar amount of such awards by the Black Scholes grant date fair value per option as of January 4, 2021.
PERFORMANCE AWARDS
With respect to the Performance Awards, each annual award has a three-year award period consisting of three one-year performance periods and a minimum three-year service period that runs from the date for the award is approved. One or more performance goals are established for each one-year performance period. Following the end of each one-year performance period, the Committee will review the level of performance goals achieved and determined the number of performance awards earned for such period and credited to participants for ultimate settlement at the end of the three-year performance period. No portion of the award is earned for performance that falls below 85% of the applicable performance target and the maximum payout is capped at 150% for performance at or above 115% of the applicable performance target achievement. All Performance Awards that were earned in 2021 will remain subject to forfeiture during the full three-year period of each Performance Award, subject to lapse of such forfeiture restrictions earlier in the event of involuntary termination of service, retirement, death or disability, or a qualifying termination following a change in control of the Company.

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EXECUTIVE COMPENSATION
In early 2021, the Committee considered various performance metrics and ultimately selected the following goals for (a) the third performance period of the 2019 Performance Awards, (b) the second performance period of the 2020 Performance Awards and (c) the first performance period of the 2021 Performance Awards:
2021 Performance Goals • Adjusted EBITDAR margin improvement in 2021 as compared to 2019 – Weighted 50% • Online sports betting and/or iCasino platforms in operation as of year-end – Weighted 50%
As described earlier, these two metrics are the best measures of our future strategic ability to create long-term shareholder value. The Performance Awards are subject to recoupment in accordance with any existing clawback or recoupment policy (including our current policy), or any clawback or recoupment policy that the Company is otherwise required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
2021 PERFORMANCE
2021 Performance applies to the following one-year performance periods of these Performance Awards:
•	Third performance period of the 2019 Performance Awards
•	Second performance period of the 2020 Performance Awards
•	First performance period of the 2021 Performance Awards
The following table summarizes the actual performance during 2021 for the named executive officers under the Performance Awards that are made up of (i) the third performance period of the 2019 Performance Awards, (ii) the second performance period of the 2020 Performance Awards, and (iii) the first performance period of the 2021 Performance Awards. The performance period for these Performance Awards runs from January 1, 2021, through December 31, 2021.
Relative Weighting	2021 LTIP Performance Metric	Threshold (85%)	Target (100%)	Stretch (115%)	Outcome
50%	Adjusted EBITDAR margin improvement in 2021 as compared to 2019	250 basis points	350 basis points	450 basis points	Stretch Actual Result 655 Basis Points (1)
50%	Online sports betting and/or iCasino platforms in operation as of year-end	10 platforms	12 platforms	14 platforms	Stretch Actual Result 15 Platforms (2)
(1)	Reflects Adjusted EBITDAR margin improvement of 655 basis points for the year ended December 31, 2020 as compared to the year ended December 31, 2019.
(2)	Reflects operation of 15 online sports betting or iCasino platforms as of December 31, 2021.

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EXECUTIVE COMPENSATION
As a result of this performance, the following shares of restricted stock or restricted stock units were earned and credited to our named executive officers under our 2019, 2020 and 2021 Performance Awards. The 2020 and 2021 Performance Awards remain subject to forfeiture for three years following the grant date during the full three-year service period, subject to lapse of such forfeiture restrictions earlier in the event of involuntary termination of service, retirement, death or disability, or a change in control of the Company. The 2019 Performance Awards have completed their full three-year performance cycle and therefore have vested in full.
Named Executive Officer	Restricted Stock	Restricted Stock Units	Restricted Stock	Restricted Stock Units	Restricted Stock
	Earned from 2021 Performance Awards	Earned from 2020 Performance Awards	Earned from 2020 Performance Awards	Earned from 2019 Performance Awards	Earned from 2019 Performance Awards
Jay Snowden(1)	19,449	–	–	21,698	21,698
Felicia Hendrix(2)	3,746	–	–	–	–
Todd George	4,179	7,235	7,235	–	3,528
Harper Ko(2)	3,314	–	–	–	–
(1)	Mr. Snowden received an equity grant in August 2019 upon the announcement of his imminent promotion to CEO on January 1, 2020, and therefore did not participate in the 2020 Performance Award Plan.
(2)	Ms. Hendrix and Ms. Ko both joined the Company in 2021.
STATUS OF OUTSTANDING PERFORMANCE AWARDS
The Compensation Committee believes that the long-term incentive compensation awards issued to the named executive officers pursuant to the LTIP appropriately align our named executive officers’ focus on achieving the Company’s strategic objectives with the long-term value return expectations of our shareholders. The following table shows the status of the Performance Awards granted since 2019, in each case measured as of December 31, 2021.
LTIP Award	2019	2020	2021	2022	2023	Payout Status by Year
2021 Performance Award			33%			Yr. 1 = 150%
2020 Performance Award		66%				Yr. 1 = 150% Yr. 2 = 150%
2019 Performance Award	100%					Yr. 1 = 133.41% Yr. 2 = 150% Yr. 3 = 150%
TIME-BASED AWARDS
The Time-Based Awards are in the form of non-qualified stock options, which vest 25% per year over four years. There are no performance conditions attached to the Time-Based Awards, except for the inherent performance-based nature of stock options; the only requirement for vesting is continued service (except as otherwise provided in the participant’s employment agreement in specific instances, such as terminations without “cause” or for “good reason,” including following a “change in control”). As of the record date, in alignment with our stockholder experience, all options issued to our Named Executive Officers in 2021 and equivalent to 50% of the annual long-term incentive opportunity are under water and have no value.
CEO Supplemental Performance-Based Equity Award
In just two years, our CEO and President Jay Snowden has led Penn on a journey that transformed us from a traditional retail casino operator into a highly- innovative provider of integrated entertainment, sports content, and casino gaming experiences with multiple organic cross-selling opportunities across our powerful business verticals. Under Mr. Snowden’s leadership, the executive team is reimagining Penn National’s operational norms and product offerings, creating a more modern and efficient operating model While the outbreak of the COVID-19 pandemic

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EXECUTIVE COMPENSATION
presented significant operating challenges, including temporary closures and then limited operating capacity at all the Company’s properties during 2020 and part of 2021, Mr. Snowden successfully navigated Penn National through a series of strategic initiatives, mitigation efforts and capital raises that reinforced the Company’s resilience, achieving shareholder return of 237.9% in his first year as CEO, and all time high share price of $136.47 per share by March 15, 2021.
To build even stronger pay-for-performance alignment with our shareholders, and in response to input from shareholders, on April 12, 2021, the Board approved a two-phased performance-based supplemental equity award for Mr. Snowden with vesting contingent upon achieving absolute stock price milestones and relative total shareholder return (“TSR”) milestones. We are not aware of any similar incentive award structures in the market, applying a two-phased approach that includes extraordinarily rigorous absolute and relative stock price performance hurdles, an incentive opportunity that is conditional in nature, a combination of performance- and service-based requirements that extend vesting through the end of 2029, and long-term alignment with the shareholders’ interests. No portion of the award has vested as of the record date, and its outcome remains uncertain.
The Board believes this award is an important tool for supporting and incentivizing Mr. Snowden to continue achieving transformational growth and creating long-term value for Penn National shareholders.
In approving the award, the Committee, with the advice of the Committee’s independent compensation consultant, Exequity, recognized the potential for continued strong absolute and relative share value growth. The Committee believes that Mr. Snowden brings a unique blend of leadership acumen, experience, and knowledge of the Company’s industry and business. Further, it believes Mr. Snowden has the right vision for the Company and that his leadership is critical in driving the continued execution of that vision, as demonstrated through the success of the transformation effort he led over the last two years that unlocked significant long-term value creation opportunities for the Company.
The award, which has been designed with the interests of shareholders in mind and awarded under the Company’s 2018 Long Term Incentive Compensation Plan, as amended, consists of the following two phases:
•
PHASE I - “Stock Price Hurdle Award”: a restricted stock grant with performance vesting conditions tied to the achievement of aspirational stock price hurdles, which must be maintained for 60 consecutive trading days, during the period ending December 31, 2025; and

•
PHASE II - “Relative TSR Hurdle Award”: an award of stock-settled restricted stock units that, contingent upon achievement of a Stock Price Hurdle Award, provides an opportunity to earn additional shares if the Company’s five-year TSR measured at the end of 2026 and 2027 equals or exceeds the 75th percentile of the S&P 500 index.

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EXECUTIVE COMPENSATION

An important element of the Relative TSR Hurdle Award issued in 2021 is that it reflects a maximum potential incentive opportunity that is subject to both the actual number of the Stock Price Hurdle Award shares earned at the end of fiscal 2025 and our five-year relative TSR performance at the end of 2026 and 2027. Mr. Snowden will have no opportunity to earn restricted stock units under the Relative TSR Hurdle Award if no portion of the Stock Price Hurdle Award is earned, regardless of our relative TSR performance.
Additionally, any earned Stock Price Hurdle Award and Relative TSR Hurdle Award shares, if any, are subject to an additional three- and two-year service vesting requirement respectively to create a long-term alignment with shareholder interests and support retention through the end of fiscal 2029.
Aligned with Shareholders
The award was granted with the principal objective of linking Mr. Snowden’s long-term compensation opportunity with shareholder value creation, both on an absolute stock performance basis and relative to the S&P 500 index. The award requires tremendous stock price appreciation, equivalent to market capitalization growth between $4.7 billion and $34.8 billion based on our stock price on the grant date, and significant relative shareholder returns in order for Mr. Snowden to earn them, consistent with Penn National’s pay-for-performance approach to executive compensation. Because the award is structured to motivate extraordinary long-term performance, is entirely at risk, and correlates directly with shareholder outcomes, the Board believes that it directly aligns with the interests of all Penn National shareholders. The Board also believes that, because the maximum number of shares available under the award represents less than 0.6% of the shares outstanding as of the date of grant, the dilutive effect on shareholders is reasonable given the increase in shareholder value that would be represented by achievement of the stock price and TSR milestones. In addition, the award imposes follow-on continued employment vesting conditions that must be satisfied for the award to fully vest.

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EXECUTIVE COMPENSATION
Terms of the Performance Award
PHASE I - THE STOCK PRICE HURDLE AWARD
The Stock Price Hurdle Award phase of the award provides an opportunity to earn between 20,000 and 300,000 shares if the stock price hurdles in the graphic appearing below are achieved during the period ending December 31, 2025. To satisfy a stock price hurdle, the price of the Company’s common stock must close above the stock price hurdle for 60 consecutive trading days. The total number of shares earned under the Stock Price Hurdle Award phase establishes the maximum number of shares in each of the two performance periods established in the Relative TSR Hurdle Award phase. Based on the stock price on the record date, our market capitalization needs to increase by approximately 238%(1) for any portion of the award to be earned.
(1)	Based on $36.96 per share closing price of our common stock as of the Record Date and the $132 per share minimum achievement level of the supplemental award.

To encourage the long-term retention of Mr. Snowden, any shares earned based on satisfaction of a performance condition under the Stock Price Hurdle Award phase vest in annual 1/3 increments over three years following achievement of the performance condition, subject to Mr. Snowden’s continued employment, subject to exception for termination after April 12, 2022 due to death, disability, termination without cause, and termination for good reason. The Stock Price Hurdle Award provides an additional retention-driven condition, under which the award’s 3-year employment vesting schedule could not begin before April 1, 2022.
PHASE II - THE RELATIVE TSR HURDLE AWARD
No shares are earned in Phase II unless the Phase I portion of the program resulted in earned shares. In the event that shares are earned under the Stock Price Hurdle Award, the Relative TSR Hurdle Award provides an opportunity to earn, in each of two, five-year performance periods, additional restricted stock units representing between 0% and 100% of the total number of restricted shares earned under the Stock Price Hurdle Award, subject to achieving the following relative TSR hurdles:
Penn’s TSR Percentile Performance vs. the S&P 500	Percent of Stock Price Hurdle Restricted Shares Earned
Below 75th Percentile	0%
75th Percentile	50%
90th Percentile	75%
95th Percentile	100%

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EXECUTIVE COMPENSATION
Relative TSR performance will be measured at the end of 2026 and 2027 based on Penn National’s relative TSR performance (compared to that of the S&P 500 index) over the following periods, with restricted stock units potentially earned in each period. No additional restricted stock units will be earned in the event either (i) the Company’s relative TSR performance falls below 75% compared to the S&P 500 index, or (ii) no Stock Price Hurdle Award is earned under Phase I.
Measurement Year	Relative TSR Measurement Period
2026	2022–2026
2027	2023–2027
Any restricted stock units earned under the Relative TSR Hurdle Award will vest in annual 1∕2 increments over two years following achievement of the performance condition, subject to Mr. Snowden’s continued employment.
The grant date fair value of the supplemental performance award was approximately $48.7 million. The stock-based compensation expense recognized in connection with the maximum Stock Price Hurdle Award was approximately $19.4 million, which will be amortized over a weighted average period of approximately 4.25 years, and up to approximately $29.3 million in connection with the Relative TSR Hurdle Award, which will be amortized over a weighted average period of approximately 7.71 years.
Other Compensation Program Elements and Policies
Deferred Compensation. The Company does not maintain any defined benefit pension programs for its executives. Consistent with the Company’s core gaming peer group, the Company maintains an elective nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for tax planning and retirement purposes for our executives. In 2021, the Company provided a matching contribution on an executive’s deferrals to the plan of up to 5% of the executive’s base salary and annual bonus. All amounts credited to an executive’s account are invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded, and benefits are paid from the Company’s general assets; however, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. This program is described in more detail beginning on page 67 of this Proxy Statement.
The Committee believes that the Deferred Compensation Plan is necessary to attract and retain our executives and is consistent with competitive and industry practices among the Company’s core gaming peer group.
Benefits and Perquisites. We offer a set of benefits to all of our employees, including medical, dental and vision insurance, group life insurance, short- and long-term disability and a 401(k) with certain contributions matched by us in 2021. We believe that executives should be offered additional benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive and industry practices among the Company’s peer group, and, in certain circumstances, may address a particular reasonable issue or concern of an executive. Consistent with these objectives, the Company also provides certain executive officers with selected supplemental benefits and perquisites, including matching contributions under the Company’s Deferred Compensation Plan and financial and tax planning services. In addition, Mr. Snowden is entitled to life insurance in the amount of three times his base salary. He is also entitled to use of Company aircraft which is important in ensuring efficient travel to our gaming facilities that are located across a wide geographic area without regular commercial flight alternatives and which is consistent with other companies in our core gaming peer group that permit their chief executive officers to use the company’s aircrafts for personal use and commuting. In determining the supplemental benefits and perquisites that our executive officers are entitled to receive; the Committee evaluates the benefits and perquisites given by companies in the Company’s peer group. The description and value of such supplemental benefits and perquisites in 2021 can be found in the “All Other Compensation” column of the Summary Compensation Table in this Proxy Statement.

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EXECUTIVE COMPENSATION
Hedging and Pledging Policy. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies prohibiting each of the Company’s directors and employees (including executive officers) from engaging in hedging transactions (such as short sales, puts and calls and other derivatives), and pledging Company shares as collateral for a loan or holding shares in a margin account.
Compensation Clawback Policy. As a highly regulated, multi-jurisdictional gaming and racing company, the Company has maintained a long-standing commitment to ensure that its executive officers adhere to the highest professional and ethical standards. Accordingly, the Company has adopted a policy pursuant to which misconduct by any executive officer that leads to a restatement of the Company’s financial results could subject such individuals to a disgorgement of prior compensation. In the event of a restatement, in light of the highly regulated nature of the Company’s business, the Committee has the authority to pursue an appropriate remedy, based on the facts and circumstances surrounding the restatement and existing laws.
Stock Ownership Guidelines for Senior Management. The Committee has established the following stock ownership guidelines for senior management, which are re-evaluated periodically.
Position	Required Value of Shares Held (2021)	Required Value of Shares Held (2015 - 2020)
Chief Executive Officer	Six (6) times base salary	Five (5) times base salary
Other Executive Officers	Three (3) times base salary	Three (3) times base salary(1)
(1)	Two (2) times base salary for the chief legal officer and the chief development officer.
The Chief Executive Officer is authorized to set ownership requirements for other members of the senior management team as appropriate. As with the director stock ownership guidelines, the value of a named executive officer’s stock ownership at any time will be based on the aggregate value of common stock, restricted stock and restricted stock units held by such named executive officer. Each named executive officer is required to achieve compliance with these guidelines within five years of assuming his or her current position and, once achieved, ownership of the required amount must be maintained for as long as the individual is subject to these guidelines. As of December 31, 2021, each of the named executive officers was on track to achieve compliance with the deadlines within five years of assuming his or her current position.
Timing of Equity-Based Awards. The Company adopted an Equity Based Award Policy, under which, for regular annual stock option awards to executive officers, the grant date will be the second trading day of the calendar year. Performance based awards are made during the first quarter of each year when the Compensation Committee approves the performance goals for the year. From time to time, annual grants may be made on a later date in the year as a result of the timing of the determination of the awards, the determination of terms or other factors, such as performance metrics for a given year. In 2021, the annual performance-based awards and the CEO’s supplemental 2021 equity award were approved and granted on April 12, 2021. New hire and other ad hoc equity-based awards granted outside of the regular annual pay program granted throughout the year are made on first day of the month following the award approval. All equity-based grants, whether granted on the second trading day of the calendar year or later in the year, are priced in accordance with the terms of the applicable equity compensation plans or performance share programs, which require, among other things, that the exercise price of all stock options be established by reference to the closing price on the trading day immediately prior to the date of grant.

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COMPENSATION TABLES AND ARRANGEMENTS
2021 Summary Compensation Table
This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the years ended December 31, 2021, December 31, 2020 and December 31, 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Jay Snowden Chief Executive Officer and President	2021	1,786,154	–	53,054,562	4,050,022	6,750,000	246,476	65,887,214
	2020	1,215,677	–	2,431,391	0	0	251,587	3,898,655
	2019	1,100,000	–	1,224,213	7,229,814	1,285,167	138,774	10,977,968
Felicia Hendrix Executive Vice President, Chief Financial Officer	2021	537,500	375,000	518,491	779,989	975,000	25,000	3,210,980
	2020	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–
Todd George Executive Vice President, Operations	2021	722,404	–	1,589,576	870,014	1,087,500	55,920	4,325,414
	2020	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–
Harper Ko Executive Vice President, Chief Legal Officer and Secretary	2021	557,308	–	487,543	690,011	862,500	187,676	2,785,038
	2020	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–
(a)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in each year as computed in accordance with ASC 718, disregarding estimates of forfeitures related to service-based vesting conditions. Performance Award values are based upon their probable outcome of the performance condition as of the grant date. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The amounts presented in the Stock Awards column for each named executive officer during 2021 include the grant date fair value of their awards as follows:

Mr. Snowden
: (i) Stock Price Hurdle PSAs ($19,430,350); (ii) Relative TSR PSUs ($29,262,000); (iii) final one-third of the 2019 performance-based restricted stock award ($1,506,096); (iv) final one-third of the 2019 performance-based restricted stock unit award ($1,506,096); and (v) first one-third of the 2021 performance-based restricted stock award ($1,350,020).
Ms. Hendrix
: (i) sign-on 2021 restricted stock award ($250,014); and (ii) first third of the 2021 performance-based restricted stock award ($268,477).
Mr. George
: (i) last one-third of the 2019 performance-based restricted stock award ($252,887); (ii) second one-third of the 2020 performance-based restricted stock award ($518,569); (iii) second one-third of the 2020 performance-based restricted stock unit award ($518,569); and (iv) first one-third of 2021 performance-based restricted stock award ($299,551).
Ms. Ko
: (i) sign-on 2021 restricted stock unit ($250,031); and (ii) the first one-third of 2021 performance-based restricted stock award ($237,512).
The Performance Award value in the Summary Compensation Table represent the grant date fair value of the first one-third of the 2021 Performance Awards, the second one-third of the 2020 Performance Awards and the final one-third of the 2019 Performance Awards. The performance goals for the remaining portions of these awards will be determined in fiscal 2022 and 2023, as applicable, by the Compensation Committee and will be reported in the applicable “Summary Compensation Table” for such period. As a result, the grant date fair value of the Performance Awards disclosed herein for 2021 excludes two-thirds of the intended plan design value as indicated in the following table:

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COMPENSATION TABLES AND ARRANGEMENTS
Performance Award Compensation Disclosed for 2021
	Disclosed vs. Design	2019	2020	2021	2022	2023
2021 Performance Award	Plan Design Value			100%
	Value Disclosed in Summary Compensation Table			33%	33%	33%
2020 Performance Award	Plan Design Value		100%
	Value Disclosed in Summary Compensation Table		33%	33%	33%
2019 Performance Award	Plan Design Value	100%
	Value Disclosed in Summary Compensation Table	33%	33%	33%
The grant date fair value assuming the maximum level of performance achieved under performance awards are as follows: (i) $6,543,422 for Mr. Snowden (excludes Stock Price Hurdle PSAs and Relative TSR PSUs); (ii) $402,770 for Ms. Hendrix; (iii) $2,384,471 for Mr. George and (iv) $356,321 for Ms. Ko.
(b)
The amounts reflect cash payments for 2021 pursuant to the Company’s annual short-term incentive plan, which provided for the payment of incentive compensation upon the Company’s achievement of pre-established performance goals. A discussion of our annual short-term incentive plan may be found in our CD&A under “Annual Short-Term Incentive Plan.”

(c)
For Mr. Snowden, All Other Compensation in 2021 consisted of: (i) $89,308 in Company matching contributions under the Company’s Deferred Compensation Plan (“DCP”); (ii) $8,551 in Company paid insurance premiums; (iii) $14,000 in tax and financial planning; (iv) $5,800 in matching 401(k) contributions; and (v) $128,817 representing aggregate incremental cost for use of the Company’s aircraft which is based on variable costs of operating the aircraft including fuel costs, landing costs and repairs and maintenance.

For Ms. Hendrix, All Other Compensation in 2021 consisted of $25,000 in Company matching contributions under the DCP.
For Mr. George, All Other Compensation in 2021 consisted of: (i) $36,120 in Company matching contributions under the DCP; (ii) $14,000 in tax and financial planning; and (iii) $5,800 in matching 401(k) contributions.
For Ms. Ko, All Other Compensation in 2021 consisted of: (i) $26,538 in Company matching contributions under the DCP; and (ii) $161,138 in relocation expenses in connection with her move from Nevada to Penn National’s headquarters in Pennsylvania.

64 PROXY REPORT - 2022
COMPENSATION TABLES AND ARRANGEMENTS
2021 Grants of Plan Based Awards
Name	Grant Date(a)	Award Date(a)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: (#)	All Other Option Awards (#)(b)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(c)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay Snowden			$2,250,000	$4,500,000	$6,750,000	–	–	–	–	–	–	–
	1/5/2021		–	–	–	–	–	–	–	89,639	80.89	4,050,022
	4/12/2021(d)	2/14/2019	–	–	–	7,233	14,465	21,698	–	–	–	1,506,096
	4/12/2021(e)	2/14/2019	–	–	–	7,233	14,465	21,698	–	–	–	1,506,096
	4/12/2021(h)		–	–	–	6,483	12,966	19,449	–	–	–	1,350,020
	4/12/2021(i)		–	–	–	20,000	–	300,000	–	–	–	19,430,350
	4/12/2021(i)		–	–	–	300,000	450,000	600,000	–	–	–	29,262,000
Felicia Hendrix			$325,000	$650,000	$975,000	–	–	–	–	–	–	–
	2/23/2021		–	–	–	–	–	–	–	11,697	$117.82	779,989
	4/5/2021(h)		–	–	–	1,249	2,497	3,746	–	–	–	268,477
	2/23/2021		–	–	–	–	–	–	2,122	–	–	250,014
Todd George			$362,500	$725,000	$1,087,500	–	–	–	–	–	–	–
	1/5/2021		–	–	–	–	–	–	–	19,256	$80.89	870,014
	4/5/2021(d)	2/14/2019	–	–	–	1,176	2,352	3,528	–	–	–	252,887
	4/5/2021(f)	3/4/2020	–	–	–	2,412	4,823	7,235	–	–	–	518,569
	4/5/2021(g)	3/4/2020	–	–	–	2,412	4,823	7,235	–	–	–	518,569
	4/5/2021(h)		–	–	–	1,393	2,786	4,179	–	–	–	299,551
Harper Ko			$287,500	$575,000	$862,500	–	–	–	–	–	–	–
	1/5/2021		–	–	–	–	–	–	–	15,272	$80.89	690,011
	4/5/2021(h)		–	–	–	1,105	2,209	3,314	–	–	–	237,512
	1/5/2021		–	–	–	–	–	–	3,091	–	–	250,031
(a)
The grant date shown in the table was determined pursuant to ASC 718, which is the date our Compensation Committee (or our Board for the CEO) established the performance criteria for the first one-third of the 2021 Performance Awards, the second one-third of the 2020 Performance Awards and the final one-third of the 2019 Performance Awards. The award date shown above represents the date on which our Compensation Committee (or our Board for the CEO) awarded the target number of Performance Awards to the named executive officers when the date differs from the grant date.

(b)
Option awards represent stock options granted to the executives as part of their annual equity incentive compensation. The option awards vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(c)
Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the award’s vesting period. Assumptions used in the calculation of the amounts for stock option awards and performance awards are included in Note 2 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(d)
Equity incentive awards represent performance-based restricted stock awards approved on February 14, 2019 in connection with the Company’s 2019 Performance Awards. The aggregate target number of restricted stock having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 43,397 for Mr. Snowden and (ii) 7,058 for Mr. George.

(e)
Equity incentive awards represent performance-based restricted stock units that vest in cash approved on February 14, 2019 in connection with the Company’s 2019 performance share program. The aggregate target number of restricted stock units having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 43,397 for Mr. Snowden.

(f)
Equity incentive awards represent performance-based restricted stock awards approved on March 4, 2020 in connection with the Company’s 2020 performance share program. The aggregate target number of restricted stock having a three-year award period consisting of three one-year performance periods and a three-year service period were 14,469 for Mr. George.

(g)
Equity incentive awards represent performance-based restricted stock units approved on March 4, 2020 in connection with the Company’s 2020 performance share program. The aggregate target number of restricted stock units having a three-year award period consisting of three one-year performance periods and a three-year service period were 14,469 for Mr. George.

(h)
Equity incentive awards represent performance-based restricted stock awards approved on April 12, 2021 for Mr. Snowden and April 5, 2021 for the other named executive officers in connection with the Company’s 2021 performance share program. The aggregate target number of restricted stock having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 38,897 for Mr. Snowden; (ii) 7,491 for Ms. Hendrix; (iii) 8,356 for Mr. George; and (iv) 6,627 for Ms. Ko.

(i)
These awards consist of the Stock Price Hurdle Award and the Relative TSR Hurdle Award. A discussion of the Stock Price Hurdle Award and the Relative TSR Hurdle Award may be found in our CD&A under “CEO Performance Based Supplemental Equity Awards.”

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COMPENSATION TABLES AND ARRANGEMENTS
Outstanding Equity Awards at Fiscal Year End
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options:		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units Held that Have Not Vested(#)(g)	Market Value of Shares or Units Held that Have Not Vested($)(k)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($)
	Exercisable (#)	Unexercisable (#)
Jay Snowden	237,437	–	12.87	2/9/2023	62,696(h)	3,250,788	–	–
	219,222	–	14.10	1/4/2024	62,696(h)	3,250,788	–	–
	79,327	26,442(a)	30.74	1/3/2025	19,449(j)	1,008,431	38,897(l)	2,016,809
	78,102	78,101(b)	19.45	1/3/2029			300,000(n)	15,555,000
	516,354	516,352(c)	18.81	8/6/2029			600,000(o)	31,110,000
	–	89,639(e)	80.89	1/5/2031
Felicia Hendrix	–	11,697(f)	117.82	2/23/2031			2,122(p)	110,026
					3,746(j)	194,230	7,491(l)	388,408
Todd George	5,375	–(m)	14.10	1/4/2024			21,404(q)	1,109,797
	10,020	3,340(a)	30.74	1/3/2025	10,197(h)	528,714	–	–
	12,702	12,702(b)	19.45	1/3/2029	14,470(i)	750,270	7,235(l)	375,135
	15,266	45,795(d)	26.14	1/3/2030	14,470(i)	750,270	7,235(l)	375,135
	–	19,256(e)	80.89	1/5/2031	4,179(j)	216,681	8,355(l)	433,207
Harper Ko	–	15,272(e)	80.89	1/5/2031			3,091(r)	160,268
					3,314(j)	171,831	6,627(l)	343,610
(a)	The vesting date is January 3, 2022.
(b)	The vesting dates are January 3, 2022 and January 3, 2023.
(c)	The vesting dates are August 6, 2022 and August 6, 2023.
(d)	The vesting dates are January 3, 2022, January 3, 2023 and January 3, 2024.
(e)	The vesting dates are January 5, 2022, January 5, 2023, January 5, 2024, and January 5, 2025.
(f)	The vesting dates are February 23, 2022, February 23, 2023, February 23, 2024, and February 23, 2025.
(g)	The stock awards consist of performance awards, which were made under the performance share program adopted under the 2018 Long Term Incentive Compensation Plan.
(h)	The vesting date shall be in the first quarter of 2022 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable.
(i)	The vesting date shall be in the first quarter of 2023 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable.
(j)	The vesting date shall be in the first quarter of 2024 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable.
(k)	Calculated based on the closing price of $51.85 for the Company’s common stock on December 31, 2021, which was the last trading day of the Company’s 2021 fiscal year.
(l)
These amounts represent the maximum number of performance-based restricted stock and restricted stock units for the performance periods ending December 31, 2022, December 31, 2023 and December 31, 2024. The final number of shares or units earned, if any, will be based on the performance achieved for such periods.

(m)	This option award consists of a Cash Settled Stock Appreciation Award.
(n)	These awards make up the Stock Price Hurdle Award. A discussion of the Stock Price Hurdle Award may be found in our CD&A under “CEO Performance Based Supplemental Equity Awards.”
(o)	These awards make up the Relative TSR Hurdle Award. A discussion of the Relative TSR Hurdle Award may be found in our CD&A under “CEO Performance Based Supplemental Equity Awards.”
(p)	Time-based Restricted Stock Award which vests ratably on February 23, 2022 and February 23, 2023.
(q)	Cash settled time-based Restricted Stock Unit. The remaining units vest 46.67% on September 22, 2022, and 53.33% on September 22, 2023.
(r)	Time-based Restricted Stock Unit which vests ratably on January 5, 2022, January 5, 2023, January 5, 2024, and January 5, 2025.

66 PROXY REPORT - 2022
COMPENSATION TABLES AND ARRANGEMENTS
2021 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(a)	Value Realized on Vesting($)(b)
Jay Snowden	234,827	19,621,391	40,614	4,422,458
Felica Hendrix	–	–	–	–
Todd George	–	–	12,265	1,059,126
Harper Ko	–	–	–	–
(a)	The number of shares acquired on vesting includes 7,135 restricted stock units, which were settled in cash, for Mr. George.
(b)	Value realized represents fair value, per share, as of the trading day immediately prior to the vesting date.
2021 Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
Jay Snowden	178,615	89,308	454,486	(2,078)	3,714,748
Felicia Hendrix	50,000	25,000	5,344	(94)	80,251
Todd George	216,721	36,120	415,292	(857)	2,900,649
Harper Ko	53,076	26,538	2,464	(107)	81,974
(a)	For each executive, the executive’s contribution is included in the executive’s Salary column for 2021, as reported in the Summary Compensation Table.
(b)	For each executive, the Company’s contribution is included in the executive’s All Other Compensation column for 2021, as reported in the Summary Compensation Table.
(c)	Amounts reflect the change in account value during fiscal year 2021. No amounts are reported in the Summary Compensation Table because the earnings were not above market or preferential.
(d)	The amount of Mr. Snowden’s aggregate balance at fiscal year-end that was reported as compensation in the Summary Compensation Table for previous years was $796,951.
Penn National Gaming, Inc. Deferred Compensation Plan
Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Retirement Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum annual deferrable amount is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan in 2021 were equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the Board of Directors’ approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement or a change in control of the Company, as defined in the Deferred Compensation Plan. The Retirement Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability or his or her involuntary termination of employment.
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for at least five years. For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement.

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COMPENSATION TABLES AND ARRANGEMENTS
Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Retirement Committee, a participant can suspend deferrals or receive a partial or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change in control event” under Code section 409A.
Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Retirement Committee. Participants may change their investment elections at any time.
Potential Payments Upon Termination or Change in Control
The following tables describe and quantify the compensation that would become payable in the event of a termination of a named executive officer’s employment under several different circumstances or a change in control. The amounts shown are estimates of amounts that would be paid to the named executive officers assuming that such termination or change in control was effective as of December 31, 2021, and include amounts earned through such time and are based (where applicable) on the closing price of the Company’s common stock on such date, which was $51.85 per share. The actual amounts to be paid can only be determined at the time of such named executive officer’s separation from the Company and/or change in control. For a description of the severance and change in control provisions giving rise to the payments set forth below, see pages 70 through 72 of this Proxy Statement. In establishing the appropriate payment and benefit levels, the Company evaluates the practices and levels set by companies in its peer group.
Post-Employment Payments—Jay Snowden
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination upon Death ($)	Termination upon Disability ($)	Change in Control ($)	Change in Control Termination without Cause ($)
Cash Severance Benefit(a)	–	8,662,500	–	8,662,500	8,662,500	–	12,600,000
Benefit Continuation(b)	–	39,524	–	39,524	39,524	–	39,524
Restricted Stock(c)(d)	–	4,259,192	–	4,259,192	4,259,192	–	5,603,715
Unvested Stock Options(d)	–	–	–	20,148,933	20,148,933	–	20,148,933
Unvested Restricted Stock Units(c)(d)	–	3,250,771	–	3,250,771	3,250,771	–	3,250,771
Vested Stock Options(e)	38,796,359	38,796,359	–	38,796,359	38,796,359	38,796,359	38,796,359
Vested Deferred compensation Balance(f)	3,714,748	3,714,748	3,714,748	3,714,748	3,714,748	3,714,748	3,714,748
Total	$42,511,107	$58,723,094	$3,714,748	$78,872,027	$78,872,027	$42,511,107	$84,154,050
(a)	The basis for the cash severance benefit upon a termination is the base salary for 2021 plus the average of the last two full years bonuses.
(b)	Represents employer cost of medical, dental and vision coverage.
(c)
Restricted stock and restricted stock unit award values were computed based on the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share), which was the last trading day of 2021.

(d)	Restrictions on unvested awards lapse upon death, disability or a change in control termination without cause.
(e)
Amounts represent the difference between the exercise price of each named executive officer’s options and the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share). Vested stock options issued under the 2008 Plan and 2018 Plan are cancelled when an executive is terminated for cause by the Company.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, change in control or, at the option of the committee administering the Deferred Compensation Plan, disability.

68 PROXY REPORT - 2022
COMPENSATION TABLES AND ARRANGEMENTS
Post-Employment Payments—Felicia Hendrix
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination upon Death ($)	Termination upon Disability ($)	Change in Control ($)	Change in Control Termination without Cause ($)
Cash Severance Benefit (a)	–	2,275,000	–	2,275,000	2,275,000	–	2,600,000
Benefit Continuation (b)	–	43,601	–	43,601	43,601	–	43,601
Restricted Stock (c)(d)	–	194,230	–	304,256	304,256	–	563,195
Unvested Stock Options (d)	–	–	–	–	–	–	–
Unvested Restricted Stock Units (c)(d)	–	–	–	–	–	–	–
Vested Stock Options (e)	–	–	–	–	–	–	–
Vested Deferred Compensation Balance (f)	80,251	80,251	80,251	80,251	80,251	80,251	80,251
Total	$80,251	$2,593,082	$80,251	$2,703,107	$2,703,107	$80,251	$3,287,045
(a)	The basis for the cash severance benefit upon a termination is the base salary for 2021 plus target cash bonuses for 2021.
(b)	Represents employer cost of medical, dental and vision coverage.
(c)
Restricted stock and restricted stock unit award values were computed based on the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share), which was the last trading day of 2021.

(d)	Restrictions on unvested awards lapse upon death, disability or a change in control termination without cause.
(e)
Amounts represent the difference between the exercise price of each named executive officer’s options and the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share). Vested stock options issued under the 2008 Plan and 2018 Plan are cancelled when an executive is terminated for cause by the Company.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, change in control or, at the option of the committee administering the Deferred Compensation Plan, disability.

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COMPENSATION TABLES AND ARRANGEMENTS
Post-Employment Payments—Todd George
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination upon Death ($)	Termination upon Disability ($)	Change in Control ($)	Change in Control Termination without Cause ($)
Cash Severance Benefit (a)	–	2,265,625	–	2,265,625	2,265,625	–	2,900,000
Benefit Continuation (b)	–	41,720	–	41,720	41,720	–	41,720
Restricted Stock (c)(d)	–	1,495,717	–	1,495,717	1,495,717	–	2,034,594
Unvested Stock Options (d)	–	–	–	1,659,442	1,659,442	–	1,659,442
Unvested Restricted Stock Units (c)(d)	–	750,244	–	750,244	750,244	–	1,000,316
Vested Stock Options (e)	1,218,462	1,218,462	–	1,218,462	1,218,462	1,218,462	1,218,462
Vested Deferred Compensation Balance (f)	2,900,649	2,900,649	2,900,649	2,900,649	2,900,649	2,900,649	2,900,649
Total	$4,119,111	$8,672,417	$2,900,649	$10,331,858	$10,331,858	$4,119,111	$11,755,183
(a)	The basis for the cash severance benefit upon a termination is the base salary for 2021 plus the average of the last two full years bonuses.
(b)	Represents employer cost of medical, dental and vision coverage.
(c)
Restricted stock and restricted stock unit award values were computed based on the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share), which was the last trading day of 2021.

(d)	Restrictions on unvested awards lapse upon death, disability or a change in control termination without cause.
(e)
Amounts represent the difference between the exercise price of each named executive officer’s options and the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share). Vested stock options issued under the 2008 Plan and 2018 Plan are cancelled when an executive is terminated for cause by the Company.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, change in control or, at the option of the committee administering the Deferred Compensation Plan, disability.

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COMPENSATION TABLES AND ARRANGEMENTS
Post-Employment Payments—Harper Ko
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination upon Death ($)	Termination upon Disability ($)	Change in Control ($)	Change in Control Termination without Cause ($)
Cash Severance Benefit (a)	–	1,725,000	–	1,725,000	1,725,000	–	2,300,000
Benefit Continuation (b)	–	31,920	–	31,920	31,920	–	31,920
Restricted Stock (c)(d)	–	171,831	–	332,099	332,099	–	561,173
Unvested Stock Options (d)	–	–	–	–	–	–	–
Unvested Restricted Stock Units (c)(d)	–	–	–	–	–	–	–
Vested Stock Options (e)	–	–	–	–	–	–	–
Vested Deferred Compensation Balance (f)	81,974	81,974	81,974	81,974	81,974	81,974	81,974
Total	$81,974	$2,010,725	$81,974	$2,170,993	$2,170,993	$81,974	$2,975,067
(a)	The basis for the cash severance benefit upon a termination is the base salary for 2021 plus target cash bonuses for 2021.
(b)	Represents employer cost of medical, dental and vision coverage.
(c)
Restricted stock and restricted stock unit award values were computed based on the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share), which was the last trading day of 2021.

(d)	Restrictions on unvested awards lapse upon death, disability or a change in control termination without cause.
(e)
Amounts represent the difference between the exercise price of each named executive officer’s options and the closing price of the Company’s common stock on December 31, 2021 ($51.85 per share). Vested stock options issued under the 2008 Plan and 2018 Plan are cancelled when an executive is terminated for cause by the Company.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, change in control or, at the option of the committee administering the Deferred Compensation Plan, disability.

Employment, Retirement and Separation Agreements
The Company has entered into employment, retirement and separation agreements with its executive officers, including Mr. Snowden, Ms. Hendrix, Mr. George and Ms. Ko. None of the employment agreements contain single trigger change in control. The Company determined to enter into these agreements in recognition of the continuing need to attract and retain experienced, proven executives (particularly in light of the increased competition for talent in its industry) and to protect the Company from certain competitive risk. The Compensation Committee plans to continue to evaluate whether and in what form to utilize severance or employment agreements in the future. For key employees with whom the Company does not seek to have severance or employment agreements, the Company has designed other policies and programs for attracting and retaining talented individuals.
With respect to Mr. Snowden, the summary below reflects the Executive Agreement entered into between the Company and Mr. Snowden as of July 30, 2019 in connection with his promotion to Chief Executive Officer, effective January 1, 2020, as amended on March 27, 2020, October 1, 2020 and November 3, 2021.
Summary of Key Terms
Term. The term of each employment agreement is for three years. Mr. Snowden’s employment agreement expires on January 1, 2023. The Company believes that the length of each employment term represents a reasonable period for which the Company and the executive will mutually commit to maintain the employment relationship, and the terms are intentionally staggered to provide stability and predictability among its leadership ranks. For the executive, this provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term shareholder value.
Termination and Restrictive Covenants. The Company offers certain additional payments to its executive officers if the Company elects to terminate the executive’s employment without “cause.” Such termination payments are not available to the executive if the executive resigns

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(regardless of whether or not such executive has good reason) or if the executive is terminated for “cause.” All termination payments are expressly conditioned on the executive providing a written release of all liabilities to the Company and the executive’s agreement to comply with the restrictive covenants described below for the time period for which such payments are made.
Each employment agreement contains a comprehensive set of restrictive covenants designed to provide the Company with a reasonable degree of protection with regards to its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility, (ii) solicitation of any employees of the Company or any of its subsidiaries, and (iii) disclosure and use of any of the Company’s confidential information. The Board selected the time periods for which each executive is bound by these restrictive covenants based on its determination about the extent to which such individual’s tenure and knowledge of the Company could be used to adversely impact the Company’s strategic plans, intellectual property or human capital.
The additional payments following termination without “cause” consist of a cash payment equal to (i) either eighteen (18) months, in the case of Ms. Ko, or twenty four (24) months, in the case of each other named executive officer (the “Severance Period”), of the greater of executive’s base salary prior to the Amendments, if applicable, or the base salary in effect as of the termination date, paid in accordance with the Company’s regular payroll procedures, plus (ii) 1.5 multiplied by the targeted amount of an annual cash bonus at the rate in effect on the termination date, paid at the time such bonuses are paid to similarly situated employees. The amounts were selected based on the rationale that the Company was willing to continue to pay each executive an amount reflecting the foregone compensation over the period that the Company desired the executive to remain subject to the restrictive covenants. In addition, the Company will reimburse the executive for the full cost of purchasing COBRA health insurance coverage during the Severance Period.
Change in Control. The Company has a “double trigger” change in control provision in its severance and employment agreements. In the event of a termination by the Company without cause or the named executive officer resigns for good reason within (i) 12 months following a change in control in the case of the named executive officers other than Mr. Snowden or (ii) 24 months following a change in control in the case of Mr. Snowden, each such executive is entitled to receive a cash payment equal to two times the sum of (i) his base salary and (ii) the amount of his targeted bonus compensation, each at a rate in effect at the time of the change in control or the termination date, whichever is greater. To the extent that an executive receives a change in control payment, such executive will not be eligible to receive any additional cash severance in the event of a termination of employment during the employment term. The Company’s employment agreements do not provide for tax indemnification if a change in control or termination payment results in a parachute excise tax.
Each of the named executive officer’s annual compensation is reviewed annually and established by the Compensation Committee as described on pages 31 through 32 of this Proxy Statement. For purposes of the potential termination and change in control payments described in this Proxy Statement, the terms set forth below have the meanings ascribed to them:
“Change in Control” – a “change in control” is defined as the occurrence of one or more of the following events: (i) a person, entity or group becomes the beneficial owner of shares representing 50% or more of (a) the Company’s outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company or a Company employee benefit plan or pursuant to a consolidation, merger or share exchange reorganization between the Company and another entity described below; (ii) the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; (iii) the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company’s outstanding shares, (b) no person beneficially owns 20% or more of the Company’s outstanding shares who did not own such amount prior to the transaction and (c) at least a majority of the directors are continuing directors; or (iv) any time continuing directors do not constitute a majority of the Board.

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“Good Reason” – an executive officer has “good reason” if (a) such officer is assigned to duties inconsistent with his position or authority, (b) such officer’s compensation is reduced or there is a substantial reduction in benefits taken as a whole, (c) such officer’s travel requirements are materially increased, (d) such officer’s office is relocated greater than 50 miles from such officer’s then current office or (e) such officer’s employment agreement is materially breached by the Company.
“Cause” – the Company has “cause” if the executive officer (a) is convicted of a felony or any misdemeanor involving allegations of fraud, dishonesty or physical harm, (b) is found disqualified or not suitable to hold a casino or other gaming license by a governmental gaming authority in any jurisdiction where such executive is required to be found qualified, suitable or licensed, (c) materially breaches the employment or severance agreement or any material Company policy, (d) misappropriates corporate funds as determined in good faith by the Audit Committee of the Board, (e) is determined by the Company to have failed to perform his or her duties with the Company or repeated insubordination or (f) is determined by the Company to have willfully engaged in illegal conduct or gross misconduct which is materially injurious to the Company or one of its affiliates.
CEO Pay Ratio
Pursuant to SEC rules, we are required to disclose in this Proxy Statement the ratio of the annual total compensation of Mr. Snowden, our Chief Executive Officer and President, to the median of the annual total compensation of all of our employees (excluding Mr. Snowden). We determined that Mr. Snowden’s 2021 annual total compensation was $65,887,214, the median of the 2021 annual total compensation of all of our employees (excluding Mr. Snowden) was $33,930, and the ratio of these amounts was 1,942 to 1. Based on Mr. Snowden’s 2021 regular annual compensation (excluding his supplemental performance-based equity award) of $17,194,864, the ratio was 507 to 1. The Company believes that the foregoing ratios are reasonable estimate determined in accordance with SEC rules.
Under the SEC rules, companies may identify the median annual total compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare our ratio to the ratio of other companies. We identified our median employee using payroll compensation consistent with what is reported on each employee’s W-2, Box 1 as of October 31, 2021 for all individuals, excluding our Chief Executive Officer and President, who were employed by us on such date. We measured total annual compensation based on the 26 bi-weekly pay periods between November 1, 2020 and October 31, 2021. We did not make any assumptions or estimates with respect to total annual compensation. We selected the median employee from that group for purposes of preparing the ratio of Chief Executive Officer pay to median employee pay. We then calculated the compensation for our median employee based upon the same components of compensation used to determine Mr. Snowden’s pay for purposes of Summary Compensation Table disclosure.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information with respect to the Company’s compensation plans and individual compensation arrangements under which the Company’s equity securities have been authorized for issuance as of the fiscal year ended December 31, 2021:
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	4,909,753(1)	24.73	4,434,660(2)
Equity compensation plans not approved by shareholders(3)	913,242	14.80	207,156
(1)	Includes 1,363,224 shares issuable at maximum in connection with performance-based restricted stock awards granted under performance share plans adopted under the 2018 Plan.
(2)
The 2018 Plan provides that, while awards of stock options and stock appreciation rights are counted as one share of common stock granted under such plan, awards of restricted stock, or shares issued pursuant to any other full value awards, are counted as issuing 2.30 shares of common stock per share awarded for purposes of determining the number of shares available for issuance under such plan. Awards that are settled in cash rather than shares of stock are not counted against the limit in the 2018 Plan.

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(3)
In connection with our October 19, 2021 acquisition of theScore, we assumed the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan (the “Score Media Plan”). Upon the assumption of the Score Media Plan, the remaining share reserve thereunder was converted into a share reserve relating to shares of Company common stock based on the equity award exchange ratio applicable to outstanding equity awards of theScore. The Score Media Plan was approved by the Score Media and Gaming Inc. security holders prior to the acquisition but has not been approved by our shareholders. The Score Media Plan permits grants of stock options and restricted share units to directors, officers, employees of theScore at the time of the acquisition (“eligible persons”) (or wholly-owned corporations of such eligible persons). If the 2022 Long Term Incentive Compensation Plan is approved as presented in Proposal 4 below, no future awards will be granted under the Score Media Plan.

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PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Introduction
We are asking shareholders to approve, on a nonbinding, advisory basis, the compensation paid to our named executive officers as reported in this Proxy Statement (commonly referred to as a “say-on-pay”).
We encourage shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. We believe shareholders should approve of the Company’s compensation program because it is appropriate in the context of industry standards and is heavily weighted towards performance-based compensation that aligns executive compensation with the long-term strategic plans of the Company and shareholder interests. As more specifically described in the CD&A, the Committee believes the compensation paid to Mr. Snowden, the Company’s Chief Executive Officer in 2021, is reasonable and appropriate in light of the Company’s scale, objectives, achievements and performance.
The Board has adopted a policy providing for an annual say-on-pay advisory vote. In accordance with this policy and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve, on a nonbinding, advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure included in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders.”
This advisory say-on-pay resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2023 Annual Meeting of Shareholders.
Vote Required
The affirmative vote of a majority of the votes cast is required for approval (on a non-binding, advisory basis) of the “Say-on-Pay” proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL 4: APPROVAL OF THE COMPANY’S 2022 LONG TERM INCENTIVE COMPENSATION PLAN
We are asking shareholders to approve the Penn National Gaming, Inc. 2022 Long Term Incentive Compensation Plan (the “2022 Plan”).
The Company currently awards equity compensation under the terms of the Penn National Gaming, Inc. 2018 Long Term Incentive Plan (the “2018 Plan”) and the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan (the “Score Media Plan”) (collectively, the “Prior Plans”). On April 8, 2022 the Board of Directors approved, subject to shareholder approval, the 2022 Plan, under which 6,870,000 shares of the Company's common stock will be reserved for issuance, plus any of the shares of the Company’s common stock subject to the outstanding awards under the Prior Plans that, after the 2022 Plan’s effective date, are forfeited, terminated, expire or are settled in cash, in each case without the issuance of shares. The 2022 Plan will not become effective until it is approved by the Company's shareholders and will expire on the tenth anniversary of the effective date. If shareholders approve this proposal, the Prior Plans will remain in place until all of the awards granted thereunder have been settled in common stock, paid or expired. However, upon shareholder approval of the 2022 Plan, any shares remaining available for issuance under the Prior Plans will no longer be available for issuance. All future equity awards will be made pursuant to the 2022 Plan.
As described in detail in the Compensation Disclosure and Analysis beginning on page 42 of this Proxy Statement, we believe that the award of equity compensation is a critical component of the Company's compensation program. Our equity compensation program has encouraged strong shareholder alignment and has been an integral component in the substantial increase in shareholder value generated by the Company over the last decade.
We awarded equity to 848 participants during 2021. We believe it is essential to approve the 2022 Plan to ensure that we have sufficient equity compensation available to attract, develop and retain the key talent that we will need to (a) manage an increasingly large and complex enterprise that has grown significantly both organically and through acquisition in recent years; (b) develop and oversee current projects, including the growth of our interactive business and our anticipated acquisition of the remaining equity interests of Barstool Sports; (c) encourage our management to seek out and create new development or acquisition opportunities; and (d) actively manage 44 facilities across 20 states while expanding our North American footprint. These awards will assist us in incentivizing management and rewarding strong performance as we face numerous and significant operational challenges, ever increasing competition and intense regulatory oversight. We believe it is essential to encourage management to prudently maximize free cash flow from existing facilities and seek new development projects and future acquisitions as a means to generating substantial long-term shareholder value. Our ability to attract and retain the necessary executive talent to achieve the most attractive returns for shareholders may be adversely affected without the availability of appropriate equity compensation.
Existing Dilution and Potential Dilution
As of the Record Date, there were approximately 5,246,072 shares subject to awards outstanding and approximately 2,790,095 shares authorized and available for issuance for future awards under the 2018 Plan and approximately 831,156 shares subject to awards outstanding and approximately 233,333 shares authorized and available for issuance for future awards under the Score Media Plan, together representing 5.42% of the common stock outstanding as of the record date on a fully diluted basis. The 6,870,000 shares requested under the 2022 Plan, which would replace the Prior Plans and the shares remaining available thereunder, represent 7.71% of the common shares outstanding as of the Record Date on a fully diluted basis. We believe this represents a reasonable amount of potential equity dilution that will permit the Company to continue granting equity awards, which is an important component of our executive compensation program.
Outstanding Awards as of the Record Date
As of the Record Date, 166,200,380 shares of our common stock were outstanding, while 6,077,228 shares were subject to outstanding equity awards and 3,023,428 shares were available for future award under the Prior Plans. If the 2022 Plan is approved, no further awards will be issued under the Prior Plans and the shares remaining available for grant of future awards under the Prior Plans will not carry forward into the 2022 Plan. In addition, no more than 20,000 awards will be granted under the Prior Plans between the record date and the date of the annual meeting.

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As of the Record Date, we had the following number of awards outstanding under our equity incentive compensation plans:
Outstanding Awards	Number of Shares	Weighted Average Exercise Price of Stock Options	Weighted Average Remaining Term
Stock Options	3,635,535	$26.70	6.48 years
Non-Vested Full Value Awards
Restricted Stock	160,226
Performance Stock	454,708
Restricted Stock Units	956,805
Performance Stock Units	869,954
Total Non-Vested Full Value Awards	2,441,693
Total Stock Options and Non-Vested Full Value Awards	6,077,228
The closing price of a share of our common stock on April 8, 2022, was $36.96 per share.
Principal Provisions of the 2022 Plan
The following is a summary of the provisions of the 2022 Plan. The 2022 Plan in its entirety is attached hereto as Appendix A of this Proxy Statement.
General. The 2022 Plan permits the Company to issue stock options (incentive and/or non-qualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other equity and cash awards to employees. Non-employee directors and consultants are eligible to receive all such awards, other than incentive stock options.
Purpose. The purpose of the 2022 Plan is threefold:
•
To advance the interests of the Company and its shareholders by providing a means by which the Company and its participating subsidiaries and affiliates can motivate selected key employees (including officers and directors who are employees), non-employee directors and consultants to direct their efforts to those activities that will contribute materially to the Company’s success;

•
To link remunerative benefits paid to employees, non-employee directors and consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value; and

•	To enable the Company to attract and retain in its service highly qualified persons (including non-employee directors and consultants) for the successful conduct of its business.
Eligibility. Employees (including officers) of the Company and our subsidiaries and any parent entity are eligible to receive awards under the 2022 Plan. Non-employee directors of the Company and our subsidiaries are also eligible to receive all such awards, other than incentive stock options. If the 2022 Plan is approved by shareholders, consultants and advisors of the Company and our subsidiaries will also be eligible to receive awards under the 2022 Plan. Consultants and advisors who may be eligible to receive awards include those who are eligible to be offered securities registrable on Form S-8 under the Securities Act as well as those who do not comply with the requirements for Form S-8, provided they satisfy an exemption under the Securities Act.
For purposes of the 2022 Plan, the term “subsidiary” includes any corporation, partnership, joint venture or other entity in which we have made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limitation, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement.

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Number of Shares Available for Issuance. Not more than 6,870,000 shares of the Company’s common stock may be issued under the 2022 Plan, plus any shares of common stock subject to outstanding awards under the Prior Plans as of the effective date of the 2022 Plan that are forfeited or settled for cash. Shares issued under the 2022 Plan that are subsequently forfeited back to the Company before becoming fully vested will be available for future grants under the 2022 Plan. In addition, if an award under the 2022 Plan pursuant to which shares of the Company’s common stock are issuable is forfeited, expires or terminates, then the shares underlying such award will be available for future issuance under the 2022 Plan. The Compensation Committee will adjust the aggregate 6,870,000 share limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.
Types of Awards. The 2022 Plan provides for the issuance of stock options, SARs, restricted stock, restricted stock units, performance awards and other equity-based awards. Rights to awards may be contingent on the continued employment or service or achievement of performance goals, which may be applied to the Company as a whole or a business unit or related company and may be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group.
Administration. The 2022 Plan is administered by or under the direction of the Compensation Committee. Except for matters required by the terms of the 2022 Plan to be decided by the Board of Directors or the CEO, the Compensation Committee has full power and authority to interpret and construe the 2022 Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the 2022 Plan. Subject to limitations set forth in the Plan and as prescribed by the Compensation Committee, the Compensation Committee may delegate to the Company’s Chief Executive Officer or a designee thereof, the authority to grant awards to certain persons under the 2022 Plan.
Minimum Vesting Period. Subject to limited exceptions in the event of a change of control of the Company, stock options, restricted stock, restricted stock units, performance awards and any other awards granted under the 2022 Plan are subject to a minimum vesting period of one year after the date of grant. However, up to 5% of the authorized shares under the 2022 Plan may be granted without regard to the minimum vesting requirement.
Limitation on Non-Employee Director Compensation. The aggregate value of cash compensation and grant date fair market value of shares that may be paid or granted during any calendar year of the Company to any non-employee director shall not exceed $750,000 (as calculated on the date of grant). By approving the 2022 Plan, shareholders would be approving the grant of awards under the 2022 Plan (which may be amended from time to time) to current non-employee directors and such other persons each of whom may be appointed as a non-employee director of the Company from time to time.
Amendment and Termination. The Board may at any time amend or modify the 2022 Plan in any or all respects, except that any such amendment or modification may not adversely affect the rights of any holder of an award previously granted under the 2022 Plan unless such holder consents, and subject to shareholder approval where such approval is required by applicable law. The Board may also terminate the 2022 Plan at any time.
Dividends and Dividend Equivalents. No dividends or dividend equivalents may be paid to a plan participant with respect to an award prior to the vesting of such award. An award may provide for dividends or dividend equivalents to accrue on behalf of a participant as of each dividend payment date during the period between the date the award is granted and the date the award is exercised, vested, expired, credited or paid, and to be converted to vested cash or shares at the same time and subject to the same vesting conditions that apply to the shares to which such dividends or dividend equivalents relate.

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Adjustments. The Compensation Committee shall make certain adjustments to the 2022 Plan and to the outstanding awards under the 2022 Plan in the event that the Compensation Committee determines any dividend or other distribution (whether in the form of cash, shares of the Company’s common stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock, other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation – Stock Compensation, or otherwise affects the shares of the Company’s common stock. In the event of such a change, appropriate adjustments will be made to:
•
the number and type of shares of the Company’s common stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the 2022 Plan;

•	the number and type of shares of the Company’s common stock or other securities subject to outstanding awards under the 2022 Plan;
•	the grant, purchase, SAR Base Amount or Option Price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and
•	other value determinations applicable to outstanding awards.
Any such adjustments to the outstanding awards will generally be effected in a manner as to preclude the enlargement or dilution of rights and benefits under such awards. However, in no event will fractions of a share of common stock be issued and the Compensation Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.
No Repricing Without Shareholder Approval. The 2022 Plan prohibits the repricing of stock options and SARs without first obtaining shareholder approval. Specifically, except in connection with anti-dilution and similar equitable adjustments to awards to account for certain business transactions or other changes in capital structure, without first obtaining approval of the Company’s shareholders, the base amount or exercise price, as applicable, of stock options or SARs may not be reduced, whether through amendment, cancellation or replacement grant, or any other means. While not intended to be a substantive change to this provision, to conform to current drafting conventions, the 2022 Plan revises and elaborates on the wording of this provision to explicitly state that, except in connection with anti-dilution and similar equitable adjustments to awards to account for certain business transactions or other changes in capital structure, without first obtaining approval of the Company’s shareholders, we may not (1) cancel, surrender, replace or otherwise exchange any outstanding stock option or SAR where the fair market value of the common stock underlying such stock option or SAR is less than its exercise price for a new stock option or SAR, another award, cash, shares of common stock or other securities; or (2) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Company’s common stock is quoted.
Withholding Taxes. The 2022 Plan authorizes us to withhold taxes due with respect to awards in cash, shares of our Common Stock, other securities or other awards. While not intended to be a substantive change, the 2022 Plan revises this provision in light of changes to applicable accounting rules to address certain limitations applicable when tax withholding is satisfied via tendering, withholding or returning of shares of our Common Stock, including the condition that such withholding may not exceed, in the case of shares underlying awards that are withheld or returned, the maximum statutory tax rates of the grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact).
Section 409A Provisions. The 2022 Plan contains provisions relating to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The 2022 Plan makes technical changes to these provisions, including to provide that all awards made under the 2022 Plan are intended to be exempt from or, in the alternative, to comply with Section 409A of the Code and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals, and that the 2022 Plan will be construed and interpreted in accordance with such intent. The 2022 Plan also clarifies that each payment under an award is treated as a separate payment for purposes of Section 409A of the Code.
U.S. Federal Income Tax Consequences
The following is a summary of certain federal income tax aspects of stock options which may be awarded under the 2022 Plan based upon the laws in effect on the date hereof.

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Nonqualified Stock Options. A participant will generally not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price.
Incentive Stock Options. No taxable income is recognized by a participant at the time of grant of an incentive stock option, and no taxable income is generally recognized at the time the option is exercised. (However, the excess of the fair market value of the Company’s common stock received upon exercise over the option exercise price is an item of tax preference income which may be subject to the alternative minimum tax.) Instead, the participant will recognize taxable income in the year in which the acquired shares are sold or otherwise disposed of. If the sale or other disposition is made after the participant has held the shares for more than two years after the option grant date and more than one year after the date on which the shares are transferred to the participant (referred to as a “qualifying disposition”) pursuant to the option’s exercise, any gain or loss, generally measured by the difference between the amount realized on the sale of shares and the option exercise price, will be treated as long-term capital gain or loss. However, if either of these two holding period requirements is not satisfied (referred to as a “disqualifying disposition”), then upon the disqualifying disposition, the participant generally recognizes ordinary income in the amount of the lesser of (i) the difference between the fair market value of the shares at the time of the option’s exercise and the option’s exercise price, or (ii) the difference between the amount realized on the sale and the option’s exercise price. Any ordinary income recognized is added to the participant’s basis for purposes of determining any additional gain on the sale and any such additional gain will be capital gain.
SARs. The grant of a SAR will generally not create any tax consequences for the participant or the Company. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares of common stock received from the exercise. The participant’s tax basis in any shares of common stock received upon the exercise of the SAR will be equal to the ordinary income recognized with respect to the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
Restricted Stock. In general, a participant will not recognize income with respect to restricted stock awards, including restricted stock with performance-based vesting conditions, until the date that the restrictions lapse. Upon vesting, the participant will recognize ordinary income in an amount equal to the difference of the amount paid for such stock (if any) and the fair market value of the shares received. Generally, the participant’s tax basis in any shares is the amount included in his or her income and the amount paid for the stock (if any), and the participant’s holding period in the shares commences on the day after the restrictions lapse. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
A participant receiving restricted stock, including restricted stock with performance-based vesting conditions, may; however, make an election under Section 83(b) of the Code, commonly referred to as a “section 83(b) election,” to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the participant recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The section 83(b) election must be made within 30 days from the time the restricted stock is issued.
Restricted Stock Units. In general, a participant will not recognize income with respect to restricted stock unit awards until there is a settlement of the award, unless Section 409A of the Code applies. Upon settlement, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares received. The participant’s tax basis in any shares received is the amount included in his or her income, and the participant’s holding period in the shares commences on the day after receipt of the shares. Upon disposition of the shares received upon settlement of the restricted stock units, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the 2022 Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to

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Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million per individual per year is paid to certain current and former executive officers of the Company.
New Plan Benefits
The future awards, if any, that will be made to eligible persons under the 2022 Plan are subject to the discretion of the Compensation Committee, or a subcommittee of the Compensation Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees, directors and consultants under the 2022 Plan. Therefore, a New Plan Benefits Table is not provided.
Summary of the Proposal
Approval of this proposal will approve the 2022 Plan. A full text of the 2022 Plan is attached as Appendix A to this Proxy Statement.
Vote Required
The affirmative vote of a majority of the votes cast is required for approval of the 2022 Plan. As a result, for purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” the APPROVAL THE COMPANY’S 2022 LONG TERM INCENTIVE COMPENSATION PLAN.

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AUDIT COMMITTEE REPORT
The following is a report by the Audit Committee of our Board of Directors regarding the responsibilities and functions of the Audit Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm (the “independent accounting firm”). In addition, the Audit Committee is involved in the selection of the lead audit engagement partner whenever a rotational change is required by applicable law or listing standards or for any other reason. The independent accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, the independent accounting firm will express its own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
The function of the Audit Committee is not intended to duplicate or attest as to the activities of management and the independent accounting firm, nor can the Audit Committee certify that the independent accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accounting firm based on the information it receives, discussions with management and the independent accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee met and held numerous discussions with management and the independent accounting firm during 2021. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.
The independent accounting firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent accounting firm the firm’s independence.
Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022.
Audit Committee of the Board of Directors
Jane Scaccetti, Chair
Saul Reibstein
Barbara Shattuck Kohn

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
A description of aggregate fees for professional services performed by Deloitte, which served as our independent public accounting firm for fiscal 2021 and 2020, is as follows:
	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$6,345,837	$6,406,587
Audit-Related Fees(2)	$873,000	$222,500
Tax Fees(3)	$115,447	$118,616
Other Fees(4)	$109,661	—
Total Fees	$7,443,945	$6,747,703
(1)
Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, registration statement on Forms S-3 and S-8, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002.

(2)	Audit related fees in 2021 included fees associated with due diligence for various acquisitions.
(3)	Tax fees for 2021 included fees for tax compliance services for Sam Houston.
(4)	Other fees for 2021 include fees with respect to an enterprise risk program.
Pre-Approval Policies and Procedures of our Audit Committee
Our Audit Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

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OTHER MATTERS
Annual Report
The Company’s 2021 Annual Report is being made available to shareholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.
Changing the Way You Receive Proxy Materials in the Future
Instead of receiving a Notice of Availability in the mail for future meetings, shareholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper Proxy Card by mail. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you later elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Availability in the mail. If you received a paper copy of the proxy materials or the Notice of Availability in the mail, you could eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. You can change your election by directing your request in writing to Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary, by sending a blank e-mail with the 16-digit control number on your Notice of Availability to
sendmaterial@proxyvote.com
, via the Internet at
www.proxyvote.com
, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.
Householding of Proxy Materials
Registered and “street-name” shareholders who reside at a single address receive only one annual report and proxy statement at that address unless a shareholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a shareholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2021 Annual Report, we will send a copy to you promptly if you address your written request to the Secretary, Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610. Shareholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.
Advance Notice Provision
Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder present in person at the meeting who (i) was a shareholder of record at the time of giving notice and, at the time of the annual meeting is entitled to vote at the meeting, and (ii) has owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, proposals with respect to the 2023 annual meeting of shareholders must be delivered between January 8, 2023 and February 7, 2023. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.
Shareholder Proposals
Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2023 may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 27, 2022. Proposals should be sent to the Company’s principal executive office, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.

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OTHER MATTERS
Director Nominations by Shareholders
Shareholders present in person at the meeting who (i) were shareholders of record at the time of giving notice and, at the time of the annual meeting are entitled to vote at the meeting, and (ii) who have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation may submit director nominations to the Governance Committee for consideration. To be timely, a shareholder’s notice to the Secretary must be hand delivered to or mailed (certified or registered mail, return receipt requested) and received by the Company secretary at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.
To be in proper written form, a shareholder’s notice must contain with respect to each nominee: (i) all information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates; (iii) a description of all relationships, agreements, arrangements and understandings between the proposed nominee and the recommending shareholder and the beneficial owner, if any; (iv) a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions or other related parties; and (v) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
A shareholder’s notice must also contain certain other information regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, including: (i) the name, address and telephone number of such shareholder and the name, address and telephone number of such beneficial owner, if any; (ii) the class or series and number of shares and any other securities of the Company which are owned of record by such shareholder and beneficially by such beneficial owner, and the time period such shares have been held; (iii) any material pending or threatened legal proceeding in which such shareholder or beneficial owner is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, and any direct or indirect material interest in any material contract or agreement of such shareholder or beneficial owner with the Company, any affiliate of the Company or any principal competitor of the Company; (iv) a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting; (v) a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported securities through the date of the Company’s next annual meeting of shareholders; and (vi) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
The notice shall be accompanied by a written consent of each recommended nominee to provide (i) all information necessary to enable the Company to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Company is then subject; (ii) a multi-jurisdictional personal disclosure form in the form customarily submitted by officers and directors of the Company; (iii) such additional information concerning the recommended nominee as may reasonably be required by the Governance Committee and/or Board to determine the eligibility of such recommended nominee to serve as an independent director of the Company, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, and to evaluate whether the recommended nominee is an unsuitable person; and (iv) a background check to confirm the qualifications and character of the recommended nominee, to evaluate whether the nominee is an unsuitable person, and to make such other determinations as the Governance Committee or the Board may deem appropriate or necessary.
The foregoing is a summary of the requirements to properly nominate an individual for election to the Board. For further information regarding director nominations by shareholders, please see Article VII of the Company’s bylaws.
Other Matters to Come Before the 2022 Annual Meeting
Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

PROXY REPORT - 2022 85
ABOUT THE MEETING: QUESTIONS AND ANSWERS
WHY AM I RECEIVING THIS PROXY STATEMENT?
This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by Penn National on behalf of our Board of Directors. This Proxy Statement, the enclosed Proxy Card and our 2021 Annual Report are first being mailed to shareholders beginning on or about April 26, 2022.
WHAT AM I BEING ASKED TO VOTE ON, AND WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?
Proposal 1: Election of Class II Directors
The election of three Class II directors to our Board of Directors, each for a term expiring at the 2025 annual meeting of shareholders or until their respective successors are elected and qualified

“FOR”

Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 “FOR”
Proposal 3: Advisory Vote on Executive Compensation
The approval (on a non-binding, advisory basis) of the compensation of our named executive officers “FOR”
Proposal 4: Approval of 2022 Long Term Incentive Compensation Plan
The approval of our 2022 Long Term Incentive Compensation Plan (effective as of June 7, 2022) “FOR”

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ABOUT THE MEETING: QUESTIONS AND ANSWERS
WILL ANY OTHER MATTERS BE VOTED ON?
The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on April 8, 2022, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all postponements or adjournments thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.
WHAT ARE THE VOTING RIGHTS OF SHAREHOLDERS?
Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.
HOW CAN I ATTEND AND VOTE AT THE ANNUAL MEETING?
The Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 8, 2022, the record date for the Annual Meeting.
•
Attending the Annual Meeting: To attend the Annual Meeting, visit
www.virtualshareholdermeeting.com/PENN2022.
 You will be asked to enter the 16-digit control number found on the proxy card and the voting instruction form that accompanied your proxy materials.

•
Voting During the Annual Meeting: If you are a shareholder as of the record date, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•
Technical Support for the Annual Meeting: If you have difficulty accessing the virtual Annual Meeting, Technicians will be available to assist you via the toll-free phone number listed at
www.virtualshareholdermeeting.com/PENN2022.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How Do I Vote Without Attending the Annual Meeting?”
HOW DO I VOTE WITHOUT ATTENDING THE ANNUAL MEETING?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder. If you are a shareholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:
•
Vote by Internet. To vote on the Internet, you must go to
www.proxyvote.com
, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

•
Vote by Phone. To vote by telephone, you must call the toll-free number listed on your Notice of Availability and/or Proxy Card, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.

•
Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us as instructed in the Notice of Availability and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

PROXY REPORT - 2022 87
ABOUT THE MEETING: QUESTIONS AND ANSWERS
WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING IN THE SAME WAY THAT I WOULD BE ABLE TO PARTICIPATE IN AN IN-PERSON ANNUAL MEETING?
Yes. We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same rights and opportunities to participate as they would at an in-person meeting. We have also enhanced shareholder access, participation and communication by providing shareholders the ability to submit questions in advance of the meeting.
You may submit a question in advance of the meeting at
www.proxyvote.com
 after logging in with your control number found on your Proxy Card, voting instruction form or Notice of Availability. Questions may also be submitted during the Annual Meeting through
www.virtualshareholdermeeting.com/PENN2022.
 The Company will respond to as many inquiries at the Annual Meeting as time allows, although questions may be limited on a per shareholder basis due to time constraints. Off-topic, personal or other inappropriate questions will not be answered.
A replay of the meeting, as well as any appropriate questions pertinent to meeting matters and management’s answers that could not be answered during the meeting due to time constraints, will be made publicly available through our investor relations website promptly after the virtual annual meeting.
WHAT WILL CONSTITUTE A QUORUM AT THE ANNUAL MEETING?
The presence in person (virtually) or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting as of April 8, 2022 will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. As of the April 8, 2022 record date, there were 166,200,380 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting (virtually), your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and “broker non-votes” in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after April 8, 2022, by the vote of a majority of the shares of common stock represented at the Annual Meeting in person (virtually) or by proxy until a quorum has been obtained.
WHAT ARE BROKER NON-VOTES?
A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so called “broker non-votes.” Proposal 2, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee.
HOW ARE THE PROXY CARD VOTES COUNTED?
If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the proxy will be voted (i) “FOR” each of the Class II director nominees, (ii) “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, (iii) “FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, (iv) “FOR” approval of our 2022 Long Term Incentive Compensation Plan and (v) as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in the discretion of the proxy holders.
MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?
Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:
•	notifying our Secretary in writing that you would like to revoke your proxy; or
•	attending our Annual Meeting (virtually) and following the instructions available on the meeting website during the meeting.

88 PROXY REPORT - 2022
ABOUT THE MEETING: QUESTIONS AND ANSWERS
If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy voting instructions.
WHO PAYS THE COSTS OF SOLICITING PROXIES?
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.
We may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm could be up to $25,000, plus out-of-pocket expenses, all of which would be paid by us.
WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?
There are circumstances under which you may receive more than one Notice of Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice of Availability. Please authorize your proxy in accordance with the instructions of each Notice of Availability separately, since each one represents different shares that you own.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROXY REPORT - 2022 89
PENN NATIONAL GAMING, INC.
2022 LONG
TERM INCENTIVE
COMPENSATION PLAN

90 PROXY REPORT - 2022

PROXY REPORT - 2022 91

PROXY REPORT - 2022 A-1
PENN NATIONAL GAMING, INC.
2022 LONG TERM INCENTIVE COMPENSATION PLAN
ARTICLE I
PURPOSE
The 2022 Long Term Incentive Compensation Plan is intended to advance the interests of Penn National Gaming, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate selected Employees, Directors and Consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to selected Employees, Directors and Consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such selected Employees, Directors and Consultants increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Section 2.1  Definitions
The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:
Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.
Award. A grant of one of the following under the Plan: “Stock Option Award,” “Stock Appreciation Right Award,” “Restricted Stock Award,” “Restricted Stock Unit Award,” “Other Award,” and “Performance Award,” all as further defined herein.
Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award, including, without limitation, any restrictive covenants, as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed, shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of the Grantor’s powers under the Plan.
Award Period. With respect to a Performance Award, a period of one or more Performance Periods, beginning on the first day of the first Performance Period, and ending on the date following the end of the final Performance Period that the Committee makes its determination with respect to the final vesting of the Performance Award or, if earlier, the date of the Committee determination following a Change of Control in accordance with Article XIII.
Award Target. With respect to a Grantee’s Performance Award for an Award Period, a percentage of such Grantee’s total target long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares and/or Performance Units, or, in the Grantor’s discretion, as a dollar amount. The Award Target may be allocated by the Grantor among the Performance Periods within the Award Period.
Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.
Board. The Board of Directors of the Company, as it may be constituted from time to time. For the avoidance of doubt, the Board shall not include any director emeritus or chairman emeritus.
Cause. Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information, engagement in competition with the Company and any other conduct defined as cause in any agreement between a Grantee and the Company or any Subsidiary, in each case during employment with the Company and all Subsidiaries or service as a Director, as the case may be.
CEO. The Chief Executive Officer of the Company or his or her designee(s).
Change of Control.
(a)  With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:
(i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition

A-2 PROXY REPORT - 2022
directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or
(ii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iv)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
(iii)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(b)  With respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such Awards, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.
Clawback Policy. Clawback Policy shall mean the Penn National Gaming, Inc. Executive Incentive Compensation Recoupment Policy, adopted as of April 25, 2014, and as amended from time to time.
Code. The Internal Revenue Code of 1986, as amended from time to time.
Committee. The Compensation Committee of the Board.
Common Stock. Common stock of the Company, par value $0.01.
Company. Penn National Gaming, Inc., a Pennsylvania corporation, and its successors and assigns.
Consultant. Any consultant or advisor to the Company or a Subsidiary.
Date of Grant. The date as of which the Grantor grants an Award.
Director. A member of the Board who is not also an employee of the Company or any Subsidiary, and, for purposes of this Plan, any director emeritus or chairman emeritus.
Effective Date.          , 2022, the date on which the shareholders of the Company approved the Plan.
Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.
Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.
Grantee. A current or former Employee, Director or Consultant to whom an Award is or has been granted.
Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the CEO (with respect to Nonreporting Persons), as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board is the Grantor.
Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.
Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.

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Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option if it does not satisfy the requirements of Section 422 of the Code.
Nonreporting Person. A Grantee who is not subject to Section 16 of the Act.
Option or Stock Option. A right granted pursuant to Article V.
Option Period. The period beginning on the Date of Grant of an Option and ending on the date the Option terminates.
Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.
Other Award. Awards granted pursuant to Article IX.
Performance Award. An Award of Performance Shares and/or Performance Units.
Performance Goals. One or more performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award. The Grantor shall appropriately adjust any Performance Goal to take into account the impact of any extraordinary, unusual or non-recurring event or condition as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s securities filings, including, without limitation: asset write-downs; litigation, claims, judgments, settlements; currency fluctuations and other non-cash charges; changes in applicable law, rule or regulation or accounting principles; accruals for reorganization and restructuring programs; costs incurred in the pursuit of acquisition opportunities; strikes, delays or similar disruptions by organized labor, guilds or horsemen’s organizations; national macroeconomic conditions; terrorism and other international hostilities; or significant regional weather events.
Performance Level. The applicable percentage of achievement of a Performance Goal established by the Grantor with respect to a Performance Period. The Performance Levels may include, without limitation, Target Performance, Threshold Performance, and Maximum Performance.
Performance Shares. An Award of Restricted Stock that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.
Performance Units. An Award of Restricted Stock Units that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.
Plan. Penn National Gaming, Inc. 2022 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.
Prior Plan. Each of the Penn National Gaming, Inc. 2018 Long Term Incentive Plan and the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan.
Reporting Person. A Grantee who is subject to Section 16 of the Act.
Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award and ending when the Restricted Stock is forfeited or when all conditions for vesting are satisfied.
Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.
Restricted Stock Award. An Award of Restricted Stock under Article VII.
Restricted Stock Unit or RSU. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of a Grantee as described in Article VIII. An RSU represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VIII. RSUs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the RSUs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash or shares of Common Stock (which may be Restricted Stock) as provided in Article VIII.
Restricted Stock Unit Award. An Award of RSUs under Article VIII.
Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.
SAR Base Amount. An amount set forth in the Award Agreement for a SAR.
Securities Act. The Securities Act of 1933, as now in effect or as hereafter amended from time to time.
Stock Appreciation Right or SAR. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as described in Article VI. A SAR represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VI. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock (which may be Restricted Stock) as provided in Article VI.
Stock Appreciation Rights Award. An Award of SARs under Article VI.

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Stock Option Award. An Award of Options under Article V.
Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).
Section 2.2  Construction
Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.
ARTICLE III
STOCK AVAILABLE FOR AWARDS
Section 3.1  Common Stock
Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.
Section 3.2  Number of Shares Deliverable
Subject to adjustments as provided in Section 11.2, 6,870,000 shares of Common Stock may be issued under the Plan plus any shares of Common Stock subject to outstanding awards under each Prior Plan as of the Effective Date that are forfeited or settled for cash. Any Awards that are not settled in shares of Common Stock shall not count against this limit.
The Plan will remain in place until all of the Awards granted thereunder have been paid or expired.
Section 3.3  Reusable Shares
Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan. For the avoidance of doubt, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or SAR, (ii) shares of Common Stock used to pay the Option Price or withholding taxes related to an outstanding Stock Option or SAR, or the withholding taxes related to any other outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Price.
ARTICLE IV
AWARDS AND AWARD AGREEMENTS
Section 4.1  General
4.1.1 Subject to the provisions of the Plan, the Committee may at any time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons, as a group, who are Employees; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons who are Employees.
4.1.2 The Committee or the CEO, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate those Nonreporting Persons who are Employees or Consultants to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons who are Employees or Consultants shall be granted; (iii) determine the form or forms of Awards to be granted to any Nonreporting Person who is an Employee or Consultant, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted

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to any Nonreporting Person who is an Employee or Consultant; and (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Nonreporting Person who is an Employee or Consultant. Notwithstanding the foregoing, the Committee may, in its discretion, establish a maximum annual limit on the aggregate Awards that may be granted by the CEO, and/or a maximum annual limit on the Awards that may be granted by the CEO to any individual Nonreporting Person.
4.1.3 Subject to the provisions of the Plan, the Board may, at any time, (i) determine and designate those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Director.
4.1.4 Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date.
Section 4.2  Eligibility
Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. Additionally, except to the extent it would result in adverse tax consequences under Section 409A of the Code and, if the Securities Act applies, provided such recipient is eligible to be offered securities registrable on Form S-8 under the Securities Act, or the Company determines that an Award granted to such person need not comply with the requirements of Form S-8 and will satisfy an exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions, prospective employees, directors, consultants and advisors who have accepted offers of employment, service or consultancy from the Company or a Subsidiary (and who will be an Employee, Director or Consultant once employment or services to the Company or a Subsidiary commences) shall be eligible to receive Awards under the Plan; provided, however, only current employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan.
Section 4.3  Terms and Conditions; Award Agreements
4.3.1 Terms and Conditions. Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award in the Award Agreement or as may be specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.
4.3.2 Award Agreements. Except as otherwise provided in the Plan, each Award granted pursuant to the Plan shall be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.
4.3.3 Minimum Vesting Requirement. All Awards granted under this Plan shall be subject to a minimum one-year vesting period following the Date of Grant, with no portion of the Award vesting or becoming exercisable prior to the end of such one-year period; provided, however, that up to five percent (5%) of the Shares available for distribution under this Plan may be granted pursuant to Awards without such minimum vesting requirement; and provided further that such minimum vesting requirement shall not prevent acceleration of vesting or exercisability pursuant to Article XIII, for Awards issued under Section 11.2.3, or pursuant to the terms of an Award Agreement relating to termination of employment or service.
4.3.4 Dividends and Dividend Equivalents. The Committee may grant any Award with dividends or dividend equivalents, as applicable, based on the dividends declared on Common Stock, to be credited as of the dividend payment date(s), during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee and as set forth in the Award Agreement. Notwithstanding the foregoing, such dividends and dividend equivalents on Awards shall accrue and only be paid to the extent the Award becomes vested.
Section 4.4  Award Limits for Directors
In any one calendar year, the Board shall not grant to any one Director Awards with a value which is in excess of $750,000 in value (calculated as of the date of grant in accordance with applicable financial accounting rules).

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ARTICLE V
OPTIONS
Section 5.1  Award of Options
5.1.1 Grants. The Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Option Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Options to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.
5.1.2 Types of Options
5.1.2.1 Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.
5.1.2.2 Directors. Options granted to Directors and Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.
5.1.3 Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
Section 5.2  Option Price
The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.
Section 5.3  Option Periods
The Grantor shall determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.
Section 5.4  Exercisability
5.4.1 Subject to the terms of the Award Agreement and Article XIII, each Option shall be exercisable at any time or times during the term of the Option and subject to such conditions as the Grantor may prescribe in the applicable Award Agreement.
5.4.2 Except as provided in an Award Agreement, an Option may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.
5.4.3 Method of Exercise. A Holder may exercise an Option, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 5.5  Time and Method of Payment for Options
5.5.1 Form of Payment. The Holder shall pay the Option Price in cash or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the Option Price, with the remainder of the Option Price being payable in cash.
5.5.2 Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.
5.5.3 Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.

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Section 5.6  Delivery of Shares Pursuant to Exercise of Option
No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.
ARTICLE VI
STOCK APPRECIATION RIGHTS
Section 6.1  Award of SARs
6.1.1 Grants. The Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees, as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Appreciation Rights Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Stock Appreciation Rights to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.
6.1.2 SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.
Section 6.2  SAR Periods
The Grantor shall determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.
Section 6.3  Exercisability
6.3.1 Subject to the terms of the Award Agreement and Article XIII, each SAR shall be exercisable at any time during the term of the SAR and subject to such conditions as the Grantor may, from time to time, prescribe in the applicable Award Agreement.
6.3.2 Except as provided in an Award Agreement, a SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant.
6.3.3 Method of Exercise. A Holder may exercise a SAR, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 6.4  Payment Amount, Time and Method of Payment With Respect to SARs
6.4.1 A SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.
6.4.2 Any payment which may become due from the Company by reason of a Grantee’s exercise of a SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as provided in the Award Agreement.
6.4.3 In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.
6.4.4 Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.
ARTICLE VII
RESTRICTED STOCK AWARDS
Section 7.1  Grants
The Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant in such number as the Committee or the CEO may determine Restricted Stock Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of

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Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Awards to such Directors as the Board may select in its sole discretion. A Restricted Stock Award is a grant of shares of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.
Section 7.2  Restricted Period
The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director, as the case may be, for a period of time specified in the Award Agreement.
Section 7.3  Restrictions and Forfeiture
Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Holder.
Section 7.4  Issuance of Stock and Stock Certificate(s)
7.4.1 Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.4) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.
7.4.2 Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
Section 7.5  Shareholder Rights
Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares, subject to the restrictions and forfeitures set forth herein. Notwithstanding the foregoing, all cash dividends and distributions with respect to the shares of Common Stock covered by the Restricted Stock Award that remain subject to restrictions shall accrue and be paid pursuant to Article IV, Section 4.3.4.
Section 7.6  Delivery of Shares
Upon the expiration (without a forfeiture) of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan.
ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
Section 8.1  Grants
The Committee may grant Restricted Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Restricted Stock Unit Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants, as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and Restricted Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Unit Awards to Directors as the Board may select in its sole discretion.
Section 8.2  Vesting of Restricted Stock Unit Awards
Restricted Stock Units shall become vested as set forth in the applicable Award Agreement unless otherwise described in the Plan.

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Section 8.3  Settlement of Restricted Stock Unit Awards
Upon vesting of a Restricted Stock Unit Award, the Grantee shall receive the number of shares of Common Stock (which may be Restricted Stock) specified in the Restricted Stock Unit Award, an amount payable in cash determined by multiplying the number of Restricted Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date, or a combination thereof, as specified by the Grantor in the Award Agreement.
Section 8.4  Time of Payment/Issuance of Shares
Amounts payable and/or shares to be issued in connection with a Restricted Stock Unit shall be paid and/or issued to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.
ARTICLE IX
OTHER AWARDS
Section 9.1  Grants
The Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Other Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Other Awards to such Directors as the Board may select in its sole discretion. An Other Award may or may not be evidenced by an Award Agreement.
Section 9.2  Description of Other Awards
An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan. Such Awards may provide for the payment of shares of Common Stock or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.
ARTICLE X
PERFORMANCE AWARDS
Section 10.1  General
An Award described in Article VII or VIII may take the form of a Performance Award to the extent that the Grantor makes it subject to the achievement of one or more Performance Goals during one or more Performance Periods, as described in this Article X.
Section 10.2  Performance Award Agreements
10.2.1 Terms of Performance Awards. Prior to or as soon as administratively feasible after the first day of each Award Period, the Grantor shall establish in writing the Performance Award terms, including, without limitation, the Award Target and the applicable Performance Goals, the Performance Levels for the first Performance Period, the nature of the Performance Award (e.g., Performance Shares, Performance Units, or a combination thereof), and the Award Period. Thereafter, the Grantor shall establish the applicable Performance Goals for each of the subsequent Performance Periods in an Award Period prior to, or as soon as practicable after the beginning of, each such Performance Period. The terms of the Performance Award established by the Grantor pursuant to this Section 10.2 shall in each case be subject to adjustment as determined by the Grantor in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.
10.2.2 Issuance of Award Agreements for Performance Awards. An Award Agreement shall be provided to each Grantee to whom a Performance Award is granted as promptly as practicable after such grant. After the Grantor establishes the Performance Goals and Performance Levels applicable to a Performance Period, the Company will notify the Grantee in writing of such Performance Goals and Performance Levels.
Section 10.3  Determination of Performance Goal Achievement and Settlement of Performance Awards
As soon as administratively feasible after the end of each Performance Period, the Grantor shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement. Upon such determination, the Grantee will have credited to his or her account a number of Performance Shares and/or Performance Units for such Performance Period based on the Grantor’s determination of Performance Goal achievement and Performance Levels as set forth in the Grantee’s Award Agreement. Any Performance Shares and/or

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Performance Units credited in accordance with this Section 10.3 shall remain subject to restrictions until the end of the Award Period, unless the lapse of such restrictions is accelerated as set forth in the Award Agreement or in Article XIII. At the end of the Award Period, any Performance Units credited to the Grantee’s account will be settled in shares of Common Stock, cash or a combination thereof, as determined by the Grantor and as set forth in the Award Agreement.
Section 10.4 Continued Eligibility for and Forfeiture of Performance Awards
Except as provided in Article XIII, an Award Agreement or an agreement with the Company or a Subsidiary providing for severance benefits, each Grantee who receives a Performance Award must remain continuously employed by, or in the service of (as applicable), the Company or any Subsidiary from the date he or she receives such Performance Award until the last day of the Award Period.
ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS
Section 11.1  Withholding Taxes
The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit or require a Grantee to satisfy, in whole or in part, the foregoing tax withholding by (i) the delivery of shares of Common Stock (which, except as otherwise determined by the Committee, are not subject to any pledge or other security interest and that meet such requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to satisfy a tax withholding obligation) owned by the Grantee having a Fair Market Value equal to such withholding obligation, or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award (or, in the case of Restricted Stock, returning to the Company from the shares of Common Stock that would otherwise vest) a number of such shares with a Fair Market Value equal to such withholding obligation, but in no event exceeding the maximum statutory tax rates of the Grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion.
Section 11.2  Adjustments to Reflect Capital Changes
11.2.1 Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation-Stock Compensation, or otherwise affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:
11.2.1.1 the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate limits specified in the Plan;
11.2.1.2 the number and type of shares of Common Stock or other securities subject to outstanding Awards;
11.2.1.3 the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
11.2.1.4 other value determinations applicable to outstanding Awards.
11.2.2 Sale or Reorganization. After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Subject to Section 14.1, in the event of a Change of Control, the Grantor may (i) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (ii) in lieu of the substituted shares referenced herein, elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.
11.2.3 Equity Plans Acquired in Merger and Acquisition Transactions. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation and where such acquired or merged trade or business maintains an equity compensation plan for its employees, directors and/or consultants (the “Target Plan”), the Committee may (i) add to the number of shares of Common Stock that may be issued under this Plan in accordance with Section 3.2 a proportionate number shares available for issuance under the Target Plan, and/or (ii) substitute or replace outstanding awards under the Target Plan with similar Awards issued under this Plan; provided that any such

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substitution or replacement is consummated in an equitable manner, as determined by the Committee in its discretion, including, without limitation, substitution options granted under the Target Plan with Options under this Plan in accordance with Section 424 of the Code. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Awards.
Section 11.3  Regulatory Approvals and Listing
The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable. All share certificates delivered pursuant to this Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with applicable law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the shares of Common Stock.
Section 11.4  Restrictions Upon Resale of Stock
If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan are not registered under the Securities Act, pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his or her own account and not with a view to the distribution thereof.
Section 11.5  Reporting Person Limitation
Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 and any successor provision, any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.
ARTICLE XII
ADMINISTRATION OF THE PLAN
Section 12.1  Committee
The Plan shall be administered by or under the direction of the Committee.
Section 12.2  Committee Actions
Except for matters required by the terms of the Plan to be decided by the Board or the CEO, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.
Section 12.3  Designation of Beneficiary
Each Holder may file with the Company a written designation (in a form prescribed by the Committee) of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder’s death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.
Section 12.4  No Right to an Award or to Continued Employment
No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the CEO pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of

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employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s or a Subsidiary’s right to make employment decisions with respect to any Grantee.
Section 12.5  Discretion of the Grantor
Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive Awards and the amount of such Awards, need not be uniform.
Section 12.6  Indemnification and Exculpation
12.6.1 Indemnification. Each person who is or shall have been a member of the Board or the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an “Indemnified Person”), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.
12.6.2 Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by such person or on such person’s behalf in his or her capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself or herself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.
Section 12.7  Unfunded Plan
The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees and Directors. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Grantee shall have any right in or against any shares of Common Stock so acquired. All such shares shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.
Section 12.8  Inalienability of Rights and Interests
The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an Award to a family member. For this purpose, a family member shall refer to one or more of the Holder’s spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Holder’s spouse, children and grandchildren; provided, however, that:
(i) the Award, once transferred, may not again be transferred except by will or by the laws of descent and distribution;
(ii) the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award; and

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(iii) the Holder receives no consideration for such transfer. No transferred Award shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his or her relationship to the Holder.
Section 12.9  Awards Not Includable for Benefit Purposes
Except as otherwise set forth in any applicable 401(k) plan, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Grantee which is maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee.
Section 12.10  No Issuance of Fractional Shares
The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.
Section 12.11  Modification for International Grantees
Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.
Section 12.12  Leaves of Absence
The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan and any Award Agreement, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan when the recipient has a “separation from service” as defined in Section 409A of the Code and the regulations thereunder.
Section 12.13  Communications
12.13.1 Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his or her address last appearing on the records of the Company.
12.13.2 Communications by the Directors, Consultants, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company’s principal office to the attention of the Company’s Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.
Section 12.14  Parties in Interest
The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.
Section 12.15  Severability
Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

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Section 12.16  Compliance with Laws
The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
Section 12.17  No Strict Construction
No rule of strict construction shall be implied against the Company, the Board, the Committee, the CEO or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.
Section 12.18  Modification
This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Committee or, with respect to Director Awards, the Board.
Section 12.19  Governing Law
All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.
Section 12.20  Clawback Policy
Notwithstanding anything to the contrary herein, all outstanding Awards constitute “Incentive Compensation” as defined in the Company’s Clawback Policy and pursuant to which the Committee may cancel any Award to the extent that the terms of the Clawback Policy so provide.
ARTICLE XIII
CHANGE OF CONTROL
Section 13.1  Impact of Change of Control
Subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee’s termination of employment by the Grantee’s employer without Cause, or by the Grantee for Good Reason (as defined below), within two (2) years following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards and Restricted Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Performance Awards with vesting or other provisions tied to achievement of Performance Goals shall be considered to be vested (and, as applicable, shall be earned and paid) at Target Performance, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of this Section 13.1, “Good Reason” shall mean the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance): (i) assignment to the Grantee of any duties inconsistent in any material respect with the Grantee’s position (including status, titles, and reporting requirements), authority, duties or responsibilities or inconsistent with the Grantee’s legal or fiduciary obligations; (ii) any reduction in the Grantee’s compensation or substantial reduction in the Grantee’s benefits taken as a whole; (iii) any travel requirements materially greater than the Grantee’s travel requirements prior to the Change of Control; (iv) any office relocation of greater than 50 miles from the Grantee’s then current office; or (v) any breach of any material term of any employment agreement between the Company and the Grantee.
Section 13.2  Assumption Upon Change of Control
Notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.1 as of the date of the Change of Control, to the same extent as if the holder’s employment or service as a Director or Consultant had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of

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consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.
ARTICLE XIV
AMENDMENT AND TERMINATION
Section 14.1  Amendment; No Repricing
The Board or the Committee with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law, the Code or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any material right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall (i) reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, (ii) cancel, surrender, replace or otherwise exchange any outstanding Stock Option or SAR where the Fair Market Value of the Common Stock underlying such Stock Option or SAR is less than its Option Price for a new Stock Option or SAR, another Award, cash, shares of Common Stock or other securities or (iii) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, without the requisite prior affirmative approval of the shareholders of the Company.
Section 14.2  Suspension or Termination
The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any material right or obligation with respect to any Award theretofore made except as herein otherwise provided.
ARTICLE XV
SECTION 409A
The Company intends that payments and benefits under this Plan and any Award Agreement issued hereunder comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Plan and any Award Agreement shall be interpreted to be in compliance therewith. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits upon or following a termination of employment or service that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A. If a Grantee is determined to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A maintained by the Company and its Subsidiaries), then with regard to any payment that is considered non-qualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment shall be made or provided no earlier than the first day of the seventh month following such Grantee’s “separation from service,” (or upon the Grantee’s death, if earlier). Each payment of an Award under the Plan shall be treated as a separate payment for purposes of Section 409A. In no event shall the Company or any of its directors, members, managers, officers or employees, or the Grantor, be responsible for any tax, penalty, interest or liability that arises as a result of a violation of Section 409A.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The Plan shall become effective on the Effective Date if it is approved by the shareholders of the Company. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

# 2022
## NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

**PENN NATIONAL GAMING, INC.**

PENN NATIONAL GAMING, INC.

PENN NATIONAL GAMING, INC.
825 BERKSHIRE BLVD.
SUITE 200
WYOMISSING, PA 19610

**SCAN TO VIEW MATERIALS & VOTE**

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**PENN NATIONAL GAMING, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of three Class II directors to serve until the 2025 Annual Meeting of Shareholders and until their respective successors are elected and qualified to serve. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Barbara Shattuck Kohn
02) Ronald J. Naples
03) Saul V. Reibstein

**The Board of Directors recommends you vote FOR proposals 2, 3, and 4.**

**NOTE:** At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D78984-P67228

**PENN NATIONAL GAMING, INC.**
**ANNUAL MEETING OF SHAREHOLDERS, JUNE 7, 2022**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jay A. Snowden and Harper Ko, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the "Company"), which the shareholders would be entitled to vote if virtually present at the Annual Meeting of Shareholders thereof to be held on June 7, 2022 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side. Such meeting will be held via live webcast on the Internet at www.virtualshareholdermeeting.com/PENN2022.

**WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3, AND 4 AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OF SUCH MEETING.**

**PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.**